Prospectus Supplement (Sales Report) No. 15 dated November 10, 2009 to Prospectus dated July 30, 2009	Filed pursuant to Rule 424(b)(3) Registration Statement No. 333-151827

LendingClub Corporation

Member Payment Dependent Notes

                This Prospectus Supplement supplements the prospectus dated July 30, 2009 and provides information about particular series of Member Payment Dependent Notes (the "Notes") that we have recently sold. You should read this Prospectus Supplement together with the prospectus dated July 30, 2009 to understand the terms and conditions of the Notes and how they are offered, as well as the risks of investing in Notes.

                We have sold the following Notes:

Member Payment Dependent Notes Series 368274

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
368274	$7,750	$7,750	12.87%	1.00%	November 9, 2009	November 11, 2012	November 11, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 368274. Member loan 368274 was requested on October 28, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,200 / month
Current employer:	n/a	Debt-to-income ratio:	20.14%
Length of employment:	n/a	Location:	San Jose, CA

Home town:
Current & past employers:	Dalup Enterprises
Education:	San Jose State University, University of Arkansas, Fayetteville

This borrower member posted the following loan description, which has not been verified:

I would like to consolidate my credit card debt. I have 3 cards that I would like to consolidate. I am a university student and I plan on not using my credit cards anymore after I get a consolidation loan. 382550 added on 10/28/09 > I follow a monthly budget currently for the past year and have managed to pay off 7500 of my debt in one year. I do not use my credit cards and after I pay off this loan I will NEVER get another loan or credit card again. (except for a mortgage)

A credit bureau reported the following information about this borrower member on October 6, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	07/2004	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	21	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$11,307.00	Public Records On File:	0
Revolving Line Utilization:	82.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is your source of income, and how long have you been working there? Thanks.	I work for my parents at a Drive Thru Espresso Bar. I handle much of the paperwork, data entry, etc. I also do all the marketing for Caffino and I work in the store as well serving customers. I've worked for them from 2003-Present.
Congratulations on making good progress. Can you please verify your income? You can contact Lending Club for instructions: support@lendingclub.com I will invest after you do so. Good luck!	ok. I sent an email asking how to verify income.
What are your major monthly expenses (rent, utilities, car payments, student loans, etc)? Thanks!	Major Monthy Expenses: Rent - $0 (i live with my parents, I am paying bills) No Car Payment No Student Loan payments right now (I am still in school so they are deferred) My Cell phone bill is $50. I save about $500 a month to pay for school because I don't want any more debt. Health Insurance is $119 and I have $1500 saved in case something happens to me to cover my max out of pocket if I end up in the hospital or something... I spend about $50 to $70 a week on food. I spend about $25 to $30 a week on gas Car insurance is $50 a month. Lastly... I spend about $350 a month on credit card bills. (I have never had a late payment on my credit) Anything Else you would like to know???
What is your major? What year of college are you in? When will your student loans no longer be deferred? If your student loans will become due before the end of this potential 3 year loan, how much will this add to your monthly expenses? Do you have any post graduation career plans? Thank you, in advance, for thoroughly answering these questions! Note: You can also call Lending Club Support for income verification information: Toll free: (866) 754-4094	I am majoring in Psychology and minoring in Religious Studies. I am finishing my sophomore year. Next semester I will be a Junior. I won't be finished with school for another 2.5 years. As far as post graduation career plans - I am planning on working part time in a non-profit while I go on to grad school; I'm not sure exactly what type of non-profit but maybe in hospice because I am currently a hospice volunteer.

Member Payment Dependent Notes Series 392737

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
392737	$20,000	$20,000	15.65%	1.00%	November 9, 2009	November 8, 2012	November 8, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 392737. Member loan 392737 was requested on October 25, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,000 / month
Current employer:	Hacker Group	Debt-to-income ratio:	20.74%
Length of employment:	1 year	Location:	Seattle, WA

Home town:
Current & past employers:	Hacker Group, Aquent, The Seattle Times, Hacker Group
Education:	Washington State University

This borrower member posted the following loan description, which has not been verified:

This loan will be used to fund a one-of-a-kind, intricate fantasy sports web site that will pull customers from the ready-made fantasy audience of over 20 million people. This money will be used to pay the developers of the site. And the site should recoup the loan in the first year with no problem. Due to the very sensitive nature of this project -- and the likelihood of someone stealing the idea -- I cannot reveal the specifics in this forum or without a non-disclosure agreement. However, there is a high probability this site will be quite profitable from Year 1. Even if it isn't, I could meet the terms of the loan based on personal finances in a three-year span, no problem. 429858 added on 10/25/09 > This loan is a no-risk proposition for any lender. My credit history indicates I can be depended on to repay any debts. All I need is an advance at this time to finish funding this business project, which should generate more than enough ROI in the first year to cover the cost. Even if it doesn't, I have over $1,200 in expendable income each month and will be able to pay it off with no problem. This is as secure a personal business loan as you could make.

A credit bureau reported the following information about this borrower member on October 23, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1991	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	11	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$24,030.00	Public Records On File:	0
Revolving Line Utilization:	82.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
10.26.2009 Many small investors together fund LC borrowers loans. Questions I have concerning your $20,000 Website Creation Business Loan application are: 1. Position @ Hacker Group is? 2. $5,000 reported gross income is: 1 (yours) or 2 (yours and another) income earners? 3. Housing (mortgage or rent) payment per month is? 4. Car payment(s) per month is? 5. Credit card payments per month are? Requested loan information is not displayed on-screen to aid prospective investors; thus investors must ask questions. Thanks in advance for your answers. Good luck with loans quick 100% funding. My investment occurs after I receive your clarifying answers.	I'm at Aquent now, working as an editor on MSN.com. My monthly net income is $3,400. My rent is $780. I have no car payment. Total monthly bills, including rent and my other credit payments (line of credit for this business thru Bank of Amercia and one card) are about $1,600. After living expenses are deducted, I've got at least $1,200 unallocated per month. That will be used to repay this loan. Thank you for your consideration!
Please verify your income. It gives investors (like me) more faith in lending you money. Thanks,	My net income is about $3,400 per month. Monthly payments & expenses (rent, cable, phone, credit, food) add up to about $2,000.
Hello, You have to send in paystubs and other documents to Lending Club in order to verify you income. Once you do, an * will appear next to your income. Most investors will not invest in people who cannot verify their income because we have no way of knowing how you are going to pay the loan back. Thanks,	That information has been sent. They have it. I imagine they will confirm my income today or tomorrow.
I happen to be a fantasy sports fanatic, but how do you expect to compete with the already established big names (ESPN.com, Yahoo.com, CBS.com, NFL.com, etc) & rising stars like Fantrax.com, Rotohog.com, MyFantasyLeague.com, etc. Moreover, many of these leagues are actually free, but offer premium features like live scoring, etc. And new leagues are beginning to offer unique features that basically hold funds in escrow and manage league finances (and then automatically pay the winners) You don't have to give tons of specific details, but how do you expect to build a following? Will your leagues be paid or free? How long do you think it will be until you launch? What sports will be your bread and butter?	The beauty of this site is that it will not be in direct competition with anyone. This iteration of fantasy sports is not being done anywhere, believe it or not. The closest thing is Strat-o-matic sports (which might give you a hint about what we???re doing). The site???s following will be built from the existing customer base of 20 million fantasy sports participants, culling potential customers from around the Web. The novelty of the idea should attract a good-sized audience, and the interactive features should keep them there. The basic features of this site will be free ??? people will always be able to play certain games free -- but the more advanced elements will involve small subscriptions. I???m sure we???ll also develop some ad revenue as we grow. As for time frame, we are about halfway finished with coding and design and are aiming to launch in March 2010. Initially, this site will focus on football. And, assuming that is successful, we will expand to other sports as we go.
Will you continue working at your current job while launching your site? What will your income stream consist of during the development & early launch stages of this site?	Yes, I will still be working my day job for the first year, or until the site is self-sustaining.
I understand the need for secrecy on the project; however, if you had to go to a bank (which we are), they would ask you for a business plan. In order for me to lend, I need a little bit more information as to a ready-made fantasy sports site. I don't care to hear about the technology behind your concept (this is the only reason why someone should sign an NDA, not for the concept). I do wonder, who's developing your product? Do you have a team of folks here in the US ready to work? Or will the project be developed offshore? Lastly, how much were you quoted for development (software)?	I have a business plan, and half of this is being funded through a loan with my bank, which lent the money on the same information you have ??? namely, that I can pay back the loan even in the unlikely event this business is not profitable. My developers are a team of former Microsoft programmers, and they are halfway finished coding the site. I am paying them $40,000 for the development (it???s half finished), some of which is quite intensive and will rival the functionality of any fantasy site out there. Of course, we will be using that functionality in a unique way. Hopefully that answered your questions to your satisfaction. If you choose to invest, you may trust that repayment of this loan will be satisfied.

Member Payment Dependent Notes Series 399499

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
399499	$24,000	$24,000	12.87%	1.00%	November 10, 2009	November 15, 2012	November 15, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 399499. Member loan 399499 was requested on November 1, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$15,041 / month
Current employer:	Microsoft Corporation	Debt-to-income ratio:	15.35%
Length of employment:	10 + years	Location:	Seattle, WA

Home town:
Current & past employers:	Microsoft Corporation
Education:	University of Florida

This borrower member posted the following loan description, which has not been verified:

Hello, I need a loan to pay my outstanding tax loan with the IRS ($20,000). I would like to pay this off as soon as possible to avoid additional penalties & high interest charges. 442267 added on 11/01/09 > Hello, I need a loan to pay my outstanding tax loan with the IRS ($23,000, currently). I would like to pay this off as soon as possible to avoid additional penalties & high interest charges. 442267 added on 11/01/09 > Quick correction - I don't have a "tax loan" with the IRS. I have tax debt with the IRS ($23,000, currently). 442267 added on 11/03/09 > Quick update - LendingClub has verified my income and my bank account. Big thank you to everyone who has invested so far!

A credit bureau reported the following information about this borrower member on November 1, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	10/2001	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	29	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$89,832.00	Public Records On File:	0
Revolving Line Utilization:	43.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What does the Revolving Credit Balance of $89,832.00 consist of? Please itemize your current monthly living expenses.	Hi CriticalMiss, Here are the answers to your questions: -1 Most of the $89,320 is a second mortgage ($75,000), the rest is on 2 credit cards (~$14,000) -2 Monthly living expenses: - First Mortgage $2180 - Second Mortagage $350 - Minimum payment CreditCard#1: $200 - Minimum payment CreditCard#2: $150 - Car Loan: $600 - Total: $3480 Thank you and please let me know if you have any further questions. EpicC
What type of transaction caused this tax liability? What is your position at MSFT and what type of assets do you have? At your income level, I would suspect that MSFT withholds taxes and there are assets or profit behind this liability. Because of the amount requested, you will have to verify your income with Lending Club so I would start gathering the docs. Thanks.	Hi dontscrewmeover, Here are the answers to your questions: -1 I incurred the tax liability because of mistake that was made entering data from my 2007 1040. The total liability was ~35K and I have paid it down (using savings) to 23K. -2 I am an Engineering Manager in charge of 50 full time Software Engineers. -3 I have a house (valued at ~500K based on July 2009 appraisal) & ~170K in a 401(k). I have a stock that will vest June & August 2010 (~30K) -4 . I faxed LendingTree the paper work to verify my income about 30mins ago. Thank you and please let me know if you have any further questions. EpicC
I am interested in helping fund your loan but first have a few questions. 1. Would you briefly describe the type of work you perform at Microsoft? 2. Do you have other loans outstanding? If so, what are the monthly payment amounts, and the principal balances outstanding? 3. In the event of job loss what is your contingency plan to repay this loan? 4. Would you consider verifying your income with Lending Club? You may need to contact them for instructions. I understand it???s a hassle, but the income verification reassures potential lenders. Thank you in advance, and good luck with funding of your loan request!	Hi TreeFarmer, Here are the answers to your questions: -1 I am an Engineering Manager in charge of 50 full time Software Engineers. -2 I have my mortgage (352K & 75K, monthly payments are $2180 and $350, respectively), ~14K on 2 credit cards (monthly payments of $150 and $200, repsecitvely) and a car loan ($600 per month) -3 My contingency plan would be 2 fold ??? sell Microsoft Stock which would vest in the event I lost my job (~20K) and/or sell my house (value at ~500K in July 2009) -4 Yes, absolutely. I fax them the paper work to verify my income about 30mins ago Thank you and please let me know if you have any further questions. EpicC
How much interest are you paying on the IRS debt? How much in penalties? Do additional penalties kick in if you don't pay by a certain time? I'm confused about the tax mistake. Is the $35,000 that you owed include penalties? How large was the actual mistake? When did the IRS assess this amount? Can you further explain the enty error?	Hi nyctrinity. Here are the answer to your questions: How much interest are you paying on the IRS debt? I don???t know the exact amount but I believe it is around 2-3% per month. Do additional penalties kick in if you don't pay by a certain time? After December 1st 2009, I have to either set up a payment plan with them (~$1200/month) or pay it off in full (by getting this loan) or their will be extra penalties and a jump interest rate. I much rather not deal with the IRS anymore and make fixed payments on this 3 year loan. I'm confused about the tax mistake. Is the $35,000 that you owed include penalties?/ How large was the actual mistake?/When did the IRS assess this amount? No, $35,000 was the original amount. I got the first notice in December 2008, which included the original amount ($35,000) + ~8 months of interest (April 2008 ??? December 2008) + penalties for a total of ~$39,000. Using most of my savings, I paid it down to the currently owed $23,000. Can you further explain the enty error? Sure (kind of embarrassing), in the tax withheld field on my 1040 I entered a ???6??? instead on ???9???, resulting in me listing ~60K instead of ~90K as taxes withheld for 2007. Thank you and please let me know if you have any further questions. EpicC
Hello, I am interested in funding this loan. Just a follow-up: When did you enter your first mortgage and when did you enter your second mortgage? Thanks so much and good luck with funding.	Hi xwallstguy, I got both mortgages at the same time in October 2007. Thank you and please let me know if you have any further questions. EpicC
Thank you for the response. I am surprised that you value your home at $500K when your 1st + 2nd are a total of $425K. Given the drop in home values, I would have expected the value of your home to be ~$350K. Am I missing something with my math?	Correct prcies have come down (though not as much in the metro Seattle area as other parts in the country) - When I got the 2 mortgages (in 2007), the appraised value used was ~$550K (~72% LTV) and when I did an appraisal in July 2009 it came back as ~500K (~85% LTV).
why do you hae so much debt with such a good income? you must have other spending habits outside of the house mortgage?	Hi Highjump, I will assume that you are talking about my revolving debt. Most of it (75K) is a second mortgage (HELOC) on my house. The remaining, ~14K is split between 2 credit cards. Thank you and please let me know if you have any further questions. EpicC
In 2007, you bought a $550k home with almost no money down; you underwithheld your taxes by $30k; You make $15k per month; but have $14k in credit card debt and $30k in IRS debt. The math does not add up. Can you explain why - with all of that income - you cannot pay off credit cards and this debt faster? Maybe you can provide your monthly expense details for us... Mortgage: Car Payment: Medical/Dental: Health Insurance: Car Insurance: Utilities: Dining/Entertainment: Groceries: Gym Membership: Parking/Tolls: Vacation(s): <add more categories as needed>	Hi rjc33558, Here are the answer to your questions: > In 2007, you bought a $550k home with almost no money down; My 2 mortgages (352K + 75K) amounted to 72% LoanToValue (LTV), I put down ~120K + closing costs. you underwithheld your taxes by $30k; The tax debt was due to a (very embarrassing ) error I made on my 2008 1040 (see my reply to ???nyctrinity??? for further details). You make $15k per month; but have $14k in credit card debt and $30k in IRS debt. The math does not add up. Since January 2009 (I found out about the tax debt in December 2008), my focus has been on paying down said tax debt, which I have cut from ~39K to ~23K. I order to do so, I had to use my savings & unfortunately only make minimum payments on my 2 credit cards. As I also mentioned in my reply to ???nyctrinity ???, starting December 1st 2009, I have to either set up a payment plan with the IRS (~$1200/month) or pay it off in full (by getting this loan) or their will be extra penalties and a jump interest rate. I much rather not deal with the IRS anymore and make fixed payments on this 3 year loan & focus on paying down my credit cards. Maybe you can provide your monthly expense details for us... Mortgage: Car Payment: Medical/Dental: Health Insurance: Car Insurance: Utilities: Dining/Entertainment: Groceries: Gym Membership: Parking/Tolls: Vacation(s): <add more categories as needed> Here are my main monthly expenses: - First Mortgage $2180 - Second Mortagage $350 - Minimum payment CreditCard#1: $200 - Minimum payment CreditCard#2: $150 - Car Loan: $600 - Total: $3480 Thank you and please let me know if you have any further questions. EpicC
Thank you for the answers, but if you make $15k per month, and you are only spending $3480 per month - where is the remaining $11+K going?	Hi rjc33558, Payroll taxes (federal, soical security, medicare), 401(k)/stock plan contributions take out a big part. Starting in December, out of the remaining money (~$3300), I will either pay the IRS ~$1200/mo or payback this loan @ ~$800/mo (as I mentioned before, I would much rather not deal with the IRS anymore). The rest I will use as general living expenses and rebuild my savings which I used to pay the tax debt down to 23K so far. Thank you and please let me know if you have any further questions. EpicC
OK - I ran a paycheck estimator: $15k/mo (verified) and 10% 401k in Washington State would be about $9600/mo after taxes. Then $3500 in expenses, leaves about $6100. Since you have only $3300 is left over at this point, that leaves a discrepancy of $2800. My point is that with the income and expenses in the application, there should be no credit card debt, and there should be plenty of money to quickly pay off the IRS debt. I believe paying off IRS and Credit Cards is great. I think there is ALOT of money not accounted for monthly here though.	Hi rjc33558, You are pretty close. I actualy, contribute 15%/month to a Roth 401(k) to get to the yearly limit ASAP. Of course at that contribution rate, I will not contribute that much for every month of the year, but I am presenting the super conservative "worst case" scenario for the upcoming year (2010). As I mentioned in my previous reply I also contribute to an (employee) stockplan (~13% gross). If I wind up having to make IRS payments, I will re-consider these contribution percentages for 2010. Thank you and please let me know if you have any further questions. EpicC
I will be completing the funding for your loan request. Happy to help out a local.	Hi Factoria_Funding, Thank you for your investment. Rest assured I will make timely payments! EpicC

Member Payment Dependent Notes Series 444336

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
444336	$10,000	$10,000	14.26%	1.00%	November 9, 2009	November 11, 2012	November 11, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 444336. Member loan 444336 was requested on October 28, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,375 / month
Current employer:	Uno Chicago Grill LLC	Debt-to-income ratio:	13.49%
Length of employment:	< 1 year	Location:	SOMERVILLE, MA

Home town:
Current & past employers:	Uno Chicago Grill LLC
Education:

This borrower member posted the following loan description, which has not been verified:

541606 added on 10/29/09 > Trying to get my credit score up, consolidating debt and reducing terms of credit. Currently around 680 need to get over 700, hoping to open my own business in the next few years and this is vital. Excellent business plan but it will not do much on its own.

A credit bureau reported the following information about this borrower member on October 28, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	05/1994	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	11	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$7,573.00	Public Records On File:	0
Revolving Line Utilization:	48.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Loan Description?	debt consolidation
I am interested in helping fund your loan but first have a few questions. 1. Would you briefly describe the type of work you perform at Uno Chicago Grill LLC? 2. Do you have other loans outstanding? If so, what are the monthly payment amounts, and the principal balances outstanding? 3. In the event of job loss what is your contingency plan to repay this loan? 4. Would you consider verifying your income with Lending Club? You may need to contact them for instructions. I understand it???s a hassle, but the income verification reassures potential lenders. Thank you in advance, and good luck with funding of your loan request!	As a manager I am responsible for all aspects of hiring, training and developing personnel. Additionally to combat the current economy much of my time is dedicated toward community relations with a grass roots focus upon marketing. The various aspects of my role are diverse, as the company view places ownership level responsibility upon store managers to better react to operational needs. As for my outstanding loans: my primary objective in obtaining this loan is to consoldiate several credit card debts to reduce the interest rate and expedite payment. I have 4 CC loans the largest of which is 5,000 (19.4%) the smallest of which is $1,200 (16.7%). Additionally I have a leased computer system current remaining balance of 1400 with a variable rate aprox (15%). Consolidating these with the provided rate from Lending Club will allow me to pay off this debt in 2 years less time at a substantial reduction in interest charges. As for the third question, although with this economy job security is never a given, I do however have a solid resume and a skill set in high demand for the area. I have been with Unos for 10 years (as of December) and am looking forward to a promotion, as such I feel secure in my ability to repay.
You have at your current job for less than a year? Please elaborate on your previous employment history? What are your monthly living expenses? How would you be able to make the loan payments? What other actions have you taken to get control of your finances? Thank you in advance for your answers.	I have been with my current employer for 10 years. Not sure where it inicates less than 1, so forgive me for that as it is incorrect. In the past I have worked as a manager in several retail locations as well as managing AAA (American Automobile Association) in their communication department. Living expenses: 900 covers my apartment and all utilities. I live within walking distance to work so I have no standard transportation expenses to speak of beyond car insurance. Cell phone bill is approximately 60 per month and other than that there is food and entertainment. Working in a restaurant my food expenses are minimal and entertainment is a luxury rather than an expense, honestly I'm not that luxurious.

Member Payment Dependent Notes Series 447144

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
447144	$15,000	$15,000	13.22%	1.00%	November 6, 2009	November 5, 2012	November 5, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 447144. Member loan 447144 was requested on October 22, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$2,500 / month
Current employer:	n/a	Debt-to-income ratio:	17.00%
Length of employment:	n/a	Location:	HAWLEY, TX

Home town:
Current & past employers:
Education:

This borrower member posted the following loan description, which has not been verified:

547470 added on 10/25/09 > I have a Excellent Credit Score that I have worked very hard to get, I am not going to do anything to jepordize that. I have made all of my payments on time and payed off loans early. I assure you this is not a risky loan for anyone, you WILL get your money back and on time. A man's credit is as important as his name and I intend on mine always being at Excellent Status. I am needing to do some home improvements before the cold weather hits and I am looking for the best rate possible.

A credit bureau reported the following information about this borrower member on October 22, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1996	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	21	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$0.00	Public Records On File:	0
Revolving Line Utilization:	0.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Loan Description?	I did not see the question, please ask again. I will be glad to answer any questions you may have. When I last checked my Credit Score was like a 780.
When you reply to the email it gets posted so all the investors can see it. Also you should be able to go back into your loan and update the loan description. Right now you have nothing for the loan purpose or description. Thank you.	It is a personal loan, and I plan on using the money for Home Improvements.
who do you work for and what do you do? please tell me why you aren't a risk.	I am self employed, I started my own Auto Tranporting Business 13 years ago. I also buy and sell vehicles, my wife is the Secretary at the Elementary School where we live she has been employed there for 9 years, we have 3 children. We have been at the same residents for 23 years, and as I said in my comments I have worked very hard for my credit score to be excellent and that is exactly the way I plan on it staying. I have always paid my debts and this time will be no different, I believe my credit rating is proof of that.

Member Payment Dependent Notes Series 450454

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
450454	$5,600	$5,600	7.74%	1.00%	November 9, 2009	November 18, 2012	November 18, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 450454. Member loan 450454 was requested on November 4, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,500 / month
Current employer:	Cheesecake Factory	Debt-to-income ratio:	6.68%
Length of employment:	1 year	Location:	Los Angeles, CA

Home town:
Current & past employers:	Cheesecake Factory
Education:

This borrower member posted the following loan description, which has not been verified:

554033 added on 11/04/09 > Auto Loan<br/>

A credit bureau reported the following information about this borrower member on October 10, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	09/2001	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	9	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$1,251.00	Public Records On File:	0
Revolving Line Utilization:	7.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 450467

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
450467	$10,500	$10,500	14.26%	1.00%	November 4, 2009	November 8, 2012	November 8, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 450467. Member loan 450467 was requested on October 25, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,167 / month
Current employer:	Ga. Power Co.	Debt-to-income ratio:	5.71%
Length of employment:	10 + years	Location:	Cedartown, GA

Home town:
Current & past employers:	Ga. Power Co.
Education:

This borrower member posted the following loan description, which has not been verified:

554073 added on 10/25/09 > This money is only for paying off my credit cards and i hope to be able to split my payment due to getting paid every two weeks this will free up some space and i may be able to pay more. 554073 added on 10/25/09 > You can count on me that this mone will be paid back as fast as possible. thank you all

A credit bureau reported the following information about this borrower member on October 10, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1994	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	14	Months Since Last Delinquency:	57
Revolving Credit Balance:	$7,156.00	Public Records On File:	0
Revolving Line Utilization:	56.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
10.26.2009 Many small investors together fund LC borrowers loans. Questions I have concerning your $10,500 loan application are: 1. Position @ GA Power Co. is? 2. $4,167 reported gross income is: 1 (yours) or 2 (yours and another) income earners? 3. Housing (mortgage or rent) payment per month is? 4. Car payment(s) per month is? 5. Credit card payments per month are? Requested loan information is not displayed on-screen to aid prospective investors; thus investors must ask questions. Thanks in advance for your answers. Good luck with loans quick 100% funding. My investment occurs after I receive your clarifying answers.	1.$55000.00 2.25000.00 3.$1100.00 4$798.00 5.$400.00 This is the answer to all Questions ask This loan is for paying off all credit cards only
10.26.2009 Me again. I'm ALWAYS very interested investing in loans requested by federal, state and municipal civil service, active duty and retired military and public utility service company employees because of their employment stability. (Your's is 10+ years with same public service electric company.) Thank you for your answers to my earlier questions number 3, 4 and 5, which are both concise and logical. However your answer to question number 1 was $55,000; but the question is your JOB POSITION with GA POWER Co. (i.e., either management, or administrative, or sales, or power operations, or line repair, etc.). Your answer to question number 2 was $25,000; but the question is $4,167 reported gross income is either yours (1 wage earner) or yourself and another ( 2 wage earners, i.e., spouse and/or "significant other" partner.) I'm interested providing minimum $250 and perhaps maximum $500 towards helping other small investors to fully fund your $10,500 requested loan. Please re-answer questions number 1 and 2. Thanks.	My wife is the one that makes the 25000.00 i am in the meter reading dept. i make around 55000.00 a year
I would like to help fund your loan, but have a few questions. Will you be using this loan to completely pay off all of your credit card debt? (Your credit history shows a revolving credit balance of $7,156.) Do you have any other outstanding debts, like a home equity loan or student loans? And, could you give a rough estimate of your total monthly expenses? Can you give a short description of the type of work you perform for the Ga. Power Co.? Do you have a savings account or any other kind of emergency fund? Are you willing to verify your income with Lending Club? (Please contact Lending Club to find out how.)	MY CREDIT CARD DEBT IS MORE THAN $7156 ITS MORE THAN $10000 MY MONTHLY BILLS ABOUT $3000 AT MY JOB I TURN ON AN OFF CUSTOMER POWER
Thank you for your answers to some of my questions. And, I still would like to help fund your loan, but I need some additional information to better understand your financial situation. Since you stated that your credit card debt is more than $10,000, will you be able to completely pay off all of your credit card debt with this loan? Do you have any other outstanding debts, like a home equity loan or student loans? Do you have a savings account or any other kind of emergency fund? Are you willing to verify your income with Lending Club? (Please contact Lending Club to find out how.)	Yes this is for credit cards only the only other debts or house and truck notes and i do have a saving with very little in it and yes i can verify my income.
How much debt is in your wife's name? Thank you.	it's a little more than what i have

Member Payment Dependent Notes Series 450607

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
450607	$20,000	$20,000	20.17%	1.00%	November 5, 2009	October 24, 2012	October 24, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 450607. Member loan 450607 was requested on October 10, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,417 / month
Current employer:	I Love Sushi	Debt-to-income ratio:	15.93%
Length of employment:	4 years	Location:	Henderson, NV

Home town:
Current & past employers:	I Love Sushi
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on October 10, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	07/2005	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	8	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$4,569.00	Public Records On File:	0
Revolving Line Utilization:	95.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Please provide a detailed description of the purpose of your request. You're asking for $20,000, but your revolving credit report only shows a balance under $5,000. Is there other debt you want to pay off? Please provide details of all your debts, current interest rates and monthly expenses. What is your position at "I Love Sushi" and how stable is that? Have there been any cut backs or are any anticipated? Thanks for your answers and good luck with your funding.	Type your answer here. Hi.My debt under $5,000.But city financial $7,500 My wife B.O.A card $7,500.Every Months so many send to mail.I hope everything pay off just oneway pay.
10.12.2009 Small investors together fund LC borrowers loans. Questions I have concerning your $20K loan application are: 1. Position at I Love Sushi is? 2. $5,417 gross income: 1 (yourself) or 2 (yourself and another) wage-earner? 3. Housing (mortgage or rent) payment per month? 4. Car payment(s) per month? 5. Your asking for $20K to reffi CC at better interest rates; Revolving credit shows only $4,600 balance. What is $15,400 difference to be used for? Questions 3 onward loan information is not displayed on-screen to aid prospective investors; thus investors must ask questions. Thanks in advance for your answers. Good luck with loans 100% quick funding. My investment occurs after I receive your clarifying answers.	Type your ans1.Sushi Man 2.My self [Pay +side tip] I have under $5,000 balance .But citifinancial $7,500. My wife B.O.A card $7,500. I hope everything pay off. Rent$1,000 +Car$486 +$ALL Utility$450 +Lending Club$750 ///Total$2,686 a Month Thank Youwer here.
You say you're refinancing your credit card but your credit history says you only have a credit balance of $5000 and you are requesting $20,000. Could you please explain this discrepancy?	Type your answer h1.Sushi Man 2.My self [Pay +side tip] I have under $5,000 balance .But citifinancial $7,500. My wife B.O.A card $7,500. I hope everything pay off. Rent$1,000 +Car$486 +$ALL Utility$450 +Lending Club$750 ///Total$2,686 a Month Thank Youere.
What is the interest rate on the card you want to pay off? Your loan request is for 20K, yet your revolving credit balance is $4,569.00. Exactly what do you plan on paying off with this loan? Thank you in advance for your answers.	Type your answer here. 1.Sushi Man 2.My self [Pay +side tip] I have under $5,000 balance .But citifinancial $7,500. My wife B.O.A card $7,500. I hope everything pay off. Rent$1,000 +Car$486 +$ALL Utility$450 +Lending Club$750 ///Total$2,686 a Month Thank You

Member Payment Dependent Notes Series 451543

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
451543	$24,250	$24,250	12.18%	1.00%	November 5, 2009	November 2, 2012	November 2, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 451543. Member loan 451543 was requested on October 19, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$5,833 / month
Current employer:	Baltimore City Public Schools	Debt-to-income ratio:	10.29%
Length of employment:	10 + years	Location:	RANDALLSTOWN, MD

Home town:
Current & past employers:	Baltimore City Public Schools
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on October 14, 2009:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1997	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	14	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$1,026.00	Public Records On File:	0
Revolving Line Utilization:	14.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
10.20.2009 Small investors together fund LC borrowers loans. Questions I have concerning your $24,250 loan application are: 1. Position @ Baltimore City Public Schools is? 2. $5,833 gross income: 1 (yourself) or (yourself and another) wage-earner? 3. Housing (mortgage or rent) payment per month? 4. Car payment(s) per month? 5. Credit card payments per month? Beginning with question 3 loan information is not displayed on-screen to aid prospective investors; thus investors must ask questions. Thanks in advance for your answers. Good luck with loans 100% quick funding. My investment occurs after I receive your clarifying answers.	teacher. my income. zero mortgage, car payment 0, credit card debt 0
What is this loan for?	Home Improvement
You left Loan Description blank. You might want to more clearly specify, for potential lenders, what the home improvement project is that you have in mind.	Home Improvement
Please verify your income with lending club, it makes us lenders feel safer. Good Luck!	70k per year
Please tell me more about yourself. a. what are your living expenses: mortage, auto, credit-card, utilities etc. b. do you have savings? c. why are you not going to a bank? d. when did you purchase your home?	0 credit card debt. 0 mortgage. good savings.
What is your position with the public school? What are your average monthly expenses? What exactly is the nature of this loan? (There was no description)	monthly expenses 1200. home improvement. senior teacher for 30 years
no description? also, how do u make so much money at a Baltimore public school? what is ur position?	30 year senior teacher

Member Payment Dependent Notes Series 451617

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
451617	$25,000	$25,000	15.31%	1.00%	November 5, 2009	October 28, 2012	October 28, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 451617. Member loan 451617 was requested on October 14, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$10,326 / month
Current employer:	n/a	Debt-to-income ratio:	16.65%
Length of employment:	n/a	Location:	Guthrie, OK

Home town:
Current & past employers:
Education:

This borrower member posted the following loan description, which has not been verified:

556575 added on 10/14/09 > I am retired with a guaranteed income for life from the Oklahoma Uniform Retirement System for Judges and Justices and social security. This loan will allow me to reduce my monthly payments by over $100.00 and to pay these credit cards off in three years. 556575 added on 10/14/09 > I have had unsecured credit card debt for many years and have never missed a monthly payment. I have more than enough life insurance for my wife to use to pay this obligation in the event I were to die before it is paid off.

A credit bureau reported the following information about this borrower member on October 14, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1980	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	17	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$40,413.00	Public Records On File:	0
Revolving Line Utilization:	85.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
10.15.2009 Small investors together fund LC borrowers loans. Questions I have concerning your $25K loan application are: 1. $10,326 gross income: 1 (yourself) or 2 (yourself and another) wage-earner? 2. Housing (mortgage or rent) payment per month? 3. Car payment(s) per month? 4. Credit card payments per month? Questions 2 onward loan information is not displayed on-screen to aid prospective investors; thus investors must ask questions. Thanks in advance for your answers. Good luck with loans 100% quick funding. My investment occurs after I receive your clarifying answers.	1. Income is mine alone. $1,850.00 is income from social security. $8,476.47 is retirement income from Oklahoma Uniform Retirement System for Justices and Judges. 2. Mortgage payment is $663.00. 3. No car payment but have payment of $608.00 for 2009 Class A motorhome. 4. Credit card payments total $1,616.00. Purpose of loan is to pay off two of the credit cards with monthly payments totaling $971.00.
Hello, I am interested in funding this loan. Do you support anyone else with your income? Thanks so much	No, just my wife and myself.
Thank you, a couple of follow-ups: 1) why is your fico < 713 if you have not missed a payment? 2) with your current income, how did your CC balance go up to 40K? Thanks again.	1. I have used credit cards since 1980 and have never missed a payment. I don't know how fico came to be 713 unless it is related to debt ratio. 2. Much of my credit card debt dates back several years before I reached my current income level and had college expenses for my son.

Member Payment Dependent Notes Series 451628

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
451628	$10,000	$10,000	15.31%	1.00%	November 5, 2009	October 28, 2012	October 28, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 451628. Member loan 451628 was requested on October 14, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,333 / month
Current employer:	guida scrap metal	Debt-to-income ratio:	14.31%
Length of employment:	3 years	Location:	LEVITTOWN, PA

Home town:
Current & past employers:	guida scrap metal
Education:

This borrower member posted the following loan description, which has not been verified:

556610 added on 10/15/09 > Please visit our companies website www.cwsone.com 556610 added on 10/15/09 > Our business is currently running and has it's highest enrollment in years. We would like this money sothat we can make se improvements to our studio. We want our studio to be a place where our students come and feel at home. We want them to feel comfortable and happy to be there. This will keep kids off the streets and at a place that keels them safe and always learning. 556610 added on 10/20/09 > We are currently starting to do birthday parties at the dance studio. They seem to be a big success,we had our first party this past weekend and we gained 4 new students. We will also be doing a breakfast with Santa around Christmas. We are doing everything we can to get the student as much exsposure as possible. Thank you for your investments thus far.

A credit bureau reported the following information about this borrower member on October 14, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	02/2002	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	10	Months Since Last Delinquency:	68
Revolving Credit Balance:	$980.00	Public Records On File:	0
Revolving Line Utilization:	32.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Loan Description?	My wife and I just purchased the dance studio she grew up at . I am looking to get this loan so I can help her start the company off on the right foot. I would like to help her make a few minor changes and also have a little bit of money to start off with. I would really appreciate this loan.
Do you have a Business Plan? What is the corporate structure of your new business?	This is a dance studio that had been successfully running for 21 years . The previous owner retired so that she could take care of her grandchildren. We have a great following and we have been advertising to get the studio more students. Right now we have more students then previous owner has had in years. We would like to use some of the money to remodel the studio and keep our head above water.
It sounds promising! What is the corporate structure? Do you have a Business Plan?	We do not have a business plan. We are in contact wifh the previous owner. If there is anything we ever have a question about she is more then happy to answer it. She is almost like a silent partner. We have a very good structure. We r both at the studio every night making sure the clients are happy and every night we sit down and go over the books. This was my wife's dream since she was a little girl. We are committed to making this business a success.

Member Payment Dependent Notes Series 451764

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
451764	$8,000	$8,000	11.83%	1.00%	November 6, 2009	November 12, 2012	November 12, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 451764. Member loan 451764 was requested on October 29, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,583 / month
Current employer:	Dow Jones & Co	Debt-to-income ratio:	17.72%
Length of employment:	10 + years	Location:	Plainsboro, NJ

Home town:
Current & past employers:	Dow Jones & Co
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on October 14, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1999	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	7	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$21,470.00	Public Records On File:	0
Revolving Line Utilization:	85.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is this loan for?	This loan is mostly to pay off recent medical expenses and some credit card bills amidst a tough economy. I have a zero percent delinquency rate in my life, so i feel i'm trustworthy. Thanks for the question.
Please respond to the following: What are your responsibilities at Dow Jones? Are you the sole wage earner in your household or is there another? If there is another, what is your combined income? So we can understand how this will fit in to your budget, please give us an idea of your monthly bills, i.e., rent/mortgage(s), car, food, other loans, etc. What are the balances, interest rates, and minimum monthly payments of the debt you will pay off with this loan? In the case of a job loss, what is your contingency plan to repay this loan? Thank you and good luck with your loan	Hi: I'm a senior copy editor at Dow Jones. I've been there almost 10 years. My responsibilities are mainly editing & formatting our online products. I am the sole wage earner in my household, as i am currently single. I am currently dating someone for over a year, and we are planning on moving in together within the next year which will help to reduce consolidate bills for myself. My car payment will be paid off in February. In addition to never being delinquent in my life on any debt, I believe these factors will also fit into my budget for paying off my loan. Thank you.

Member Payment Dependent Notes Series 451779

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
451779	$8,700	$8,700	14.61%	1.00%	November 5, 2009	November 13, 2012	November 13, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 451779. Member loan 451779 was requested on October 30, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,360 / month
Current employer:	Serra Manufactoring	Debt-to-income ratio:	11.27%
Length of employment:	4 years	Location:	LAKEWOOD, CA

Home town:
Current & past employers:	Serra Manufactoring
Education:

This borrower member posted the following loan description, which has not been verified:

556923 added on 10/30/09 > I plan to consolidate my credit card balances. I've never been late or missed a payment to anyone i have borrowed money from. My credit score and reputation is very important to me. After deducting my monthly bills to my take home income i have $730.00 left over to spend a month. I also make extra money by cutting hair, selling avon, working at a ceramic shop which i did not inclued in my monthly income. Even though my side work is part time i do have a stable income month to month with them. As well as my full time job at the manufactoring company. Thank you for your consideration.

A credit bureau reported the following information about this borrower member on October 30, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	08/2006	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	8	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$3,430.00	Public Records On File:	0
Revolving Line Utilization:	71.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
I am considering an investment in your loan. Questions I have are: 1. Job Position and very briefest job description: 2. Income: 1 or 2 wage-earners? 3. Mortgage payment per month is? 4. Car payment(s) per month is? 5. Credit card payments per month are? Thanks in advance for your answers. Good luck with your loan's 100% quick funding. Also, please verify your income with Lending Club. Note: My investment in loans occurs AFTER I received answers.	1. I am a shipping clerk and certification reviewer for Serra manufactoring. I ship out orders through ups and fedex. I also prepare orders by checking the certification requirements before they are counted or processed. I'm also a indepentant representative for Avon. I cut hair for friends and family For $15-$30. I also work part time for a ceramic shop. There i managed the shop on the weekends and help customers with their paintings. 2. I make a little over 2,000 a month take home pay from all previous jobs listed in answer 1. 3. I live with my parents so i do not pay anything for housing. My application wouldn't let me move on till i filled in at the blanks so i put rent at $0.00 a month. 4. I Pay $738.00 for both cars counting the insurance on both. I am how ever trying to sell one of them. 5. I pay $50-$100 a month on three credit cards. I almost always pay more then the minimum.
your revolving bal is $3,430.00 but you're requesting $8700. can you please explain what the rest of the money is for? thank you	The revolving balance is a little bit higher now b/c i just used my card to pay my avon bill. So after i pay off my cards I also wanted to pay at least a years worth of my car insurance. which is about $2,000. I'm trying to consolidate as many bills as i can.The two lowest options that the application gave me was 5,000 something and the 8,700. I just wanted to make sure that i had enough to cover my balances in full so i picked the 8,700 one.

Member Payment Dependent Notes Series 452710

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
452710	$1,000	$1,000	8.59%	1.00%	November 6, 2009	November 1, 2012	November 1, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 452710. Member loan 452710 was requested on October 18, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$10,000 / month
Current employer:	n/a	Debt-to-income ratio:	12.05%
Length of employment:	n/a	Location:	Madison, WI

Home town:
Current & past employers:
Education:

This borrower member posted the following loan description, which has not been verified:

559042 added on 10/18/09 > The kids have finally moved out and it's time to refresh the first-floor paint.

A credit bureau reported the following information about this borrower member on October 18, 2009:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1992	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	13	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$269,726.00	Public Records On File:	0
Revolving Line Utilization:	4.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What does the Revolving Credit Balance of $269,726.00 consist of?	That's a home equity LOC that is nearly tapped out--more trouble to extend the credit line than to get a $1K loan through Lending Club. --jb

Member Payment Dependent Notes Series 452948

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
452948	$4,400	$4,400	13.92%	1.00%	November 5, 2009	November 13, 2012	November 13, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 452948. Member loan 452948 was requested on October 30, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$1,672 / month
Current employer:	FASHION INSTITUTE OF DESIGN	Debt-to-income ratio:	17.58%
Length of employment:	3 years	Location:	SAN LEANDRO, CA

Home town:
Current & past employers:	FASHION INSTITUTE OF DESIGN
Education:

This borrower member posted the following loan description, which has not been verified:

559524 added on 10/30/09 > Paying off my citicard. 559524 added on 10/30/09 > I am now trying to pay off my credit cards. I've never been unemployed and with all my major credit cards paid off, I will only be focusing on paying you off. I am a full time Financial Aid Administrative Assistant.

A credit bureau reported the following information about this borrower member on October 19, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	01/2005	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	5	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$9,390.00	Public Records On File:	0
Revolving Line Utilization:	83.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Do you use your credit cards on a daily basis?	No. I actually has stopped using my credit cards and trying to pay off all of them because I want to get out of these finance charges every month.
Can you please, list your monthly expenses including Credit Card Payments?	Here is my average monthly expenses: Rent: $500 Food: $250 Transportation: $140 Gas: $80 Total Credit Cards: $200 Misc (clothes,restaurants,movies, etc): $150

Member Payment Dependent Notes Series 453095

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
453095	$8,400	$8,400	14.61%	1.00%	November 6, 2009	November 9, 2012	November 9, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 453095. Member loan 453095 was requested on October 26, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,633 / month
Current employer:	Cooper Power Systems	Debt-to-income ratio:	20.20%
Length of employment:	2 years	Location:	SOUTH MILWAUKEE, WI

Home town:
Current & past employers:	Cooper Power Systems
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on October 26, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	09/2003	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	18	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$22,851.00	Public Records On File:	0
Revolving Line Utilization:	78.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Loan Description?	This loan would be used in part for paying a high interest credit card
Thank you for your prompt reply. How much would be used for the credit card, and what would the rest of the loan be used for?	I am planning to use $6,000 to pay my citicards accounts, $1,500 to line of credit and the rest would be in my bank account for future use.
Thank you. Would you please provide a rough breakdown of your >22K of Revolving Credit Balance (including the various APR's)? Thank you in advance.	BofA- $15,300, 19% APR Citi- $4,000, 21% APR Citi- $2,000, 25% APR Amex- $2,200, 14% APR
Sounds like you are getting a start on reducing your debt. What other actions have you taken to control your financial situation?	Well, I now use my credit cards sparingly, use only my debit card most of the time, use quicken to keep track of my finances and am more cautious in spending money.

Member Payment Dependent Notes Series 453280

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
453280	$20,000	$20,000	14.96%	1.00%	November 5, 2009	November 3, 2012	November 3, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 453280. Member loan 453280 was requested on October 20, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,500 / month
Current employer:	Citrin Cooperman & Co.	Debt-to-income ratio:	11.78%
Length of employment:	< 1 year	Location:	MASSAPEQUA PARK, NY

Home town:
Current & past employers:	Citrin Cooperman & Co.
Education:

This borrower member posted the following loan description, which has not been verified:

560247 added on 10/20/09 > This is a personal loan to help fix my Cash Flow issues. I will pay this loan back within 12-18 months. 560247 added on 10/29/09 > Thank you to everyone for getting me half way there! I truly appreciate all of your assistance!! 560247 added on 11/02/09 > Thanks to everyone for making this loan possible. 85% funded and one day left! Thank you so much it is much appreciated.

A credit bureau reported the following information about this borrower member on October 20, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	02/2005	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	11	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$25,216.00	Public Records On File:	0
Revolving Line Utilization:	59.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What does your Revolving Credit Balance of $25,216.00 consist of? How would you pay this off in 12-18 months with a monthly income of $4500 ?	The 25k is credit card debt over three cards. With this loan I will pay and then close the CC accounts. My minimum monthly payments are 500 and I have consistently been paying in excess of $1500 over the three cards but with the interest rates ranging from 15% - 31% it doesn't bring the balances down at all. My goal is to take this loan and even though the minimum monthly payment is 600 with a 13% rate I propose to make a single monthly payment of at least 1500 - 1700 which will pay off my amortized loan with total amortized payments of 24k - it will be paid off in 16 months or so. Also please note that my gross monthly income is 4500. Which will net me roughly 3000 per monthly. I have a 200 car payment and a 100 insurance payment. My cell expense is appx. 50 per month. I live with family and do not pay rent. My monthly expenses are virtually zero which is how I can fully devote my salary to paying off my debt. If I do not get the loan and continue to pay the payments I am currently making and with the interest rates I have I will be debt free in 24+ months. I am looking to be debt free quicker which is why I am looking for this lower interest rate loan. My credit score as of 10/17/09 is a 719. I have one late payment in the last 12 months and it was due to an online error. Thank you for considering my loan and I look forward to speaking with you further. Thank you.
10.21.2009 Many small investors together fund LC borrowers loans. Questions I have concerning your $20,000 loan application are: 1. Position @ Citrin-Coperman & Co. is? 2. Housing (mortgage or rent) payment per month? 3. Car payment(s) per month? 4. Credit card payments per month? Requested loan information is not displayed on-screen to aid prospective investors; thus investors must ask questions. Thanks in advance for your answers. Good luck with loans 100% quick funding. My investment occurs after I receive your clarifying answers.	I am a full-time entry level accountant. I go to school and am finishing up my MBA program in May 2010. I have worked at Citrin for 11 months. I make 54k/ year gross. I net appx 3000 monthly. I have no rent/mortgage as I live with family. I have a $200 car payment and a $100 insurance. Cell phone expense os appx $50 monthly. My monthy operating expenses are very low and I am great at cuttig expenses. I got into CC debt years ago after a personal issue I was dealig with forced me to leave a part-time job as I continued school. I have NO student loans fortunately currently my CC minimum payments over 3 cards total $500 appx. I am easily able to make $1200-$1500 monthly payments but continuing the way I am with the interest rates on cards varying from 13-30% it will take 24+ months to pay off all debt. With this loan i will pay off and close all of my CC accounts and pay bakc this 13% loan within 12-18 months at appx 1500 per month as opposed to he 650 minimum monthly payment this site is proposing. Thank you very much for considering my loan I am tryig to move ahead with my life finanically and inkeep getting held back. Let me know if you have any more questions as I'd be happy to answer them. Thanks Joe viola
In your posts two times you mention that this loan will be for 13%, where it is actually 14.96%. It sounds like that might still fit into your plan, but I just wanted to make sure you are aware of it. Thanks.	Thank you for pointing that out I posted both from my iPhone and would you believe I typoed twice!! I meant to say 15%. Well either way I had done the math and it will work for me. Thanks again for your help.
I am considering investing, but your income is unverified. Can you please verify your income with Lending Club? Thank you	How do I do that? They never instructed me to do that? Thanks Joe
To verify your income, please call Lending Club Member support at 866-754-4094 between 8:00 AM & 5:00 PM PST. Thank you	Thanks. I will. :)

Member Payment Dependent Notes Series 453570

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
453570	$24,250	$24,250	18.43%	1.00%	November 5, 2009	November 4, 2012	November 4, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 453570. Member loan 453570 was requested on October 21, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$18,333 / month
Current employer:	United Airlines	Debt-to-income ratio:	16.71%
Length of employment:	< 1 year	Location:	ALGONQUIN, IL

Home town:
Current & past employers:	United Airlines
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on October 21, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1985	Delinquent Amount:	$0.00
Open Credit Lines:	23	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	58	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$78,724.00	Public Records On File:	0
Revolving Line Utilization:	75.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	9

Member Payment Dependent Notes Series 453586

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
453586	$19,000	$19,000	13.22%	1.00%	November 5, 2009	November 4, 2012	November 4, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 453586. Member loan 453586 was requested on October 21, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$8,000 / month
Current employer:	Virtual Communications	Debt-to-income ratio:	10.95%
Length of employment:	6 years	Location:	Weston, FL

Home town:
Current & past employers:	Virtual Communications
Education:

This borrower member posted the following loan description, which has not been verified:

545167 added on 10/21/09 > I need to payoff all my credit card debt, accumulated on the startup process of a business. Now that the business has become stable, I need to have a stable, predictable payment, since credit cards are beginning to change terms and conditions and increase rates. As seen in my credit report, I have not missed a single payment on any of those cards.

A credit bureau reported the following information about this borrower member on October 21, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1997	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	26	Months Since Last Delinquency:	11
Revolving Credit Balance:	$19,304.00	Public Records On File:	0
Revolving Line Utilization:	41.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
I am interested in helping fund your loan but first have a few questions. 1. Would you briefly describe the type of work you perform at Virtual Communications? 2. Can you elaborate on the delinquency that appears on your credit history from about 11 months ago? 3. Do you have other loans outstanding? If so, what are the monthly payment amounts, and the principal balances outstanding? 4. In the event of job loss what is your contingency plan to repay this loan? Thank you in advance for the additional information.	Thank you for your interest. Here the answers: 1) I am the President of the company, and I report to a small BOD. The company is a small business ($3.6mm/yr in sales). I co-founded the company and I still own today about 15%. To raise capital we had to dilute. We have 40+ employees and 7,000+ subscribers. I am in a mission to sell this business in 18 to 36 months. 2) The delinquency was a late payment on my wife's Toyota Sienna van to Lexus Financial. During a move we did not update our address on time to Lexus financial and got no statement and by mistake paid late. 3) No. Only have a Lease on a VW and the credit card debt related on this application. 4) I don't foresee loosing my current job, since I am the only one capable of running this small business at this point in time. In case of an unexpected event, I have done significant consulting in the past and had a small firm with 10+ concurrent consultants engaged, generating $3M=/yr in sales. I have a good network of business owners and have a very good reputation of delivering what I promise. I hope these answers provided what you expected. Best Regards, Javier Pinzon
Can you please verify your income? You can contact Lending Club for instructions (you will need to fax them W-2 or other proof): support@lendingclub.com I will invest once you do so. Good luck!	I have sent on Friday 10/31 tax returns for 2008 and 2007 to LendingClub via fax. Please let me know if this fulfill your requirement or you have any additional question. Regards, Javier
Could you please verify your income with Lending Club? This involves reaching out to them directly to find out what documents are necessary to complete the verification. Lenders feel more confident in lending to borrowers when borrowers take this extra step. Also, what are your major monthly expenses (rent, utilities, student loans, car payments, etc)? Thanks!	I have sent on Friday 10/31 tax returns for 2008 and 2007 to LendingClub via fax. Please let me know if this fulfill your requirement or you have any additional question. Regards, Javier
Could you talk about the delinquency 11 months ago?	Sure. I think I already responded on the first question I received, but I can not see it anymore, so I guess you neither can you. We had a 30 day delay on a payment to Lexus Financial (on a loan for my wife's Toyota Sienna) due to a change in address. By my mistake, we did not update the new address with Lexus Financial and we received the statement late once we notified. It was a one time mistake one that account. Regards, Javier Pinzon

Member Payment Dependent Notes Series 453632

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
453632	$16,000	$16,000	11.83%	1.00%	November 5, 2009	November 4, 2012	November 4, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 453632. Member loan 453632 was requested on October 21, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$17,000 / month
Current employer:	n/a	Debt-to-income ratio:	6.29%
Length of employment:	n/a	Location:	doylestown, PA

Home town:
Current & past employers:
Education:

This borrower member posted the following loan description, which has not been verified:

560980 added on 10/21/09 > I have a one time medical situation that I need to handle quickly. When you check my credit report you will see that I am never late on any payments ever. Thank you for your consideration.

A credit bureau reported the following information about this borrower member on October 21, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1989	Delinquent Amount:	$0.00
Open Credit Lines:	16	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	30	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$41,977.00	Public Records On File:	0
Revolving Line Utilization:	25.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
purpose of loan? what are your detailed monthly expenses? who do you work for, what do you do? Please contact Lending Club to verify income.	I have a one time medical expense that is coming soon for my spouse. I own my own Financial company. I am in charge of hiring and training of all new representatives as well as client retention.
Income source?	I own my own business.
Your employer is listed as N/A yet your monthly income as stated is $17,ooo/mo. What is your employment history? (e.g. current employer, length of term with current emplyer, etc.)	I have owned my business for over 20 years. It has been profitable for each of those years and has been very consistent for the last 14. Thank you
Could you provide more information about your current employment status?	Please see the answers to the previous questions posted. Thank you
Please contact Lending Club to verify your income and provide details/numbers about your monthly expenses. 16k is a lot of money, how is it going to be allocated?	All of it will be applied to the one time medical expense. Thank you
Please contact Lending Club member services to verify income. Based on the info above, you have slim chance of getting funded based on all of the vague info.	I am not sure how to respond to your statement. I will however refer you to the fact that I have not had a late payment on any credit account in over 15 years. Please hold onto your $78 and do not try and discourage me. Thank you
Please don't be offended by DontScrewMeOver's question--albeit's harsh phrasing... It's pretty common for lenders to ask potential borrowers to verify their income with LendingClub, as it provides them with a little more assurance that the note will be repaid in full. As lenders, we don't have access to very detailed information about you & your financial history--just a rough outline/profile. In order to verify your income, it simply involves contacting LendingClub (I believe calling them expedites the process) & faxing them a document or 2. I wish you the best of luck with your medical situation (and the funding of your loan).	Thank you for the words of encouragement. I have faxed over two years tax returns. Thank you again

Member Payment Dependent Notes Series 453673

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
453673	$16,000	$16,000	13.57%	1.00%	November 6, 2009	November 10, 2012	November 10, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 453673. Member loan 453673 was requested on October 27, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$5,000 / month
Current employer:	Mayo Clinic	Debt-to-income ratio:	18.58%
Length of employment:	3 years	Location:	STEWARTVILLE, MN

Home town:
Current & past employers:	Mayo Clinic
Education:

This borrower member posted the following loan description, which has not been verified:

561059 added on 10/31/09 > This is a loan to pay off my credit cards and get out of debt. Please help fund my loan....I don't want to keep paying 30% interest....I have never been late on a payment and would be a very good investment for you! Please help me! 561059 added on 11/01/09 > Clarification: I have been at my current job for 3 years, am currently working full time and attending graduate school part time. 561059 added on 11/02/09 > FYI: my loan payments through lending club are only $50 more than what I am currently paying through my credit cards 561059 added on 11/02/09 > I just want to say thank you to everyone who is helping me with this loan! I appreciate it!! To all of you out there thinking about me...I have made some mistakes in the past...but have learned from them and this loan will help me move on!! Maybe you can all come over to celebrate cutting my credit cards!! THANKS AGAIN EVERYONE!!!! 561059 added on 11/05/09 > I just want to say thanks again to everyone! I appreaciate all of your help and hope that I will recieve total funding so that I can start to move out of debt!! THANKS AGAIN!!!<br/>

A credit bureau reported the following information about this borrower member on October 22, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	11/2002	Delinquent Amount:	$0.00
Open Credit Lines:	15	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	34	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$24,089.00	Public Records On File:	0
Revolving Line Utilization:	60.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Loan Description please?	Personal loan to pay of credit cards.
Could you please verify your income with Lending Club? This involves reaching out to them directly to find out what documents are necessary to complete the verification. Lenders feel more confident in lending to borrowers when borrowers take this extra step. What are your major monthly expenses (rent, utilities, student loans, car payments, etc)? Also, what are the amounts and rates on your credit card debt? Thanks!	Friday I faxed two of my last pay stubs to Lending Club. Let me know if you need more info, I am happy to give you that information. Major monthly expenses include my mortgage ($950), car payment ($400). My student loans are currently in deferrment as I am in Grad school part time. My credit card loans total the amount that I am requesting the loan for. The interest rates range from 15%-30%. Thanks for your interst. I am seeking this loan so that I can make progress and pay my debt off. Currently my Lending CLub loan is only $50 more per month that what I am paying on my credit cards. Thanks, Rachel
How did you accumulatea Revolving Credit Balance of $24,089.00 ?	I was unable to work the last year of college and went to Belize Central America for school.....hench approx 10-12,000...probably 1,000 in accumulated interest. The other 10,000 is on a low interst credit card that I let my parents use/borrow as long as they make the monthly payments. It was a bad deal, that I was taken advantage of...they used that money for a variety of bills (medical/utilities/the list can go on). I am ashamed of my debt and am hopeful to move on. Thanks for your interst. I hope that I have answered your question. Please feel free to ask if you have any other questions.
What is your position at Mayo Clinic? Since you have been there less than a year, what previous employment have you had? Thank you in advance for your answers.	I have been there for 3 years....I am a Registered Nurse. I will look into fixing that error on here
Thank you for your answers. You may have to call Lending Club to have them fix it. I am funding part of your loan and wish you luck on having it 100% funded quickly. You may want to take advantage of the free financial management tools at yodlee.com too.	Thanks so much! I really appreciate it!

Member Payment Dependent Notes Series 453677

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
453677	$24,000	$24,000	12.53%	1.00%	November 5, 2009	November 4, 2012	November 4, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 453677. Member loan 453677 was requested on October 21, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$5,000 / month
Current employer:	masco retail cabinet group	Debt-to-income ratio:	17.90%
Length of employment:	9 years	Location:	WARREN, OH

Home town:
Current & past employers:	masco retail cabinet group
Education:

This borrower member posted the following loan description, which has not been verified:

561070 added on 10/21/09 > this loan will be used to consolidate my current revolving credit, along with paying off my vehicle. currently im paying over 1500 a month seperately compared to 800 if all combined. my job is secure, before taxes i have a 60000 salary. i have over 9 years of service with my company. a strong market for my field also helps, which is increasing in volume daily. as you can see from my credit report, all accounts are held current, which i take much pride in doing so. i just feel as though id benefit from making one monthly payment versus multiple small ones that will take much longer to payoff then 36 months. thank you 561070 added on 10/29/09 > pay stubs and verification information faxed in on the 30th. Please let me know if their is any additional information needed.

A credit bureau reported the following information about this borrower member on October 21, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1997	Delinquent Amount:	$0.00
Open Credit Lines:	14	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	43	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$26,715.00	Public Records On File:	0
Revolving Line Utilization:	39.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What are the current amounts owed on the cards you wish to consolidate and the current interest rates for the cards being consolidated? thanks.	currently it is 17500 between four cards. two are zero 0% until 1/1/10, one is 3.99% until paid, and the last is 15% until 12/1 then jumps to 23%. my vehicle has a balance of 2500. the rest, if approved, would be used to finish my house that im currently remodeling.
it seems that all of your credit card interest rates are less than this loan.. I don't get why you are doing this loan.	12% isn't that great as far as I'm concerned. But when I have a card that goes from 10% to 20% because the laws have changed it starts to look good. Two other have good rates till jan! Then what, Two more at 20 or above? I'd rather have peace of mind locked at 12 then hope for a good rate when they expire! I haven't been late on a bill in over 3 years. I'd like to keep it that way. I currently don't use any credit cards other then my gas card which is paid monthly. If I'm not getting rewarded for being credit worthy they (card issuers)aren't going to collect interest for it either!

Member Payment Dependent Notes Series 453686

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
453686	$20,000	$20,000	16.70%	1.00%	November 5, 2009	November 5, 2012	November 5, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 453686. Member loan 453686 was requested on October 22, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$10,000 / month
Current employer:	n/a	Debt-to-income ratio:	3.88%
Length of employment:	n/a	Location:	rancho cucamonga , CA

Home town:
Current & past employers:
Education:

This borrower member posted the following loan description, which has not been verified:

535303 added on 10/22/09 > consilidation of debt into 1payment instead of four.also current on all debts.have been successfully self employed for the past 10yrs.

A credit bureau reported the following information about this borrower member on October 21, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1997	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	23	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$16,725.00	Public Records On File:	0
Revolving Line Utilization:	99.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Lenders need to know the source of your monthly income . If you're employed , what is the name of the firm and how long have you been with them? God bless you too! Good Luck! Plasticman	property rentals. name of firm D.R.G.Investments since 1985 God bless.Thank you.
with your 6 figure income and low debt to income ratio, how come you have not paid this off already? how much do you have in savings? What do you do? Please contact Lending Club member services to verify income.	property rentals.havent paid off because down turn in economy has effected tenants and tenants are paying late.but i have not failed to pay any of my bills and i will not fail to pay this one!
10.23.2009 Many small investors together fund LC borrowers loans. Questions I have concerning your $20,000 loan application are: 1. Self-employed occupation/business is? 2. $10,000 reported tgross income is: 1 (yourself) or 2 (yourself and another) wage-earner? 3. Housing (mortgage or rent) payment per month? 4. Car payment(s) per month? 5. Credit card payments per month? Requested loan information is not displayed on-screen to aid prospective investors; thus investors must ask questions. Thanks in advance for your answers. Good luck with loans 100% quick funding. My investment occurs after I receive your clarifying answers.	property rentals.income my own.mortgage $2800 car =0. total credit card per month about $800-$900.
Hello, What is your current occupation? Will this this occupation provide stable income for the next 3 years? Is the $10,000 income dual income or yours only? What is some of your current interest rate for your other cards/loans that LendingClub offer of 16.70% is better? Thank you and God Bless you.	property rentals.should provide 4the rest of my life god willing.my income only.16%to21%.Thank you and god bless.
How many credit lines do you intend to keep open?	two only the two smallest.
Is D.R.G.Investments incorporated in California?	not a corporation.but buisness is from california.

Member Payment Dependent Notes Series 453744

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
453744	$25,000	$25,000	12.87%	1.00%	November 5, 2009	November 5, 2012	November 5, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 453744. Member loan 453744 was requested on October 22, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$75,000 / month
Current employer:	National A-1	Debt-to-income ratio:	1.16%
Length of employment:	5 years	Location:	Philadelphia, PA

Home town:
Current & past employers:	National A-1
Education:

This borrower member posted the following loan description, which has not been verified:

426334 added on 10/22/09 > I have a stable job. Just in a situation that my loved one is sick and I do not have the funds needed in such a short time frame. Please fund this soon the longer we wait the less of a chance my loved one will be better. 426334 added on 10/23/09 > I have made a error in the monthly income. I make $75,000 a year instead of a month. Sorry for the miss information. Thanks for the support. 426334 added on 10/29/09 > Thanks for all the support I am gathering the information requested and will submit that soon

A credit bureau reported the following information about this borrower member on October 22, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1996	Delinquent Amount:	$0.00
Open Credit Lines:	23	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	53	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$30,706.00	Public Records On File:	0
Revolving Line Utilization:	44.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Sorry to hear of your situation. If you could get your income verified, it would give lenders more confidence to help fund your loan request. Listing your expenses would also help. Best of luck.	Thanks for the advise. How do I verify my income. I have some rental properties as well as my salary from my job.
To verify your income you contact Lending Club and they will tell you what you need to provide them. Is your gross income really $75,000 a month? What is your net income? Basically investors want to see if you can fit this loan in your monthly expenses and are likely to pay it back. Thanks.	Thanks I will contact them now. I was search the site for an online system to verify my income. and its not $75,000 a month. My income is $75,000 a year.
Ok I get it you make $75k/yearly. But you have $30k in revolving debt plus another $25k due to this medical emergency (my prayers are sincerely with you). Please explain how you will handle the debt you already have PLUS the new debt you will have now. In addition to your mortgage and whatever car payments you are making. Quicker you answer that, (as well as some thought and detail), the more likely I may help fund your loan. While I feel for your situation, I do want to make sure I am ultimately paid back and at the same time not have you in the poor house. Thanks.	I own my house and I have a renter that is helping out with the mortgage payments. Which lightens up my burden. Thanks for you concerns I appreciate it. I understand where you are coming from. Its going to be tight but I will survive. I never make a late payment and I do not plan to.

Member Payment Dependent Notes Series 453780

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
453780	$7,500	$7,500	13.22%	1.00%	November 5, 2009	November 10, 2012	November 10, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 453780. Member loan 453780 was requested on October 27, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,083 / month
Current employer:	Amdocs	Debt-to-income ratio:	11.74%
Length of employment:	9 years	Location:	Ballwin, MO

Home town:
Current & past employers:	Amdocs
Education:

This borrower member posted the following loan description, which has not been verified:

561304 added on 10/27/09 > harley davidson motorcycle

A credit bureau reported the following information about this borrower member on October 23, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1997	Delinquent Amount:	$0.00
Open Credit Lines:	15	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	24	Months Since Last Delinquency:	14
Revolving Credit Balance:	$21,075.00	Public Records On File:	0
Revolving Line Utilization:	59.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Would this loan be for a new harley, or the debt on one that you have already purchased? Please elaborate on the delinquency from about a year ago. Thank you in advance.	New Harley. Regarding the delinquency from a year ago, I was unaware that I had one until my report was ran for this loan. I am looking into it further to see why this delinquency is reported.
I am considering an investment in your loan. Questions I have are: 1. Job Position and very briefest job description: 2. Income: 1 or 2 wage-earners? 3. Mortgage payment per month is? 4. Car payment(s) per month is? 5. Credit card payments per month are? Thanks in advance for your answers. Good luck with your loan's 100% quick funding. Note: My investment in loans occurs AFTER I received answers.	1.) Senior Project Analyst, I handle project management for our group. 2.) 73,000 + plus annual bonuses (FY09 bonus was $4000) 3.) 1500 4.) no car payment, my car is paid in full and titled in my name. 5.) approx $500-$750 Thank you!

Member Payment Dependent Notes Series 453783

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
453783	$13,000	$13,000	15.31%	1.00%	November 5, 2009	November 5, 2012	November 5, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 453783. Member loan 453783 was requested on October 22, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$2,817 / month
Current employer:	TD Bank	Debt-to-income ratio:	20.52%
Length of employment:	4 years	Location:	LYNN, MA

Home town:
Current & past employers:	TD Bank
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on October 22, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	07/2006	Delinquent Amount:	$0.00
Open Credit Lines:	3	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	3	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$1,867.00	Public Records On File:	0
Revolving Line Utilization:	66.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
I'm interested in funding your loan. Can you give some details about your current job at TD Bank and what are your duties there? Thanks and best wishes to you with your wedding!	I am the team leader of the Loan Adminstrator department in TD Bank. My job description is consist of inputting incoming small business loans into the system, spreading business and personal tax returns. As of recent I've been working on an eight month integration project when Commerce Bank merged with Td Banknorth. The project required my team and I to develop test cases and scenarios for testing purposes. Thank you for your consideration in funding my loan.
I am interested in helping fund your loan but first have a few questions. 1. Do you have other loans outstanding, such as home loan, auto loan, student loan? If so, what are the monthly payment amounts, and the principal balances outstanding? 2. In the event of job loss what is your contingency plan to repay this loan? 3. Would you consider verifying your income with Lending Club? Many lenders look for that additional reassurance when considering loan requests. You may need to contact Lending Club for instructions. Thank you in advance and good luck with funding of your loan.	Hi, thank you for your interest in investing on my loan. I have two loans at the moment, one being a auto loan and the other is a personal loan. The payment for the auto loan is $400/mth and the personal loan is $120/mth. I have about $10k left on my auto and $4500 left on my personal. Both loans are paid on time with no late payments since opened. If I were to lose my job, I do have assets saved up in my saving account that can be use toward the loan. I also have financial backing by my fiance whom will be also helping me pay this loan. As for my verification of income, I am currently in the process of gathering the necessary papers to submit to Lending Club. They should receive it no later than Thursday. Thank you for taking your time in reviewing my loan. I hope the information I gave you is helpful in your decision making.

Member Payment Dependent Notes Series 453790

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
453790	$24,200	$24,200	17.74%	1.00%	November 6, 2009	November 5, 2012	November 5, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 453790. Member loan 453790 was requested on October 22, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$8,333 / month
Current employer:	Karndean International	Debt-to-income ratio:	0.22%
Length of employment:	1 year	Location:	JAMUL, CA

Home town:
Current & past employers:	Karndean International
Education:

This borrower member posted the following loan description, which has not been verified:

561318 added on 10/22/09 > Just purchased a foreclosure and needing some money to fix up. Home appraised at $51,000 over my purchase price, plus I put 20%down, so I already have equity. I will do a refi/equity line to pay off the loan, I just couldn't do one right away as the home just closed. So I am looking for some money to do the windows, kitchen and bathrooms and build more equity. I have very good credit and a high paying job, in the same industry for 15 years. Also, the 8 inquiries on my credit report are from my home purchase, and will be consolidated down to 2 (in fact, Equifax has already done this and my score with them is curently 789, which I can prove). Thanks for your help!

A credit bureau reported the following information about this borrower member on October 22, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	04/1994	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	20	Months Since Last Delinquency:	27
Revolving Credit Balance:	$675.00	Public Records On File:	0
Revolving Line Utilization:	4.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	9

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
10.23.2009 Many small investors together fund LC borrowers loans. Questions I have concerning your $24,250 loan application are: 1. Position Kamden International is? 2. $8,333 gross income is: 1 (yourself) or 2 (yourself and another) wage-earner? 3. Housing (mortgage or rent) payment per month? 4. Car payment(s) per month? 5. Credit card payments per month? Requested loan information is not displayed on-screen to aid prospective investors; thus investors must ask questions. Thanks in advance for your answers. Good luck with loans 100% quick funding. My investment occurs after I receive your clarifying answers.	Hi, 1. My position with Karndean is Territory Manager. I handle all sales and marketing in San Diego, Orange and Riverside Counties in California, as well as Las Vegas, Nevada. Though I have been with Karndean for only one year, I have been in the flooring industry for 15 years, with progressively increasing positions and compensation. I would be happy to pass on my superiors number should you like to speak with him regarding my security/income. 2. The income listed in just mine. I am married and my wife works as well, but I only listed my income, and can pass on W2's/pay stubs etc. Also, I do make commissions above this amount, but this is my garenteed amount of monthly compensation. 3. My housing payment is $1200/month, very easy to make with my income, and this is my only debt. 4. I own 3 cars, all of which are paid off. I have a 2002 GMC Denali, a 2002 Infinity Q45 and a 1999 F350 truck. Again, no payments. 5. I have no revolving credit card debt, or other installment debt for that matter. I believe my credit report lists $675 in revolving debt, this is simply a credit card my wife uses for groceries/gas etc that I pay in full each month. I use an American Express Platinum Card for all my expenses, which is paid in full each month. I do not carry revolving debt. Thanks for the questions! Hope to hear back from you. Rob
What do you do for work?	Hi, I work in the commercial/residential flooring industry. Karndean is a manufacturer of LVT (luxury vinyl tile). We sell the wood like plank to companies as large as Wal-Mart all the way down to individuals homes. We are the largest LVT manufacturer in the world in a market segment which is growing tremendously, even in this economy. We posted a 40% sales increase in 2008 and 2009 looks like it will be even larger. I was hired by Karndean about a year ago from another company. I have been in this industry for over 15 years with progressively increasing positions and compensation. My position with Karndean is very secure. I'd be happy to pass on my superiors name/number for any verification of position or income. Thanks and I hope to hear from you, Rob
Can you verify your income with Lending Club? Can you explain the delinquency that occurred in the last 27 months? Can you explain the loan grade of E5 if you have a credit score in the low 700's and no more than the one delinquency?	I have sent Lending Club pay stubs verifying my income. (Sent today) The delinquency on my report is currently in dispute, and I am working with Chase to resolve. They claim I was 30 days late on a payment, but I was never late with them according to my records. Not sure about what the E5 grade is or why. The only negatives on my credit report are the one 30 day late in dispute, plus Trans Union and Experian are claim 9 credit checks in the last 6 months, but 7 of these had to do with my recent home purchase, and should be consolidated into one. Equifax has the correct number listed, and my score is currently 789 with them.
Member, How long will it be before you pay off this loan from Lending Club? Thanks.	Hi, Thanks for your question. It's honestly hard to say. My intention would be to pay it off after the first year, by taking equity out of the property. As I mentioned, the property appraised over selling price and I put 20% down. I believe my improvements (kitchen, baths, windows, wood floors, which I can get done at cost,) will add significantly to the value, but in today's real estate market in California nothing is a certain. I would like to certainly have it paid off after 24 months, and I actually intend to make my payment based on a 24 month payback. I have emailed lending club about why I have been listed as an E5, since I have very good credit. I believe the answer is due to the fact that both Trans Union and Experian are claiming I have 9 inquiries in the last 6 months. This is actually incorrect and I am currently disputing this information with both of them. 7 of these inquiries had to do with my home loan, as I went through a broker, who shopped for the best deal (I got 4.8% 30 year fixed). These 7 should actrually only count as one hard inquiry. Equifax has it correct, and my score with them is at 789. I know Experian and Trans Union will change this, but it will take months to get a response from them, and I want to get going on these improvements right away. I mention this just to assure anyone considering investing in my loan. You would actually be getting a good deal, since my interest rate is higher than it should be due to a mistake by the credit bureaus. Thanks again!
Please have lendingclub verify you income and add the asterisk to your listed income... Thanks	Hi, Thanks for bringing this to my attention. I have emailed LC asking them to provide the income asterisk. I have sent them pay stubs verifying my income as part of getting the approval process, but will ask for this step as well. Thanks for considering investing in my loan.

Member Payment Dependent Notes Series 453885

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
453885	$24,000	$24,000	19.47%	1.00%	November 5, 2009	November 5, 2012	November 5, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 453885. Member loan 453885 was requested on October 22, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$6,500 / month
Current employer:	qualcomm	Debt-to-income ratio:	12.14%
Length of employment:	5 years	Location:	san diego, CA

Home town:
Current & past employers:	qualcomm
Education:

This borrower member posted the following loan description, which has not been verified:

561563 added on 10/22/09 > Hi, I am an active real estate investor looking for a loan, which will supplement, me in buying foreclose properties for flipping. I already have 2 properties under construction/repair and I am looking for some loan for my next property.

A credit bureau reported the following information about this borrower member on October 22, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	11/2004	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	15	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$22,161.00	Public Records On File:	0
Revolving Line Utilization:	75.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	4

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
10.23.2009 Many small investors together fund LC borrowers loans. Questions I have concerning your $24,000 loan application are: 1. Position @ F/T emplyer Qualcom is? 2. $6,500 gross income is: 1 (yourself) or 2 (yourself and another) wage-earner? 3. Personal housing (mortgage or rent) payment per month? 4. Personal car payment(s) per month? 5. Personal credit card payments per month? Requested loan information is not displayed on-screen to aid prospective investors; thus investors must ask questions. Thanks in advance for your answers. Good luck with loans 100% quick funding. My investment occurs after I receive your clarifying answers.	1. I work as a Software Engineer at Qualcomm Inc. 2.$6500 is my monthly gross income. (Myself) 3. I rent an apartment for $1400/month. 4. I have a monthly car payment of $437.50 5. I make monthly credit card payment of around $400
What % of your own money will be going into this project?	I will be putting over half of the money needed to buy, fix, & hold the property while in rehab.
You have a Revolving Credit Balance $22,161.00. what is this debt?	The money was used to fix up the existing two properties.
I am looking into funding this loan. Have you been successful in selling any houses you have thus far? I am familar with the process, but curious how the market looks in San Diego, and if you have been able to sell a "flipped" house yet	Yes we have done this in the past. Currently we have a few houses under rehab which should soon be in the market around Nov 15th.

Member Payment Dependent Notes Series 453900

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
453900	$8,400	$8,400	13.57%	1.00%	November 6, 2009	November 8, 2012	November 8, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 453900. Member loan 453900 was requested on October 25, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,167 / month
Current employer:	n/a	Debt-to-income ratio:	5.78%
Length of employment:	n/a	Location:	DENVER, CO

Home town:
Current & past employers:
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on October 24, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1997	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	21	Months Since Last Delinquency:	22
Revolving Credit Balance:	$3,743.00	Public Records On File:	0
Revolving Line Utilization:	83.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Loan Description? Income source?	Income source is self-employed IT professional
The term GIN SUCCESS in your request says nothing to the potential lender of why you are asking for a loan nor for what exact purpose. Can you provide us with an idea of why you need $8400 ? Also you list no employer and then state that you are a self employed IT professional. Can you tell us how long you have been employed in that capacity and of your current monthly financial obligations so that each of us may better evaluate your request?	I've been an IT professional for 10 years, and moved onto self-employment since April (7 months now). I'm requesting $8000 to help cover unexpected family-related expenses, and to help grow my business by use of advertising. My monthly expenses total about $1100. Thank you
Please explain the delinquency 22 months ago? Thank you in advance.	I'm not sure what you are referring to, I'm not aware of any such occurrence. Thanks.
Do you recall making a late payment on one of your accounts?	Yes I have made a late credit card payment here and there in the past. Thanks

Member Payment Dependent Notes Series 454075

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
454075	$25,000	$25,000	14.96%	1.00%	November 6, 2009	November 6, 2012	November 6, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 454075. Member loan 454075 was requested on October 23, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,944 / month
Current employer:	US Army	Debt-to-income ratio:	8.73%
Length of employment:	3 years	Location:	Halethorpe, MD

Home town:
Current & past employers:	US Army
Education:

This borrower member posted the following loan description, which has not been verified:

561978 added on 10/26/09 > My finace and I are getting married on Halloween. Due to some unavoidable things my future wife is having difficulty with her bank in getting funds released. Due to the fact that we are a week away from our wedding we are desperatly seeking to get this final payment paid. This loan will be paid back immediatly. We just needed a temporary fix to this situation.

A credit bureau reported the following information about this borrower member on October 23, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1995	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	16	Months Since Last Delinquency:	17
Revolving Credit Balance:	$8,414.00	Public Records On File:	0
Revolving Line Utilization:	24.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
10.24.2009 Many small investors together fund LC borrowers loans. Questions I have concerning your $25,000 Wedding Expenses loan application are: 1. Pay Grade U S Army is? 2. Expiration Current Contract Date (ECC) is? 4. Reenlisting? Or separating on ETS? 4. $5,944 reported gross income is: 1 (yourself) or 2 (yourself and another) wage-earner? 5. Housing (mortgage or rent) payment per month? 6. Car payment(s) per month? 7. Credit card payments per month? Requested loan information is not displayed on-screen to aid prospective investors; thus investors must ask questions. Thanks in advance for your answers. Good luck with loans quick 100% funding. My investment occurs after I receive your clarifying answers. Master Sergeant USMC Retired (Finance Department)	1. Pay Grade U S Army is? E7 2. Expiration Current Contract Date (ECC) is? July, 2011 3. Reenlisting? Or separating on ETS? Reenlisting 4. $5,944 reported gross income is: 1 (yourself) or 2 (yourself and another) wage-earner? That income is myself. However my soon to be wife's income ranges from $5500.00-$8000.00 monthly. She is a marketing consultant for major corporations. 5. Housing (mortgage or rent) payment per month? Mortgage: $1440.06 6. Car payment(s) per month? $250.00 7. Credit card payments per month? $267.00
Can you give the investors the background loan description, please. Also, you might address the delinquency and inquiry shown in the listing. Proposed loan payment is 15% of your stated gross income. What other debt payments do you have? Thx.	The delinquency for my mortage payment was back in 2006 and I had been deployed and I ran into some issues of power of attorney not getting through on time therefore making my payments a litlle bit late. As for other bills: Mortgage: $1440.06 Credit Card Payments: $267.00 Car: $250.00 My soon to be wife's income ranges from $5500.00 -$8000.00 monthly. We are needing the loan due to some banking issues my finace is having and they are not releasing the funds on time. This loan would be repayed with in 30-60 day time frame.
thanks for saying it going to be repayed in 30-60 days. but remember we investors want to make money, what interest am I going to make if you repay too fast?	Well the goal is to repay within that time frame. Obviously there are no guarantees that we will have it payed off that fast. However, we do not want to go over a 6 -12 month time frame. If we do we will have at least 50% of the loan paid down.

Member Payment Dependent Notes Series 454130

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
454130	$6,000	$6,000	8.94%	1.00%	November 6, 2009	November 6, 2012	November 6, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 454130. Member loan 454130 was requested on October 23, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,500 / month
Current employer:	RCM Inc.	Debt-to-income ratio:	14.72%
Length of employment:	3 years	Location:	Rochester, NY

Home town:
Current & past employers:	RCM Inc.
Education:

This borrower member posted the following loan description, which has not been verified:

562069 added on 10/23/09 > Need a loan to pay for an engagement ring. I have very little debt, great credit history and not much other monthly expenses.

A credit bureau reported the following information about this borrower member on October 23, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	01/2004	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	6	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$144.00	Public Records On File:	0
Revolving Line Utilization:	5.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Congratulations on your forthcoming Engagement! I would like to help fund your loan, but have a few questions. Have you already found the ring you would like to purchase? Do you have any other outstanding debts, like a car loan or student loans? And, could you give a rough estimate of your total monthly expenses? Can you give a short description of the type of work you perform for RCM Inc.? Do you have a savings account or any other kind of emergency fund? Are you willing to verify your income with Lending Club? (Please contact Lending Club to find out how.)	I have found the ring i would like to purchase. I currently pay $150 a month for student loans and i pay $99 a month on a personal loan. My monthly expenses are roughly around $600(including both loan payments). At RCM i supervise and manage employees at multiple job sites. We are a contracting firm that specializes in the cleaning and maintenacne of commercial facilities. I am willing to verify my income with lending club. Thanks

Member Payment Dependent Notes Series 454140

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
454140	$1,200	$1,200	14.26%	1.00%	November 6, 2009	November 6, 2012	November 6, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 454140. Member loan 454140 was requested on October 23, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$400 / month
Current employer:	Alternatives Unlimited	Debt-to-income ratio:	13.75%
Length of employment:	< 1 year	Location:	Brownsville, TX

Home town:
Current & past employers:	Alternatives Unlimited
Education:

This borrower member posted the following loan description, which has not been verified:

562099 added on 10/23/09 > Finishing my last semester of college. Older student loans from another institution charged me before they re-entered forbearance. 562099 added on 10/24/09 > Due to having no credit cards and small credit history I have been unable to secure even small personal loans from lenders. A place like this with helping people could really improve my situation until graduation.

A credit bureau reported the following information about this borrower member on October 23, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	09/2002	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	9	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$0.00	Public Records On File:	0
Revolving Line Utilization:	n/a	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 454206

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
454206	$15,600	$15,600	16.35%	1.00%	November 5, 2009	November 6, 2012	November 6, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 454206. Member loan 454206 was requested on October 23, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$7,667 / month
Current employer:	Citi	Debt-to-income ratio:	14.45%
Length of employment:	4 years	Location:	JACKSONVILLE, FL

Home town:
Current & past employers:	Citi
Education:

This borrower member posted the following loan description, which has not been verified:

562234 added on 10/23/09 > This is a loan consolidation. I am current on all of my accounts and I am not financially stretched. I am consolidating to lower the interest rate. I am a trustworthy person and have paid every debt I have ever had. I have a great job and I have an MBA.

A credit bureau reported the following information about this borrower member on October 23, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1998	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	32	Months Since Last Delinquency:	27
Revolving Credit Balance:	$22,689.00	Public Records On File:	0
Revolving Line Utilization:	84.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
10.24.2009 Many small investors together fund LC borrowers loans. Questions I have concerning your $15,000 loan application are: 1. Position @ Citigroup is? 2. $7,667 reported gross income is: 1 (yourself) or 2 (yourself and another) wage-earner? 3. Housing (mortgage or rent) payment per month? 4. Car payment(s) per month? 5. Credit card payments per month? Loan information is not displayed on-screen to aid prospective investors; thus investors must ask questions. Thanks in advance for your answers. Good luck with loans quick 100% funding. My investment occurs after I receive your clarifying answers.	Thanks for your interest. Below are the answers to your questions: 1. I am a Program Manager for Strategic Initiatives. 2. Reported income is mine alone. 3. Including all taxes and insurance $1,950/month. 4. My car payment is $600/month. 5. For my accounts with a revolving balance my monthly minimum payments are ~$350. To give you more insight in my ability to pay this loan, I will have $900 of disposable income monthly. I included all of my bills, groceries, entertainment, and an allocation for "miscellaneous" for any one-time unexpected expenses.
your credit report shows you have $22K+ revolving credit balance. Minimum payment is usually 2% which means your minimum payment on your revolving credit should be at least $440 and you say its $350. Please explain this discrepancy and please elaborate.	Thanks for your question. $350 is the minimum due on my accounts that maintain a balance. I have another card that I put all of my everyday expenses on and I pay the full balance off every month.
Hello, thank you for your responses to the other questions, they were helpful. I have a couple of follow-ups: 1) When did you take out your mortgage? Have you applied to any of the home loan modification programs? 2) Do you have any dependents? Thanks so much and good luck with the funding.	Thanks for your questions. 1. I took out my mortgage in August 2007. I have not applied for a loan modification and do not have a need to do so. 2. I do not have any dependents. Just me.

Member Payment Dependent Notes Series 454310

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
454310	$7,750	$7,750	15.31%	1.00%	November 5, 2009	November 7, 2012	November 7, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 454310. Member loan 454310 was requested on October 24, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$10,667 / month
Current employer:	Booz Allen Hamilton	Debt-to-income ratio:	24.08%
Length of employment:	< 1 year	Location:	Waldorf, MD

Home town:
Current & past employers:	Booz Allen Hamilton
Education:

This borrower member posted the following loan description, which has not been verified:

562479 added on 10/29/09 > Funding received will be utilize to establish business lines of credit. This is a startup real estate investment business. I've been employed with my current company for 4 years and I'm a military reiree

A credit bureau reported the following information about this borrower member on October 24, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1987	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	22	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$39,121.00	Public Records On File:	0
Revolving Line Utilization:	74.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Loan Description please?	The funding received will be used to establish business credit. This is a startup real estate investment business which I'm currently working on establishing lines of credit
Loan description?	The funding received will be used to establish business credit. This is a startup real estate investment business which I'm currently working on establishing lines of credit
The post above indicates that you have been employed for less than a year at your current employer. If this is an error, please contact Lending Club to have it corrected. Thank you.	That is an error and will be reported

Member Payment Dependent Notes Series 454335

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
454335	$9,250	$9,250	11.48%	1.00%	November 6, 2009	November 11, 2012	November 11, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 454335. Member loan 454335 was requested on October 28, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,333 / month
Current employer:	meijer	Debt-to-income ratio:	18.90%
Length of employment:	< 1 year	Location:	wixom, MI

Home town:
Current & past employers:	meijer
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on October 24, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1999	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	15	Months Since Last Delinquency:	19
Revolving Credit Balance:	$16,683.00	Public Records On File:	0
Revolving Line Utilization:	24.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Since you have been employed at Meijer less than a year, do you have previous retail employment? How did you accumulate >16K of revolving credit balance? What was the delinquency 19 months ago?	Actually, I have been employed at Meijer for 10 years. My delinquency was just a payment transfer problem ( typed in one wrong number when sending payment from checking) entire debt of $900 was paid off immediatly after. Accumulated debt because of a bad business decision and loss of my second job outside of meijer.

Member Payment Dependent Notes Series 454405

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
454405	$22,000	$22,000	20.86%	1.00%	November 6, 2009	November 9, 2012	November 9, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 454405. Member loan 454405 was requested on October 26, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$11,250 / month
Current employer:	Lake County High Schools Technology Camp	Debt-to-income ratio:	12.78%
Length of employment:	< 1 year	Location:	ISLAND LAKE, IL

Home town:
Current & past employers:	Lake County High Schools Technology Camp
Education:

This borrower member posted the following loan description, which has not been verified:

562673 added on 10/26/09 > I will consolidating MANY credit card debts. I am a Principal at a high school and have been with this school for over 25 years. I am so grasteful to be able to consolidate these debts and get a fresh start. Thank-you so much!!!!

A credit bureau reported the following information about this borrower member on October 26, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1981	Delinquent Amount:	$0.00
Open Credit Lines:	44	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	65	Months Since Last Delinquency:	55
Revolving Credit Balance:	$62,553.00	Public Records On File:	0
Revolving Line Utilization:	44.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
10.27.2009 Many small investors together fund LC borrowers loans. Questions I have concerning your $22,000 Debt Consolidation loan application are: 1. $11,250 reported gross income Lake County HS Technical Camps is: 1 (yours) or 2 (yours and another) income earners? 2. Housing (mortgage or rent if any) payment per month is? 3. Car payment(s) per month is? 4. Credit card payments per month are? Requested loan information is not displayed on-screen to aid prospective investors; thus investors must ask questions. Thanks in advance for your answers. Good luck with loans quick 100% funding. My investment occurs after I receive your clarifying answers.	1. mine alone- $135,000/yr 2. rental property $1677 and primary residence $1400 3. $0 car payments 4. $1489/monthly credit card payments
I am thinking about investing here, but I noticed your income is unverified. Can you please contact Lending Club Member Services at 866-754-4094 between 8:00 AM & 5:00 PM PST. Once your income is verified I will be happy to invest. Thank you	I have left a message at LC Member Services. I will gladly verify income when contacted as to the best way to do this. Thank-you.
What is the rest of your credit balance composed of (there is a total of $62,553 and your loan request is for $22,000 for credit cards)? Thanks!	Other credit cards that are at a very low % rates.
Is rental income included in the $11,250 / month ? When the credit cards with the low APR's change their rates upward, what is your plan of action?	No, it is not included. It would be an additional $1000/mo (to assist a family member, they are renting at the time). It is my desire to have most of them paid off and some of them are to paid off with 0% financing by 6/2010. Specifically the project loans (Lowe's, Room Place, Home Depot, Manards). These charges were to help our inlaws at the time with 12 mos no payments / no interest special and they are currently paying those bills @ 1000-2000/mo.

Member Payment Dependent Notes Series 454495

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
454495	$2,000	$2,000	15.65%	1.00%	November 10, 2009	November 8, 2012	November 8, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 454495. Member loan 454495 was requested on October 25, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$2,900 / month
Current employer:	Spansion	Debt-to-income ratio:	20.41%
Length of employment:	3 years	Location:	austin, TX

Home town:
Current & past employers:	Spansion
Education:

This borrower member posted the following loan description, which has not been verified:

562875 added on 10/25/09 > pay off debts 562875 added on 10/25/09 > ..................

A credit bureau reported the following information about this borrower member on October 25, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	11/2002	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	11	Months Since Last Delinquency:	37
Revolving Credit Balance:	$239.00	Public Records On File:	0
Revolving Line Utilization:	9.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
T10.26.2009 Many small investors together fund LC borrowers loans. Questions I have concerning your $8,200 loan application are: 1. Position @ Spansion is? 2. $2,900 reported gross income is: 1 (yours) or 2 (yours and another) income earners? 3. Housing (mortgage or rent) payment per month is? 4. Car payment(s) per month is? 5. Loan Category reflects Business Loan. NOTHING in narrative description tells investors ANYTHING about business. Start-up? Establsihed? Goods or services provided to public. etc. Provide more info please ortherwise you loan has LIMIIED possibility to be fully funded. Requested loan information is not displayed on-screen to aid prospective investors; thus investors must ask questions. Thanks in advance for your answers. Good luck with loans quick 100% funding. My investment occurs only after I receive your clarifying answers.	I'm a machine operator at spansion. 2900 is my gross income from spansion. My car payment is 500. My mortgage is taken care by my brother and sister. I'm borrowing this to help them pays of some of the equipment upgrade.
What type of equipment are your brother and sister upgrading?	computer networks upgrade.

Member Payment Dependent Notes Series 454588

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
454588	$12,000	$12,000	11.83%	1.00%	November 6, 2009	November 11, 2012	November 11, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 454588. Member loan 454588 was requested on October 28, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$10,250 / month
Current employer:	Nortel Government Solutions, Inc	Debt-to-income ratio:	15.88%
Length of employment:	5 years	Location:	New Baltimore, VA

Home town:
Current & past employers:	Nortel Government Solutions, Inc
Education:

This borrower member posted the following loan description, which has not been verified:

563060 added on 10/28/09 > We are moving into a new place and need some assistance with moving expenses. I'm Mr. responsible, my credit is excellent. I've been with the same company for 5 years, and looking forward to being here at least 5 more years.

A credit bureau reported the following information about this borrower member on October 26, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1989	Delinquent Amount:	$0.00
Open Credit Lines:	15	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	30	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$46,336.00	Public Records On File:	0
Revolving Line Utilization:	49.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Greetings - Are you moving across town or across country? Also, could you itemize how the $12,000 is being spent on the move? Regards; Art	I am moving across town, but also we are moving part of our household from out west to the East coast. 1. Packing and shipping of household goods from out west to the east coast 2. Rental truck for local move and packers 3. Purchase of additional furniture (kitchen table, and kitchen table chairs, etc) 4. Need to repaint some interior rooms
Could you please explain the revolving balance of $ 46,336.00 ?	mostly debt inherited from a divorce.
Nortel filed for bankruptcy in January and is in the process of liquidating. How secure is your job.	Nortel Telecommunications in Canada did file for bankruptcy. Thankfully the business unit in VA, is a true wholly owned subsidiary. Because of the Gov't contracts it had, it had to maintain a level of autonomy from Nortel. Thus it does have its on bank account and balance sheet that gets rolled into the main corporate balance sheet. Since the bulk of the staff for NGS are directly billable to gov't clients for work we have today there is a great deal of security for those of us currently on projects. I am fortunate that my particular area of business if rock solid. As a side note, the NGS group of Nortel was acquired by Avaya this year and the final closing will be later this year. All of the above regarding job security does still apply.

Member Payment Dependent Notes Series 454682

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
454682	$6,000	$6,000	14.61%	1.00%	November 5, 2009	November 9, 2012	November 9, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 454682. Member loan 454682 was requested on October 26, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,500 / month
Current employer:	local 197	Debt-to-income ratio:	16.20%
Length of employment:	< 1 year	Location:	BROOKLYN, NY

Home town:
Current & past employers:	local 197
Education:

This borrower member posted the following loan description, which has not been verified:

563309 added on 10/26/09 > i work for stone derrickmen the guys who built the brooklyn bridge and other various buildings around the new york area bills caught up and thats why i had to take out a loan i assure you once things pick up i will be sure to pay the loan back and look foward to doin more business with this company thankyou 563309 added on 10/26/09 > thankyou for giving me the loan i will assure you i wont dissapoint you

A credit bureau reported the following information about this borrower member on October 26, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	12/2004	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	6	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$16,626.00	Public Records On File:	0
Revolving Line Utilization:	91.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 454684

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
454684	$10,000	$10,000	12.18%	1.00%	November 6, 2009	November 9, 2012	November 9, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 454684. Member loan 454684 was requested on October 26, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$2,833 / month
Current employer:	n/a	Debt-to-income ratio:	22.34%
Length of employment:	n/a	Location:	mokena, IL

Home town:
Current & past employers:
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on October 26, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	05/1989	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	26	Months Since Last Delinquency:	11
Revolving Credit Balance:	$19,034.00	Public Records On File:	0
Revolving Line Utilization:	26.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Income source?	Type your answer here. I am a self employed carpenter.I do all types of home renovations.I have been self employed for the past 12 years with a steady and growing client base. My fiancee is a registered nurse.
Would you explain the delinquency in your credit history from 11 months ago? Thank you	I'm not exactly sure what the delinquency was, I think it might have been a late payment to the gas company.
Can you please verify your income? You can contact Lending Club for instructions (you will need to fax them W-2): support@lendingclub.com Can you please provide the following: 1) nature of the credit card debt 2) credit card interest rate(s) 3) current monthly expenses (rent, car note(s), utilities, current credit card payments). I can invest with confidence once I understand how you plan to not run a credit card balance going forward - This is the ultimate f. u. to the cc companies. :) Good luck!	I have faxed my information to Lending Club on the 29th of Oct. Most of my credit card debt was to complete a major renovation on my house.The interest rates were around 13% until about four months ago, then they shot up to around 23%.
can you please detail out your monthly expenses and give me a few lines about why you are deserving and why you aren't a risk?	My monthly expenses are $1,200. for mortgage and utilities and $550 for credit cards and insurance. I am not a risk because I have always paid my bills. In 20 + years I have never missed a payment.I have been late once in a great while but I never miss a payment. I think my credit history shows that. I don't know if I"deserve" anything,I do know that I have to pay my debts and I would rather pay somebody and let them make some money rather than pay a giant corporation.I think it's a win, win

Member Payment Dependent Notes Series 454740

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
454740	$14,400	$14,400	8.94%	1.00%	November 6, 2009	November 9, 2012	November 9, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 454740. Member loan 454740 was requested on October 26, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,167 / month
Current employer:	Investors Management and Marketing	Debt-to-income ratio:	23.40%
Length of employment:	10 + years	Location:	Moorhead, MN

Home town:
Current & past employers:	Investors Management and Marketing
Education:

This borrower member posted the following loan description, which has not been verified:

563429 added on 10/26/09 > I feel I am a good candidate for this loan because I am a responsible person who has just been notified by the credit card company that they are going to modify my terms of agreement(Increase my rates). They do assure me that it is not a reflection of how I manage my account or my credit score. With that being said I feel I need to find a reasonable rate to pay off this debt in a timely fashion. Thank you for your consideration in this matter. Sincerely, GF 563429 added on 10/26/09 > Other than the credit card bills I don't have much monthly debt aside from My car payment , car insurance and telephone. I don't really have a rent payment because the owners who I work for send me a check to pay my rent so I really don't have a so called rent payment as stated in the application. I wasn't able to leave it blank. I have also been at my job for many years and my continued employment was assured at my last review. Thank you G

A credit bureau reported the following information about this borrower member on October 26, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1996	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	34	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$15,373.00	Public Records On File:	0
Revolving Line Utilization:	48.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
I'm a little confused what you meant about your rent situation... Can you please clarify what you mean by "the owners who I work for send me a check to pay my rent"? What is your role at Investors Management and Marketing?	I have been managing 115 rental units for IMM for over 14 years and part of my wage is they pay for my housing which is the market rent for my apartment which is 675.00 per month as well as they pay for all utilities. Thank you for asking.
This loan doesn't quite eliminate ALL of your revolving debt. How do you plan on becoming 100% debt free?	This loan will take care of all revolving debt with the exception of my auto loan. I have about $7,000 left on that with my payment at 320.00 per month. The only other obligation I have is by auto insurance at 75.00 per month and my home telephone at 42.00. So with the help of this loan I can get rid of the credit card debt/high interest and start being debt free after I pay the loan back. Thank you for asking. G

Member Payment Dependent Notes Series 454757

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
454757	$9,475	$9,475	11.83%	1.00%	November 5, 2009	November 9, 2012	November 9, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 454757. Member loan 454757 was requested on October 26, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$6,250 / month
Current employer:	Softek Solutions	Debt-to-income ratio:	14.48%
Length of employment:	< 1 year	Location:	Prairie Village, KS

Home town:
Current & past employers:	Softek Solutions
Education:

This borrower member posted the following loan description, which has not been verified:

562744 added on 11/01/09 > After two years, I've finally decided to pop the question and so am soon going to be shopping for an engagement ring. Rather than use cash or that "bill me later" option, I thought I'd give this Lending Club thing a try. I recently made the move to KC (to be closer to my future wife,) so I've only had my current job for less than a year. I have however, been a Software Developer for over ten years and worked at my first employer for 8 years, and then as a consultant for two. So I do have a stable employment history. Please feel free to ask any questions you may have. Thank you for your consideration and support.

A credit bureau reported the following information about this borrower member on October 26, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	03/2002	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	11	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$12,829.00	Public Records On File:	0
Revolving Line Utilization:	63.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 454764

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
454764	$18,000	$18,000	13.57%	1.00%	November 6, 2009	November 10, 2012	November 10, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 454764. Member loan 454764 was requested on October 27, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,667 / month
Current employer:	Duty Free Americas	Debt-to-income ratio:	6.33%
Length of employment:	7 years	Location:	SOUTH RICHMOND HILL, NY

Home town:
Current & past employers:	Duty Free Americas
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on October 26, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1979	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	16	Months Since Last Delinquency:	45
Revolving Credit Balance:	$5,494.00	Public Records On File:	0
Revolving Line Utilization:	14.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Loan Description? What is the debt that you would be paying off, and how did you accumulate it? Thanks in advance for your answers.	Most of this debt is school related. I recently graduated and would like to pay it off as I put a lot of the school bills on credit cards and loans from family members. I believe that this 3 year loan would be the best fit (financially) for me.
Could you please verify your income with Lending Club? This involves reaching out to them directly to find out what documents are necessary to complete the verification. Lenders feel more confident in lending to borrowers when borrowers take this extra step. What are your major monthly expenses (rent, utilities, car payments, student loans, etc)? Thanks!	Okay, I believe all I have left to do is just fax them a copy of my paystubs. Other than my credit cards, my only other major monthly expense is a $340 car payment. I pay no rent, but I do pay a cell phone bill which amounts to about $100 per month.
Are you living at home? If you get this loan, are you moving out to your own place? Can you document the use of the loan against specific obligations? What do you do for Duty Free Americas? Thx for your answers.	I am living at home. I plan to pay a substantial amount of the loan before i even think about moving out, maybe in 2 years. I am an assistant manager at Duty Free Americas. Most of the loan will go against credit obligations.
Your credit report shows that your credit history stated in 1979? Is that correct?	No that is not correct, i was born in 1984. It says 1979 because i have a card in my name that is for the same account as my father, he had that particular card since 1979.

Member Payment Dependent Notes Series 454771

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
454771	$17,000	$17,000	16.70%	1.00%	November 6, 2009	November 9, 2012	November 9, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 454771. Member loan 454771 was requested on October 26, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$8,104 / month
Current employer:	Federal Civil Service/PSNSY Dept. of the	Debt-to-income ratio:	10.71%
Length of employment:	10 + years	Location:	Bremerton, WA

Home town:
Current & past employers:	Federal Civil Service/PSNSY Dept. of the
Education:

This borrower member posted the following loan description, which has not been verified:

563480 added on 10/26/09 > Loan is for debt consolidation and upgrades to rental properties. Total income includes $17148.00 in annual VA disability income, $17243.00 annual rental income, $62275.52 annual base salary at work, for a total of 97,243.00 563480 added on 10/26/09 > Gross, with VA disability payments tax free. 563480 added on 11/04/09 > I want to thank everone for thier support, I personally will remember this first time experience with the service and willl be in the future a willful investor, for this is a true service that lets one as myself to help someone that helps me, help someone else. Cary<br/>

A credit bureau reported the following information about this borrower member on October 26, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1998	Delinquent Amount:	$0.00
Open Credit Lines:	13	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	30	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$56,896.00	Public Records On File:	1
Revolving Line Utilization:	97.40%	Months Since Last Record:	105
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
10.27.2009 Many small investors together fund LC borrowers loans. Questions I have concerning your $17,000 loan application are: 1. Pay Grade Federal Civil Service is? 2. PSNSY of the (rest did not print) stands for? 3. $8,104 itemized reported gross income is: 1 (yours) or 2 (yours and another) income earners? 4. Housing (mortgage or rent) payment per month is? 5. Car payment(s) per month is? 6. Revolving debt reflects $56,896. Credit card payments per month are? Requested loan information is not displayed on-screen to aid prospective investors; thus investors must ask questions. Thanks in advance for your answers. Good luck with loans quick 100% funding. My investment occurs after I receive your clarifying answers. Semper Fidelis, Master Sergeant USMC (Retired) Disbursing Chief	answers: 1. WG-10-5. 2. Puget Sound Naval Shipyard Dept. of Navy. 3. I am married, sole income earner. 4. home mtg. $949.07. 5. No car payments owed. 6. Total $600.00 per mnth. Semper-Fi.
What is the public record from?	Please be more specific about your request, as in what is the question in reference to?
As lenders we can see a summary of your credit report. This summary shows that 105 months ago you had a public record, a bankruptcy is a type of public record, as is a lien. Can you provide more information about what this record is and what became of it?	Discharged under bankruptcy on 01/18/01. Documentation can be provided.
Please send the neccesary paperwork to verify your income with Lending Club so investors have more faith in loaning to you. Thanks,	Info sent this morning
Hello, with your monthly income, what caused the huge run up in revolving balance? What are your current spending habits? Thanks so much and good luck with funding.	$30,000 is from a Home equity line of credit on one of my rentals when I bought the property, It had a Visa credit card attached with the HELOC, which ahs long not been used and monthly payments have been on time. The rest of revolving credit is from credit cards which have not been used and paid on time and paid down.

Member Payment Dependent Notes Series 454796

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
454796	$17,000	$17,000	11.83%	1.00%	November 9, 2009	November 15, 2012	November 15, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 454796. Member loan 454796 was requested on November 1, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,888 / month
Current employer:	Parkland Hospital	Debt-to-income ratio:	3.65%
Length of employment:	10 + years	Location:	Plano, TX

Home town:
Current & past employers:	Parkland Hospital
Education:

This borrower member posted the following loan description, which has not been verified:

563520 added on 11/03/09 > Funds will be used to consolidate and eliminate debt. I pay timely, I don't miss payments. I've had the same employer for the past 11 years. I'm employed in a critical needs position at a major hospital.

A credit bureau reported the following information about this borrower member on October 26, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1985	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	13	Months Since Last Delinquency:	29
Revolving Credit Balance:	$14,907.00	Public Records On File:	0
Revolving Line Utilization:	43.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is this loan all about? How will you be able to make the payments? What else have you done to control your debt?	Debt Consolidation. Payment will easily fit my budget. I currently pay more in payments than Lending Club's proposal (as consolidation). Have taken Financial Stewardship classes to rid myself of debt.
Since your length of employment is less then a year at this employer can you please tell us a bit about your employment history? Thanks.	This is a mistake. I've already contacted the Lending Club administrative staff. I've been employed by Parkland for 11 years not less than 1 year. This is a typo.
I am interested in helping fund your loan but first have a few questions. 1. Would you briefly describe the type of work you perform at Parkland Hospital? 2. Do you have other loans outstanding? If so, what are the monthly payment amounts, and the principal balances outstanding? 3. In the event of job loss what is your contingency plan to repay this loan? 4. Would you consider verifying your income with Lending Club? You may need to contact them for instructions. I understand it???s a hassle, but the income verification reassures potential lenders. Thank you in advance, and good luck with funding of your loan request!	In order to preserve my privacy I'd prefer not to disclose my position. With the loan that Lending Club is offering I'd be consolidating ALL outstanding debt. The only other debt i have is a mortgage payment, which I've never missed a payment on. I have no other outstanding debt. Yes they are in the process of verifying my income right now. If i were to lose my job I have a small savings account or 401K I could tap into and borrow from if need be.

Member Payment Dependent Notes Series 454804

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
454804	$16,000	$16,000	12.87%	1.00%	November 5, 2009	November 10, 2012	November 10, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 454804. Member loan 454804 was requested on October 27, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$9,000 / month
Current employer:	El Camino Hospital	Debt-to-income ratio:	22.31%
Length of employment:	4 years	Location:	SAN JOSE, CA

Home town:
Current & past employers:	El Camino Hospital
Education:

This borrower member posted the following loan description, which has not been verified:

563550 added on 10/27/09 > I'm a labor and delivery nurse. I have definite job security and I love what I do. Once and for all I will pay off my credit card debt. 563550 added on 10/28/09 > I have a very good credit score and my once very low interest rates have hit an all time high. Help please.

A credit bureau reported the following information about this borrower member on October 27, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	03/1994	Delinquent Amount:	$0.00
Open Credit Lines:	21	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	34	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$110,886.00	Public Records On File:	0
Revolving Line Utilization:	42.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What does the >110K of revolving credit balance consist of?	I am a little confused. If my credit report is stating that I have 110K of revolving credit it must be including my second home loan. When I bought my condo the amount was split into two loans. My second mortgage loan was about $89,000 from Gmac. The rest unfortunately was accumulated buying furniture on credit.
Greetings from Santa Cruz. You're an excellent candidate to have your loan funded quickly. But can you kindly break down in some detail what your revolving credit balance of almost $111K consists of? Thank you and best of luck!	My revoving credit balance must include my second mortgage loan from Gmac. When I bought my condo the mortgage was split into two. The second is $89,000. Unfortunately the remainder of the balance is mostly furniture bought on credit.
Could you please break down what your Revolving Credit Balance of $110,886 is for? Thanks.	The main portion of the $110k is my second mortgage of $89,000 from Gmac. The remainder of the balance is mostly furniture bought on credit.
Thank you for your answer. Is the second on your condo fixed rate or adjustable?	It is variable. At present it is at 5.5% I'm paying it down as much as possible, as fast as possible. The cap is 10%
Please respond to the following: Are you the sole wage earner in your household or is there another? If there is another, what is your combined income? So we can understand how this will fit in to your budget, please give us an idea of your monthly bills, i.e., rent/mortgage(s), car, food, other loans, etc. What are the balances, interest rates, and minimum monthly payments of the debt you will pay off with this loan? In the case of a job loss, what is your contingency plan to repay this loan? Thank you and good luck with your loan	I am the sole wage earner. My mortgages total $2400. My car payment is $440. I have another loan through Wells Fargo and that monthly payment is $579. Currently I'm paying about $950 a month on all my credit cards. The consolidation loan is for $779, and will give me some room in my budget to save and or pay other loans off sooner. In case of a job loss I would very quickly get another nursing job. I have 7 years experience in several different kinds of nursing, so I am flexible in todays job market. Fortunately in this economic down turn, El Camino hospital has been growing and we are just about to open our brand new hospital. As a last resort, I do have my 403b to fall back on to repay the loan.

Member Payment Dependent Notes Series 454807

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
454807	$4,000	$4,000	13.92%	1.00%	November 6, 2009	November 15, 2012	November 15, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 454807. Member loan 454807 was requested on November 1, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$1,833 / month
Current employer:	CJ HANSEN CO. INC.	Debt-to-income ratio:	21.49%
Length of employment:	3 years	Location:	FALLS CITY, OR

Home town:
Current & past employers:	CJ HANSEN CO. INC.
Education:

This borrower member posted the following loan description, which has not been verified:

563556 added on 11/01/09 > THIS LOAN IS TO HELP ME PAY OFF HIGH INTREST CREDIT CARDS

A credit bureau reported the following information about this borrower member on October 27, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	09/2000	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	13	Months Since Last Delinquency:	45
Revolving Credit Balance:	$12,925.00	Public Records On File:	0
Revolving Line Utilization:	67.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Convince me that you would be able to make the payments on this loan and also pay all your normal monthly expenses. Thank you in advance.	i will be using the loan to pay off credit cards, the credit cards are 23% and higher in interest. since i didnt get the loan amount i was hoping for i will be paying off the credit cards with the smaller amounts, and since i wont have to pay on those cards ill be able to pay the loan and pay off my debt way way sooner. and as for my other monthly expenses, i dont pay rent or utilities because i live with family, and i dont have car payments, i own my car, and other than cell phone and car insturance its just the darn credit cards. i hope this will help, and i hope you will help me.
I am interested in helping fund your loan but first have a few questions. 1. Would you briefly describe the type of work you perform at CJ Hansen Co. Inc? 2. Do you have other loans outstanding? If so, what are the monthly payment amounts, and the principal balances outstanding? 3. In the event of job loss what is your contingency plan to repay this loan? 4. Would you consider verifying your income with Lending Club? You may need to contact them for instructions. I understand it???s a hassle, but the income verification reassures potential lenders. 5. Please describe the circumstances for the delinquency in your credit history from 45 months ago. Thank you in advance, and good luck with funding of your loan request!	1.) well, CJ Hansen is a family owned and run company and i am the Administrative Assistant to the owner, i help him out by doing many many things, some as simple as getting the company mail from the PO box, or running to his house to get a shirt because he spilled his coffee or getting him his lunch. i have been working for the company since Nov. of 2005 and have become very close to the owner and his family. 2.) no i do not have other loans, just credit cards with really really high intrests rates 23% to 24.99%. the main reason i got them was to pay medical bills, and the intrest is draining me dry. my toatl debt that i hope to pay off is almost $14,000, but i only qualified for $4,000. 3.) i know my job is secure, but in answer to your question, i have a background in caregiving, and i could easily get another job at a healthcare agency, or nursing home, or be a live in caregiver. the pay wont be as good, but i would be able to make it. 4.) if it would help, yes i would verify my income, i just want to get out of debt, but getting a loan to consolidate is very hard these days. 5.) thats an emotinoal question to answer, i was working as a live in caregiver in an adult foster home for about a year, the lady that owned the home had a very sick daughter plus 2 other kids, she couldnt afford the medical/hospital bills so they moved to california, the lady that took over(my new boss) gave my job to her daughter, and i was let go. my boyfriend took over my bills the best he could, he was working and going to school, after about 8 months my savings and his were dry, i finally found CJ Hansen co. and it took me a while to catch up on my delinquent accounts. i hope this has helped, and feel free to ask me anything else.
Please itemize the credit cards, including APR for each on, and total amount owed on each one. Thank you in advance.	i have 5 revolving accounts; 1.) lane bryant, 22.8% APR, owe $246.19. 2.) Fashion bug, 22.9% APR, owe $160.33. 3.) wells fargo,21.35% APR, owe $1,146.53. 4.) wells fargo,21.35% APR, owe $3,252.48. 5.) national city, 19.99% APR, owe $7,481.52. and a revolving accound that was closed that i still owe on 6.) yamaha motor (for an ATV), 24.99% APR, owe $1,617.32. as of 11/2/2009 i have a total bebt of, $13,904.37. i was hoping for a big enough loan to cover all my debt, but right now ill take what i can get. thank you so much for you time.
Thank you for your answers. In light of your financial situation, what actions have you taken to manage your finances, other than requesting this loan? What are your current monthly living expenses?	the actions i have taken to manage my finances are weekly budgeting(thats a biggie), going cheep on food items, this summer no camping trips, no ATV riding trips, and last year i got a dollar raise and have been paying more than the minimum payments on my cards and it seems i have barely made a dent. the interest rates are killing my efforts. other than the cards, i have a cell phone, $60 a month. netflix $16 a month. car insurance, $55 a month. ATV insurance, $19 a month. gas is about$250 to $300 a month(long commute 24mi. one way minimum) i cut my prescriptions down to the bare minimum at $60 a month. i have no kids,2 dogs, and lots of medical issues, with crapy health insurance.

Member Payment Dependent Notes Series 454824

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
454824	$3,000	$3,000	13.57%	1.00%	November 5, 2009	November 10, 2012	November 10, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 454824. Member loan 454824 was requested on October 27, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,300 / month
Current employer:	Blues Management	Debt-to-income ratio:	9.87%
Length of employment:	3 years	Location:	KATY, TX

Home town:	Missouri City
Current & past employers:	Blues Management
Education:	National Institute of Technology- Medical Assisting

This borrower member posted the following loan description, which has not been verified:

563608 added on 10/27/09 > Consolidation Loan 563608 added on 10/27/09 > Payments are do soon for both credit cards, I would like to pay them off in one full payment. 563608 added on 10/27/09 > I am always on time with my monthly payments, I am just trying to get everything down to one full payment. I have been at my job for over three years and my job is very secure. 563608 added on 10/28/09 > My debt from my credit cards is only around 2,300 but I do owe my father the rest of the money for car repairs.

A credit bureau reported the following information about this borrower member on October 27, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	01/2004	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	12	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$2,229.00	Public Records On File:	0
Revolving Line Utilization:	82.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
I would like to help fund your loan, but have a few questions. Will you be using this loan to completely pay off all of your credit card debt? (Your credit history shows a revolving credit balance of $2,229.) Do you have any other outstanding debts, like a car loan or student loans? And, could you give a rough estimate of your total monthly expenses? Can you give a short description of the type of work you perform for Blues Management? Do you have a savings account or any other kind of emergency fund? Are you willing to verify your income with Lending Club? (Please contact Lending Club to find out how.)	The rest of the money I am giving to my dad for money he lent me for car repairs. On all bills I spend approx. 1,100 monthly. I am a Medical Assistant at Blues Management we are a Psychiatric and Substance Abuse Program. I assist the Physicians and work with the patients. I did just start a savings account with Chase there is only a little bit in it right now but I am working towards building it up. My income is 1,800 after taxes.
I would also like to fund your loan, but also have some questions: 1. Do you have any other outstanding debts or loans? 2. Will you please contact Lending Club and find out how to provide income verification to them? 3. Will you then provide Lending Club with income verification? Income verification is important to lenders, it provides them with more confidence in your ability to pay back the loan. Once Lending Club verifies your income, they place an asterisk (*) by your income listed on your profile. This will help get your loan funded faster to 100%. Thank you and Good luck!	No, I do not have any other outstanding loans or debts. I will work on getting the employment verification. And thank you very much for your interest in helping me.

Member Payment Dependent Notes Series 454865

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
454865	$20,000	$20,000	11.83%	1.00%	November 9, 2009	November 12, 2012	November 12, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 454865. Member loan 454865 was requested on October 29, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,583 / month
Current employer:	Bob Bauer's Best, Inc.	Debt-to-income ratio:	13.13%
Length of employment:	2 years	Location:	SANTA MONICA, CA

Home town:
Current & past employers:	Bob Bauer's Best, Inc.
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on October 29, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1993	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	24	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$20,357.00	Public Records On File:	0
Revolving Line Utilization:	59.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Other than requesting this loan, what else have you done to control your credit? Thank you.	The loan will get rid of the credit cards which is a big part of the problem. Once they are gone I will have to plan to purchase something in advance and save for it rather using plastic which tends to make one forget that they don't already have that money. Second, I have a steadier and larger income then I have ever had before which makes it easier to budget and plan were the money goes out to. The third thing is saving money which I have started to do. When an unexpected expense comes along I will no longer be caught off guard and forced to use a credit card. Awareness of your financial situation and not turning a blind eye to the debt is, I believe, key.
Sounds like a good plan. You might also want to take advantage of the free tools at yodlee.com or mint.com. I use yodlee and it is fantastic. Good luck on getting the rest of your loan funded quickly.	Thank You.
I am interested in helping fund your loan but first have a few questions. 1. Would you briefly describe the type of work you perform at Bob Bauer's Best, Inc? 2. Do you have other loans outstanding? If so, what are the monthly payment amounts, and the principal balances outstanding? 3. In the event of job loss what is your contingency plan to repay this loan? 4. Would you consider verifying your income with Lending Club? You may need to contact them for instructions. I understand it???s a hassle, but the income verification reassures potential lenders. Thank you in advance, and good luck with funding of your loan request!	I am the manager at Bob Bauer's Best Inc. which is the corporate name for his restaurant called The Omelette Parlor. I perform all day to day management duties of the restaurant including hiring and termination of employees, ordering perishable and non perishable stock and customer service as well as acting as Human resource manager for the employees of which there are about twenty-five. My only other debt other then my credit card is my student loan debt. I pay $251.03 a month and still owe about $37,000. The interest rate is low and I can dedute any interest paid from my taxes at the end of the year. I do not forsee me losing my job or leaving it any time soon. In the event the owner would decide to not have a manager I would go back to being a server at the restaurant which would stil pay a salary similar to the one I am currently making. I am not the kind of person to not be unemployed and would find any job rather than default on a loan. In an extreme situation I would borrow money from my domestic partner who has no debt. I would not mind verifying my income if it is necessary. Hope this helps.
What are your monthly expenses (rent, car, etc.)? What are the rates on your credit cards? How much are you now paying down each month on your credit cards (combined)?	I pay $740 a month in rent and $40 - $50 a month in utilities. My Capital One card just switched from 0% to 17% after my special promotion ran out which is why I am looking for a change. My Chase card is 0% on purchases and 8.9 on my balance transfer which tuns out in January. I can pay up to $1000 each month on my cards but have not always done so. I decide to save for a vacation, etc. The loan will force me to stick to paying it off.

Member Payment Dependent Notes Series 454912

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
454912	$12,500	$12,500	8.94%	1.00%	November 6, 2009	November 10, 2012	November 10, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 454912. Member loan 454912 was requested on October 27, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$2,583 / month
Current employer:	n/a	Debt-to-income ratio:	14.94%
Length of employment:	n/a	Location:	Spartanburg, SC

Home town:
Current & past employers:
Education:

This borrower member posted the following loan description, which has not been verified:

563793 added on 10/27/09 > This is a multi purpose loan. It will consolidate some debt at lower rate,buy an engagement ring, and buy materials for a large job coming up.

A credit bureau reported the following information about this borrower member on October 27, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1992	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	14	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$16,495.00	Public Records On File:	0
Revolving Line Utilization:	30.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Employer? Length of employment? Am I understanding correctly that part of the loan is personal, and part is Business? Thank you in advance for your answers.	I am self employeed in construction business. I have been in business for 10 years. Yes some of the money will buy materials for upcoming job.
How much of the loan is person, and how much is Business?	estimate would be 75 personal and 25 business depends on costs of materials but that would be close.

Member Payment Dependent Notes Series 454945

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
454945	$11,500	$11,500	15.31%	1.00%	November 6, 2009	November 10, 2012	November 10, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 454945. Member loan 454945 was requested on October 27, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,875 / month
Current employer:	Applied Systems	Debt-to-income ratio:	20.35%
Length of employment:	2 years	Location:	Manteno, IL

Home town:
Current & past employers:	Applied Systems
Education:	Moody Bible Institute

This borrower member posted the following loan description, which has not been verified:

563848 added on 10/27/09 > I am determined to get this debt paid off and getting a chunk of it consolidated into a loan with a fixed payment and maturity date will be a huge step. I've worked at my job for just under two years now and will be looking at a second promotion very soon. In honesty, the reason for the debt was poor spending in college and while living on my own. Much of the overspending was just on food and gas. I have turned everything around and the credit cards are all cut up and in a plastic baggy as a constant reminder that I am working my way out of that debt. I have been very solid with my budget over the last six months and have only made a single small purchase on any credit card in that time. I have a month-to-month plan for getting the debt paid off and I have followed it. I am serious about getting this debt behind me so I can work toward buying a house. Also, as any credit report of mine will show, I have never been delinquent on any payment and every account I have every had is in good standing. I will be as reliable as anyone that will ever borrow.

A credit bureau reported the following information about this borrower member on October 27, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	09/2004	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	19	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$11,438.00	Public Records On File:	0
Revolving Line Utilization:	61.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Type your question here.Roughly how much are your current monthly expenses?	Rent, cell phone, electric, sewer, water, car insurance, wife's car payment total $1430. Between the two of us, we bring in $3900 a month (net income).
10.28.2009 Many small investors together fund LC borrowers loans. Questions I have concerning your $11,500 loan application are: 1. Position @ Applied Ssytems is? 2. $2,875 reported gross income is: 1 (yours) or 2 (yours and another) income earners? 3. Housing (mortgage or rent) payment per month is? 4. Car payment(s) per month is? 5. Credit card payments per month are? Requested loan information is not displayed on-screen to aid prospective investors; thus investors must ask questions. Thanks in advance for your answers. Good luck with loans quick 100% funding. My investment occurs after I receive your clarifying answers.	1) $2875 is my gross income ($1965 net). 2) My wife's monthly net income is $1912. 3) Rent is 700 per month. 4) Wife's car payment is $295; mine is paid off. 5) We have six credit cards that we're trying to pay off. My goal is to consolidate 3 of them in this loan. They are the highest balance. The remaining 3 have the lowest balance and lowest monthly payment. Our goal is to pay the minimum payment on this loan and then the minimum on 2 of the others and put as much as we possibly can to the one with the lowest balance/highest interest. Once that one's paid off, we'll then shift putting as much as we can to the next lowest balance/highest interest. Once we have the 3 unconsolidated debts paid off, we intend to pay this loan off sooner than 3 years as well. Our goal is to have it all done in 2 years. So, onto the credit card payments: 1) 30.00 2) 15.00 3) 93.00 4) 155.00 5) 144.00 6) 96.00 We would be consolidating the $155, $144, and $96. Those payments total $5 less per month than this loan, but this loan has a MUCH better interest rate (that, unlike a credit card, is fixed) as well as a maturity date that we can point to. Also, we'll only be making payments to one loan creditor instead of 3 credit card companies. I hope this adequately answers your questions!
I will be funding the balance of your loan request today. You have a solid and well articulated plan. Thank you for explaining the details very well. Wish all borrowers followed your lead. Good luck to you and your wife.	Thank you very much! We're excited to get this debt straightened out and in the past!

Member Payment Dependent Notes Series 454963

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
454963	$11,000	$11,000	12.18%	1.00%	November 6, 2009	November 11, 2012	November 11, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 454963. Member loan 454963 was requested on October 28, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,417 / month
Current employer:	Towers Perrin	Debt-to-income ratio:	21.69%
Length of employment:	2 years	Location:	WEST CHESTER, PA

Home town:
Current & past employers:	Towers Perrin
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on October 28, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	11/2002	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	21	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$11,129.00	Public Records On File:	0
Revolving Line Utilization:	73.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Do you mind giving details about the credit cards that you plan to pay off? Do you have car payment? What kind of work do you do at Towers Perrin? Thanks!	Sure. I have 3 credit cards. 2 I have from the beginning of college (visa and mastercard) from MBNA and TD Bank and 1 US Airways one that I got for work and leisure travel (with a now exeptionally high interest rate!). The minimum payment for each totals to about $380 a month for all 3, which I always can and do pay, but I feel like I'm getting no where. Yes, I do have a car payment of $260 a month but don't drive to work so I save alot in gas money. The work I do now is focused on consulting large companies on their Human Resources Technology. As a project manager and team member, I help to design, program, implement and deliver Web applications and paper statements focused on Total Rewards, Enrollment, Retirement, Compensation, Onboarding, etc.

Member Payment Dependent Notes Series 454995

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
454995	$10,000	$10,000	12.18%	1.00%	November 6, 2009	November 10, 2012	November 10, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 454995. Member loan 454995 was requested on October 27, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$5,667 / month
Current employer:	Baker Furniture	Debt-to-income ratio:	5.36%
Length of employment:	8 years	Location:	ROCHESTER, MI

Home town:
Current & past employers:	Baker Furniture
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on October 27, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	05/1995	Delinquent Amount:	$0.00
Open Credit Lines:	14	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	17	Months Since Last Delinquency:	31
Revolving Credit Balance:	$35,121.00	Public Records On File:	0
Revolving Line Utilization:	35.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Loan Description?	Help Mom with Medical expenses
Please tell us about the delinquency 31 months ago?	Not sure, I think it was a mailing oversight, got it straight with autopay.
What is your position with Baker Furniture? What is the nature of your $35k debt? Do you have any other debt or loans? (Student loans, Mortgages, etc.)	Regional Manager, Home Equity Loan

Member Payment Dependent Notes Series 455011

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
455011	$12,000	$12,000	12.53%	1.00%	November 5, 2009	November 10, 2012	November 10, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 455011. Member loan 455011 was requested on October 27, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,292 / month
Current employer:	Telsmith	Debt-to-income ratio:	9.27%
Length of employment:	1 year	Location:	wauwatosa, WI

Home town:
Current & past employers:	Telsmith
Education:

This borrower member posted the following loan description, which has not been verified:

564025 added on 10/27/09 > I'm consolidate credit card debt and funding for engagement ring. I wanted to minimize credit card interest and high interest rate for ring. I recently moved back to my parent house to minimize monthly expenses and plan to pay back loan sooner than loan term. 564025 added on 10/28/09 > Telsmith manufactures rock crushing equipment for quarries and mining facilities. At Telsmith I am an applications engineer. I design and quote plant systems for aggregate companies. I recently moved back to my parents to save money so I am not paying rent. My previous rent (including all utilities) was $940. I own my car, so I have no car payment. Insurance is about $380/6 months. Gas is about $200 per month. My food costs, with eating out, were about $350 per month but I expect that to decline from moving back home. My cell phone is $100/month. I have a Stafford loan with a balance of $16,000. Monthly payment is $205 but I usually pay around $400. Interest rate is 4.75% on 1/3 and 6.8% on the rest. My credit card balance is $8,500 with a rate about 20%. I am planning to purchase an engagement ring for about $5,500, which is where the remainder of the loan would go. The jeweler I choose has a 3 month no interest plan through Wells Fargo but after 3 months the interest rate is 22%. The Stafford loan and credit card loan were debt accumulated from 4 years at MSOE (Milwaukee school of engineering). In hind sight I should have gotten a student loan in lieu of the credit card debt, but I was determined to pay for school on my own. MSOE is about $30,000 per year. In the case of a job loss I have an emergency fund of about $4,000 in a money market fund. There is still a demand for engineers in the Milwaukee area. With my degree I am confident I could easily find another engineering position within a month. Last year when entering the job market I received a total of 7 job offers. If you have any questions please feel free to ask.

A credit bureau reported the following information about this borrower member on October 27, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1990	Delinquent Amount:	$0.00
Open Credit Lines:	3	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	3	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$9,087.00	Public Records On File:	0
Revolving Line Utilization:	30.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Please respond to the following: What are your responsibilities at Telsmith? So we can understand how this will fit in to your budget, please give us an idea of your monthly bills, i.e., rent/mortgage(s), car, food, other loans, etc. What are the balances, interest rates, and minimum monthly payments of the debt you will pay off with this loan? In the case of a job loss, what is your contingency plan to repay this loan? Thank you and good luck with your loan	Telsmith manufactures rock crushing equipment for quarries and mining facilities. At Telsmith I am an applications engineer. I design and quote plant systems for aggregate companies. I recently moved back to my parents to save money so I am not paying rent. My previous rent (including all utilities) was $940. I own my car, so I have no car payment. Insurance is about $380/6 months. Gas is about $200 per month. My food costs, with eating out, were about $350 per month but I expect that to decline from moving back home. My cell phone is $100/month. I have a Stafford loan with a balance of $16,000. Monthly payment is $205 but I usually pay around $400. Interest rate is 4.75% on 1/3 and 6.8% on the rest. My credit card balance is $8,500 with a rate about 20%. I am planning to purchase an engagement ring for about $5,500, which is where the remainder of the loan would go. The jeweler I choose has a 3 month no interest plan through Wells Fargo but after 3 months the interest rate is 22%. The Stafford loan and credit card loan were debt accumulated from 4 years at MSOE (Milwaukee school of engineering). In hind sight I should have gotten a student loan in lieu of the credit card debt, but I was determined to pay for school on my own. MSOE is about $30,000 per year. In the case of a job loss I have an emergency fund of about $4,000 in a money market fund. There is still a demand for engineers in the Milwaukee area. With my degree I am confident I could easily find another engineering position within a month. Last year when entering the job market I received a total of 7 job offers. I think I covered all of the questions but if I missed any or you have any others please feel free to ask.
Congratulations on your forthcoming Engagement! I would like to help fund your loan, but have a few questions. Will you be using this loan to completely pay off all of your credit card debt? (Your credit history shows a revolving credit balance of $9,087.) Given you length of employment, can you briefly describe how secure you believe you are in you current job? And, how the recession has affected your role in the company? Good luck!	Yes I plan to use the loan to completely pay off my credit card debt. I recently put another $1000 toward my card and the exact balance is $8,567.61, so I'm not sure why it says $9,087. I do have an emergency credit card in my name from my father which may make the difference however I haven't placed a purchase on that card in 5+ years and I know he pays the card in full every month. As with every company Telsmith was effected by the recession. In January the company went through layoffs. Even though at that time I had the least experience, they were impressed with my work ethic and ability to pick up information. They ended up getting rid of another person in my department with 5 years experience. In recent, business has begun to pick up. International orders have stayed strong due to the weaker dollar. Domestic sales leads have siginificantly increased in the last 6 months. There are a number of large projects we are quoting and are hopefully to get the orders. Please let me know if you have any other questions. Thank you

Member Payment Dependent Notes Series 455027

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
455027	$9,000	$9,000	16.00%	1.00%	November 5, 2009	November 10, 2012	November 10, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 455027. Member loan 455027 was requested on October 27, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$7,343 / month
Current employer:	n/a	Debt-to-income ratio:	5.32%
Length of employment:	n/a	Location:	Santa Rosa, CA

Home town:	Califon
Current & past employers:	Healthy Child
Education:	County College of Morris, Art Institute of Pittsburgh

This borrower member posted the following loan description, which has not been verified:

564054 added on 10/27/09 > I plan to pay off my credit card debt and car loan since they have high interest rates. So this will be my only debt. I am a successful business owner of a strong, profitable, growing business in the area of green, ecological, organic children's products. I have been in this business for over 12 years and the business is debt-free. My monthly budget is around $7,500 so I will have no problem paying the monthly payments on this loan. Thank you! 564054 added on 10/29/09 > Correction: I meant to say my budget is around $6000 and my income is around $7500. I appreciate this loan and am happy to answer any questions.

A credit bureau reported the following information about this borrower member on October 13, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	07/2005	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	7	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$5,273.00	Public Records On File:	1
Revolving Line Utilization:	43.60%	Months Since Last Record:	90
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Please elaborate on the Public Record. Was it a bankruptcy?	The public record was a bankruptcy 7 1/2 years ago. This was due to an illness and loss of job. I had a child on my own 14 years ago and it was difficult to work with chronic fatigue, fibromyalgia, and an infant. I lost my job and for a period had to pay living expenses with credit cards. I could not go back to work and started my business 12 years ago to create income, pay off my credit cards and work at home with my daughter. It took several years before the business made enough to live on and I also had a part-time job to make ends meet. But it wasn't enough and after several years of trying to pay it off, bankruptcy became my only choice. I resolved that I would never get into that situation again and have steadily built a successful, solid business. All my health issues have been resolved. I am in excellent health, my daughter is in high school, and there is no chance of me getting into any credit problems again. I take full responsibility for that bankruptcy and have never been late with any payments since then. I am extremely vigilant about my finances. Thank you so much for considering my loan.
10.28.2009 Many small investors together fund LC borrowers loans. Questions I have concerning your $25,000 loan application are: 1. Is this loan intended to consolidate either business debt? Or personal debt? Or both? 2. $7,343 reported gross income is: 1 (yours) or 2 (yours and another) income earners? 3. Housing (mortgage or rent) payment per month is? 4. Car payment(s) per month is? 5. Credit Report reflects Public Record on File from 90 months ago; either bankruptcy, or unpaid taxes or unsatisfied court judgment lien. Please elaborate. Requested loan information is not displayed on-screen to aid prospective investors; thus investors must ask questions. Thanks in advance for your answers. Good luck with loans quick 100% funding. My investment occurs after I receive your clarifying answers.	This loan is to consolidate personal debt. My business is debt-free. The gross income is all mine. There is no other income earner. My rent payment is $1900 per month. Car payment is $322. Public record is a bankruptcy and I elaborated on that in another answer. Please let me know if you are unable to see that question and answer and I will also elaborate on the bankruptcy for you. Thank you for considering my loan.
Your stated gross income is $7,343 and your monthly budget is $7,500? Pleae explain. Also, could you please elaborate on your public record from 8 years ago? Thanks and good luck!	I apologize for that. The website suggested I add monthly budget and I misunderstood and put approximate monthly income. My monthly budget is $6,000. I elaborated on the public record in answering another lender's question and if you are unable to see that, please let me know and I will elaborate for you. Thanks for considering my loan.
Greetings from Santa Cruz. You seem like a courageous, resourceful person. I will be investing in your loan. Good luck!	Thank you so much! I appreciate your confidence in me.

Member Payment Dependent Notes Series 455108

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
455108	$3,500	$3,500	12.87%	1.00%	November 6, 2009	November 12, 2012	November 12, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 455108. Member loan 455108 was requested on October 29, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$6,167 / month
Current employer:	PEQ Service + Solutions	Debt-to-income ratio:	9.34%
Length of employment:	1 year	Location:	WAIPAHU, HI

Home town:
Current & past employers:	PEQ Service + Solutions
Education:

This borrower member posted the following loan description, which has not been verified:

564203 added on 10/29/09 > Have a rental income house that needs repairs from a tennant I had to evict. Using the money to repair house so I can get a higher rental income/tennant. Remaining money going to conslidate outstanding debt (make it easier to pay 1 payment). 564203 added on 10/29/09 > Bit more information incase people are wondering: 1. Haven't missed a payment ever on anything 2. Revoling credit card is actually what I used to purchase house. Loan breakdown is as followed... 2,000 going toward repair remaining 10,000 used to pay down cash advance I took on credit card at 22% (other 10,000 was done at 8%) to buy house (Yes that is right for some it is a 20,000 home and yes it is rentable/livable the repairs are becuase I had a tennant in there and didn't pay rent and left the place dirty with problems and security deposit didn't cover it all). The rest of reovling creidt I pay every month (and hence no missed payments). House plan to rent for 500-600/mo range when completed repairs (repairs take 2-3 weeks max before back on market) and plan on using rent check to pay for loan. (Of course it is not needed as I make enough income without it). 3. 135/mo car payment 4. 500-600/mo rent target when repairs complete 5. 132/mo studnet loan 6. 275/mo credit card balance (the 8% one) 7. Income stated is all me, I have other rental properties but no way to verify this (and the income) it brings (is there?). Why I haven't taken a HELCO on the houses I own for repairs? I have the houses in controllership of an LLC (that my wife and I own). For tax stargety I purposely want the LLC to have an external source (ME) providing capital for repairs rather than the LLC tapping into its own equity. It fits my long term goals of minimzing my tax payments. 564203 added on 10/30/09 > Update: I came into some money and don't need as high of a loan. I asked lending club to reduce from 12,000 to 3,500. I got fudning at a lower rate except for 3,500. Almost same breakdown 2,000 for repairs, 1500 for debt consolidation.

A credit bureau reported the following information about this borrower member on October 29, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	07/2001	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	24	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$30,703.00	Public Records On File:	0
Revolving Line Utilization:	84.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
10.30.2009 Many small investors together fund LC borrowers loans. Questions I have concerning your $12,000 loan application are: 1. Position @ is PEQ Solutions? 2. $6,167 reported gross income is either: yours or yours and another income earners? 3. Credit card payments per month are? Information requsted is not displayed on-screen to aid prospective investors; thus investors must ask questions. Thanks in advance for your answers to all questions. Good luck with loans quick 100% funding. My investment occurs after I receive your clarifying answers.	You don't see these answers in the loan description? (Are they like not displaying??) I already answered all of them plus more when I started it up? 1. PC technician 2. Mine alone 3. 275/mo
I have rental properties and also have each of them in their own LLC. Please convince me that if everything went wrong with the rental, you would still be able to comfortably pay this loan. Thank you in advance for your response, and good luck with all your future tenants.	I'm only using 2k for the rehab... again no way to verify this I suppose (unless you can tell me how? I'm new to lending club)... My break down in available cash is 15k in a CD, 10k in phyiscal cash in my bank account. I have a wife bringing in 1700 from a disability pension from being injured in the army that is guarateed for life (and goes up with inflation every year) which is basically what we use to pay our immedate housing/living expenses for ourselves. Since I have that pension avaiable that means 100% of my work money + cash flow from my properties can go directly to any bills. (so none of the "well I need to rob peter to pay paul"... I already get free money to pay peter so I have no excuse not to pay paul) So even if all my properties were empty after taxes I take home 2500 every other week. Finally if I got into trouble trouble I would just liquidate a property to cover the cost. My goal is to become a land baron and retire in 10 years. Interest rates aren't going to stay this low for a mortgage and I'm working on getting transfered within my company to Texas were there is no income tax but yet I'll get the same pay so i'll have even more disposable income. There I plan on paying back the debt even soon than 3 years so I can have a better LTV credit score to pick up a house there (assuming 4-5% if interest rates stay that low). If I screw up this loan my credit score won't be in the low to mid 700 like I want it to and I'll miss out on my goals. I don't want to loose out on a once in a life time opportunity to finance a 200k home for 4% 3 years from now over going deliquent for 12k. If I couldn't sale the property quickly I would stop contributing to a life insurance/annuity savings plan (500/mo)... or borrow from my work 401K just to pay it down. Again I feel this market is a game changer and I'm not going to screw it up over 12k
10.30.2009 After viewing your original narrative @ 5:00 AM Eastern Daylight Time I mistakenly did not recognize your pre-answers to my questions 2 and 3. Question 1 Position @ PEQ Service and Solution was NOT pre-answered. LC protects investors financial interests and will conduct verification of selected borrower's employment|income. After request for employment|income documents were sent to borrower, LC allows borrower 3 normal work days to provide appropriate documents, e.g., if W-2 employee then submit current Pay Stub, or if self-employed submit either 2008 IRS 1099 or IRS 1040 Tax Return. If if retired submit Social Security Annual Earnings Statement. If LC has NOT received appropriate documents within required 3 normal business days then loan application is CANCELLED and loan's listing is REMOVED. Potential borrower status returned to "Square One", e.g., borrower must resubmit loan application and proceed again though entire loan funding process. Self-employed income, including real estate rental income, would be verified through submission of 2008 IRS 1040 Income Tax Return including appropriate Schedule for Business Income. LC will inform you at APPROPRIATE time determined by them exactly what documents to submit in your situation. Contact LC: 8-5 PT M-F support@lendingclub.com|Live Person: (866) 754-4094. FYI: You may be a burgeoning ..."Land Baron and intend (comfortably) retire in 10 years"... but you would be well advised to immediately tone-down your abrasive answers to questions that interested potential investors asked because your 12.87% APR loan is only one of MANY same interest APR loans avaiable for investor funding.	My whole land baron reponse was to share my "dreams" with the community on what I'm trying to accomplish. The point was to show I am shooting "high" and not trying to go default on any loan since the person asked me to convince him I can pay for the loan. No harshness was even intended...

Member Payment Dependent Notes Series 455121

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
455121	$20,000	$20,000	13.22%	1.00%	November 10, 2009	November 11, 2012	November 11, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 455121. Member loan 455121 was requested on October 28, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$5,083 / month
Current employer:	Ames True Temper	Debt-to-income ratio:	9.68%
Length of employment:	7 years	Location:	Mechanicsburg, PA

Home town:
Current & past employers:	Ames True Temper
Education:

This borrower member posted the following loan description, which has not been verified:

564255 added on 10/28/09 > Ned cash for house down payment

A credit bureau reported the following information about this borrower member on October 28, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1993	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	22	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$1,284.00	Public Records On File:	1
Revolving Line Utilization:	6.30%	Months Since Last Record:	113
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Do you have a contract on the house? PITI amount? Will it be a second home or are you moving? If moving, is it locally or long distance?	Thanks for asking I need biger house , just got merrit.
WHAT IS PUBLIC RECORD	Hm let me see public record would not be that public ,u kidding me? but thanks for Q anyway

Member Payment Dependent Notes Series 455152

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
455152	$20,000	$20,000	16.00%	1.00%	November 9, 2009	November 11, 2012	November 11, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 455152. Member loan 455152 was requested on October 28, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$13,333 / month
Current employer:	Augmentity	Debt-to-income ratio:	5.31%
Length of employment:	3 years	Location:	McKinney, TX

Home town:
Current & past employers:	Augmentity
Education:

This borrower member posted the following loan description, which has not been verified:

564331 added on 10/28/09 > I am in the final stages of software development on a corporate application that does not have any direct competitors at the moment. I have been working on this for 2 years and have put in 7 times this amount personally. I start testing in less than 2 weeks with a well known Fortune 50 client and I need this money to pay the developers to finish up the code and provide support during the testing period. Expected to launch in Jan/Feb 09. I will continue working my day job and making payments for the foreseeable future. 564331 added on 10/29/09 > Correction: launching Jan/Feb 2010.

A credit bureau reported the following information about this borrower member on October 28, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1993	Delinquent Amount:	$0.00
Open Credit Lines:	13	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	43	Months Since Last Delinquency:	63
Revolving Credit Balance:	$57,602.00	Public Records On File:	0
Revolving Line Utilization:	80.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Did you mean to say launching Jan/Feb 2010?	Yes, launching Jan/Feb 2010. Thanks for clarifying.
10.29.2009 Many small investors together fund LC borrowers loans. Questions I have concerning your $20,000 loan application are: 1. Position @ Augmentity is? 2. $13,333 reported gross income is: 1 (yours) or 2 (yours and another) income earners? 3. Housing (mortgage or rent) payment per month is? 4. Car payment(s) per month is? 5. Credit card payments per month are? Requested loan information is not displayed on-screen to aid prospective investors; thus investors must ask questions. Thanks in advance for your answers. Good luck with loans quick 100% funding. My investment occurs after I receive your clarifying answers.	1. Service Delivery Executive. 2. My income only. Did not include my spouses. 3. $1,650 house 4. $300 car 5. $600/month debt payment Regards,

Member Payment Dependent Notes Series 455162

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
455162	$10,000	$10,000	12.18%	1.00%	November 6, 2009	November 11, 2012	November 11, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 455162. Member loan 455162 was requested on October 28, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,167 / month
Current employer:	Halloran & Sage LLP	Debt-to-income ratio:	10.88%
Length of employment:	4 years	Location:	East Granby, CT

Home town:
Current & past employers:	Halloran & Sage LLP
Education:

This borrower member posted the following loan description, which has not been verified:

564348 added on 10/28/09 > Need to pay off credit card and remainder of car loan.

A credit bureau reported the following information about this borrower member on October 14, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	02/2003	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	8	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$6,238.00	Public Records On File:	0
Revolving Line Utilization:	74.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What are credit card and car loan balances and interest rates, respectively?	credit card is about to jump to 22%. Car loan is much lower but the payments are around 450 or so a month. I owe 7k on the credit card and 3k on the car.
I suggest you contact Lending Club and have your income verified, which will increase lender confidence.	Done.
I would like to help fund your loan, but have a few questions. Do you have any other outstanding debts, like a home equity loan or student loans? Can you give a short description of the type of work you perform for Halloran & Sage LLP? Do you have a savings account or any other kind of emergency fund?	I have no other debts. I work as a network tech taking care of the computer systems and servers for the firm.
Please contact Lending Club to have them verify your income. What is the nature of your job?	I work as a network tech taking care of the computer systems and servers for the firm.

Member Payment Dependent Notes Series 455299

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
455299	$25,000	$25,000	15.31%	1.00%	November 9, 2009	November 11, 2012	November 11, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 455299. Member loan 455299 was requested on October 28, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$11,833 / month
Current employer:	Herbalife International	Debt-to-income ratio:	7.31%
Length of employment:	2 years	Location:	Redondo Beach, CA

Home town:
Current & past employers:	Herbalife International
Education:

This borrower member posted the following loan description, which has not been verified:

564580 added on 10/28/09 > Purpose of loan: This loan will be used to expand my consulting business (hardware, software licensing and marketing materials) My financial situation: I am a good candidate for this loan because I will still maintain my full time job while I continue to build my business.

A credit bureau reported the following information about this borrower member on October 28, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1993	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	32	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$7,424.00	Public Records On File:	0
Revolving Line Utilization:	17.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
10.29.2009 Many small investors together fund LC borrowers loans. Questions I have concerning your $25,000 loan application are: 1. Position @ Herbalife International is? 2. $11,833 reported gross income is: 1 (yours) or 2 (yours and another) income earners? 3. Housing (mortgage or rent) payment per month is? 4. Car payment(s) per month is? 5. Credit card payments per month are? Requested loan information is not displayed on-screen to aid prospective investors; thus investors must ask questions. Thanks in advance for your answers. Good luck with loans quick 100% funding. My investment occurs after I receive your clarifying answers.	I'm a manager in charge of data architecture. The stated income is only my income. My wife earns 6,600/month as an engineer but I didn't want to include her income as part of my business loan. $3100/month for the mortgage of which I pay half. I pay $270/month for my car. Credit card payments are around $300/month.
Hello, I am interested in funding this loan. Just a follow-up: How long have you been in your home and what % of the total principal balance do you still owe (approximately)? Thanks so much and good luck with funding.	We've been in the home for 2.5 years and the remaining balance is 75% of the total principal balance. Thank you for your consideration in funding this loan.
Member, Your consulting business is independent of Herbalife International? How long have you consulted and with how much success? Thanks	I have consulted for 7 years now. My consulting almost matched my salary a few years ago, but has dropped because of the economy. I am starting to see the rebound now and want to take advantage of the increased interest. I have had to turn away clients because I couldn't handle the work load because I didn't have the software framework that this loan will purchase.
Hi! First, I wanted to wish you good luck with your business expansion. I was also wondering how the loan will be used to expand your business. Will it all be spent initially, will it be preserved as working capital, etc? To what extent will your business generate additional cash flow naturally as it expands, and in the event the expansion is not successful, how will the loan be repaid? Thanks, and again, good luck!	The loan will be used to buy framework software (this is the bulk of where it's going), a laptop, a projector and some marketing materials. The business can't really expand any further until I get the framework as that will allow me to take on more clients. If the expansion is not successful, I will still be able to repay the loan with my current income.

Member Payment Dependent Notes Series 455314

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
455314	$1,200	$1,200	7.40%	1.00%	November 5, 2009	November 14, 2012	November 14, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 455314. Member loan 455314 was requested on October 31, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,000 / month
Current employer:	Smyrna school district	Debt-to-income ratio:	6.80%
Length of employment:	10 + years	Location:	Dover, DE

Home town:
Current & past employers:	Smyrna school district
Education:

This borrower member posted the following loan description, which has not been verified:

564611 added on 10/31/09 > I am purchasing a used motorcycle and just needed a little additional cash for my purchase. Looking forward to future transactions. 564611 added on 10/31/09 > This loan is for a 2009 Yamaha XT with 4 miles on it. A great bike for the money. If you have further questions please contact me.

A credit bureau reported the following information about this borrower member on October 28, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1987	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	44	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$37,459.00	Public Records On File:	0
Revolving Line Utilization:	6.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
How did you accumulate Revolving Credit Balance of $37,459.00?	I have had several revolving accounts over the past 15 years and have had a GREAT repayment history. This has allowed me to accumulate a good credit history and large amount of credit offers. Despite the fact that I have paid off many of these balances I have not been as persistent with canceling ALL open accounts. That is my next goal. Thanks for asking!

Member Payment Dependent Notes Series 455614

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
455614	$5,000	$5,000	12.87%	1.00%	November 5, 2009	November 12, 2012	November 12, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 455614. Member loan 455614 was requested on October 29, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,400 / month
Current employer:	Oak Hill Hospital	Debt-to-income ratio:	16.57%
Length of employment:	< 1 year	Location:	Brooksville, FL

Home town:
Current & past employers:	Oak Hill Hospital
Education:

This borrower member posted the following loan description, which has not been verified:

565076 added on 10/29/09 > Home improvement required to provide a privacy fence for security and of course privacy.

A credit bureau reported the following information about this borrower member on October 15, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1999	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	15	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$1,465.00	Public Records On File:	0
Revolving Line Utilization:	63.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Your position at the hospital?	I am a RN involved with direct patient care.
You have been at your current job for less than a year. How long have your worked as an RN?	I have been a RN for 13 yrs and 7mnths.

Member Payment Dependent Notes Series 455662

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
455662	$12,000	$12,000	12.87%	1.00%	November 6, 2009	November 12, 2012	November 12, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 455662. Member loan 455662 was requested on October 29, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,200 / month
Current employer:	Aspire Technologies	Debt-to-income ratio:	16.07%
Length of employment:	2 years	Location:	Orlando, FL

Home town:	Yuma
Current & past employers:	Aspire Technologies, Manheim Technology, Cox Communications
Education:	Valencia Community College, University of Central Florida, Broward Community College

This borrower member posted the following loan description, which has not been verified:

565220 added on 10/29/09 > Bank of America, like the other major banks, are cranking up interest rates and ignoring customer service in their ever increasing scramble for profits. I've been a long time customer of theirs and opened many different credit accounts for various reasons - but now, due to their remarkable failures (both nationally and on a personal level), I've stripped down my debt accounts to one credit card and a "Gold Option Loan", which was a swindle from the start. The interest rate for the loan sits right now at 19.99% and will likely increase; regardless of my pristine payment history on every account I've had with them and a consistent overpayment of the minimum, they refuse to lower the rate. So I'm here looking to find an alternative, hoping I can kill off what I owe to Bank of America and move on to greener, more personable pastures. I never make late payments and my income is steady and secure with a software company that is still growing - this investment is about as secure as they come. 565220 added on 10/29/09 > In regards to credit report, the only negative is a $23 balance for an old $60 medical bill that never reached me. It was sent to a collections agency, I paid what they requested which was approximately 65% of the balance and it was then supposed to be cleared off the report. This obviously never happened - they quickly closed down as a business and I now have no option to pay off the remainder - I wouldn't leave $23 unpaid on my report if I had any option to clear it. Even the credit bureaus won't help, which shouldn't be a surprise. 565220 added on 11/04/09 > Halfway there, thanks to all the investors so far!<br/>

A credit bureau reported the following information about this borrower member on October 29, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1999	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	28	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$19,137.00	Public Records On File:	0
Revolving Line Utilization:	42.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
10.30.2009 Many small investors together fund LC borrowers loans. Questions I have concerning your $12,000 loan are: 1. Position @ Aspire Technologies? 2. $4,200 reported gross income is either: yours or yours and another income earner? 3. Housing (mortgage or rent) payment per month is? 4. Car payment(s) per month are? 5. Credit card payments per month are? Loan information I requested is not displayed on-screen to aid prospective investors; thus investors must ask questions. Thanks in advance for your answers to all questions. Good luck with loans quick 100% funding. My investment occurs after I receive your clarifying answers.	No problem, here's your answers: 1) Technical Writer / Business Support Technician 2) My income alone 3) $700 a month and about to go down to $500 4) No car payment, it's paid off. 5) Only one credit card in addition to this loan and it's $125 minimum a month, though I typically pay more. Hope that helps!
I would like to help fund your loan, but have a few questions. Could you provide any more details on your debt refinancing plans? (Your credit history shows a revolving credit balance of $19,137.) Do you have any other outstanding debts, like a student loan? And, would you give a rough estimate of your total monthly expenses? Do you have a savings account or any other kind of emergency fund? Are you willing to verify your income with Lending Club? (Please contact Lending Club to find out how.)	I have the approximately $12,000 Gold Option "loan" (it's actually a line of credit with a misnomer) I'm trying to refinance now (it's a little higher, but by the time the funding potentially goes through I'll have made a payment) and I have a single credit card with approximately $6,300. The remaining balance probably reflects payments that have been made and have not yet been reported to the credit bureau. The credit card is at a low enough rate I don't feel the need to refinance it; the loan is the beast that needs slayed. Including the payment I make now to the Gold Option loan, I pay about $2000 a month in total bills. I do have multiple savings accounts, although in honesty they've recently been depleted by new tires and medical bills. They'll be replenished shortly. I am willing to verify income with Lending Club, I'll check with them to see what's necessary.
Have you taken the steps to verify your income with LC? It involves sending copies of pay stubs, etc. Why did you take out the Gold Option Loan in the first place? What were you paying for? Was there a teaser rate?	As of yet I have not been able to contact LendingClub during their open hours, due to my work schedule conflicting. One other potential investor has requested I investigate, I'm hoping to get in touch soon. The Gold Option Loan was sold as a debt consolidation loan; I was provided with what turned out to be a "estimated" rate. When the loan processed, the rate was much higher and I was pretty much locked in unless I could pay the loan off right then and there. Similar trick used by car dealers.
What are you going to do with the remaining ~$7k of debt that won't be covered by this loan?	Pay it down as normal, the interest rate isn't nearly as high with that card.

Member Payment Dependent Notes Series 455671

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
455671	$8,000	$8,000	14.96%	1.00%	November 6, 2009	November 12, 2012	November 12, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 455671. Member loan 455671 was requested on October 29, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,200 / month
Current employer:	Health Choice Medical	Debt-to-income ratio:	4.50%
Length of employment:	4 years	Location:	Los Angeles, CA

Home town:
Current & past employers:	Health Choice Medical
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on October 29, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	01/2006	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	12	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$5,009.00	Public Records On File:	0
Revolving Line Utilization:	49.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
I am considering an investment in your loan. Questions I have are: 1. Job Position and very briefest job description: 2. Income: 1 or 2 wage-earners? 3. Mortgage payment per month is? 4. Car payment(s) per month is? 5. Credit card payments per month are? Thanks in advance for your answers. Good luck with your loan's 100% quick funding. Also, please verify your income with Lending Club. Note: My investment in loans occurs AFTER I received answers.	I work for a medical supply company for about 4 years now. I manage all provider information and maintenance. I receive $5200 monthly income every month. The sad thing is I pay $1500 per month for rent which I rather pay for mortgage. No car payments, no installment loans. My minimum payments for my credit cards are $300, however, I pay $1000 per month rather then minimum payments.

Member Payment Dependent Notes Series 455697

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
455697	$8,650	$8,650	8.94%	1.00%	November 5, 2009	November 12, 2012	November 12, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 455697. Member loan 455697 was requested on October 29, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,500 / month
Current employer:	Orphic Workshop	Debt-to-income ratio:	11.80%
Length of employment:	4 years	Location:	Las Vegas, NM

Home town:
Current & past employers:	Orphic Workshop
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on October 29, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1990	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	21	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$3,590.00	Public Records On File:	0
Revolving Line Utilization:	30.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
So roughly half of the loan would be used for vet bills and half to pay of credit card balance? Thank you in advance.	Hello - about a quarter is unexpected vet bills from my 16 year old border collie having a stroke. The rest is credit cards.
please describe why you are a good candidate, why we should lend to you, what this is for, and why we have nothing to worry about?	I think I'm a good candidate because I'm actually paying more than this monthly to pay the credit cards down. Consolidating will lower my monthly payment because of the better interest rate.
How much are your monthly expenses (rent, car, etc.)? Hope your dog feels better soon.	He's actually doing amazingly well, thanks! Rent - 200 Cell - 80 Credit card payments - 300 (been trying to pay them down, realized this would be better) phone - 60 electricity - 70 water - 50 health insurance - 150 car - paid off car insurance - 75 storage unit - 50

Member Payment Dependent Notes Series 455716

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
455716	$10,200	$10,200	8.94%	1.00%	November 6, 2009	November 12, 2012	November 12, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 455716. Member loan 455716 was requested on October 29, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$7,083 / month
Current employer:	Eodt	Debt-to-income ratio:	0.00%
Length of employment:	1 year	Location:	brooklyn, NY

Home town:
Current & past employers:	Eodt, U.S Army
Education:	CUNY Queensborough Community College

This borrower member posted the following loan description, which has not been verified:

Want to buy a home for my family in Tacoma Washington.ex military served my country just looking for some where peacefull to live. Thank you

A credit bureau reported the following information about this borrower member on September 18, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1999	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	16	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$6,473.00	Public Records On File:	0
Revolving Line Utilization:	11.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Please provide a rough breakdown of your monthly expenses. Will you have the same employer after moving?	hello yes i will have the same job i can move anywhere in the world and i will still retain my job. there is a break down i sent it to one of the future lenders.
What are your detailed monthly expenses? why should we lend to you? How are you not a risk if you cannot come up with a down payment? Please verify income. Thanks.	i make about 7k a month i also get about 1,200 dollars a month direct deposit into my account from the U.S goverment. the 1,200 is for a combat injury in iraq. i will get this unitl the day i die. i also got over 25,000 saved for a deposit and about 15,000 in stocks i can use it for a bad day. i gather make a bigger deposit so my house payment can be smaller in the long run. dontscrewmeover:>> it seem like you had a lot of bad luck with loan lending. I also am a investor at lending club. you have to ask yourself why do you lend money is it to help those that need a little or do you do it for the money. if you pick investment then your in the wrong place. you need to invest in the stock market you will double triple your money in one day. i know i have done it. i have no big expense one card about 2,800 and another about 2,000. i have no rent i live with my wifes mother i do give about 300 -400 a month because i want to not because i have to. i will anwser all question but it might take a few days. Thank you
I see that the loan was relisted, what was it relisted due to?	yes it was relisted. this loan was fully funded in about 5 to 7 days when it was posted last time. the reason was i did not answer the phone when lending club called me. i was in iraq working, my wife told me lending club called but they never made any effort in letting me know this was the final back ground check before they tranfer my loan into my account,. just let me know if i answer your question
What is your position and can you describe what you do where you can work anywhere in the world? Thanks for your dedicated service and the sacrifices you made for the country.	thank you for saying that but i had done my time and know im thanking those that gave some and those thst gave all. they are the true hero now im just someone in the pass wishing the best for the future. the answer to your question i work in iraq as rapid response static security.sorry if i conffused you but with the company i work for they hirer people around the world so that mean i can live anywhere i wish as long its not a communist country but there are pre-rep such as obtaining a security clearance weapon handeling skills. in this line of busy you can work anywhere if you have the combat tactical skills . just let me know if i answer your question
If you are able to 'double triple your investment in one day in the stock market,' as you state above, why are you asking us for a loan?	yes anyone can make the money put you have to do alot of research. i dont have the time anymore im busy if i did i wouldn't ask for a loan. you can start listen to jim crammer mad money thats what i have done just google his name.take care wish you the best. thank you

Member Payment Dependent Notes Series 455736

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
455736	$5,000	$5,000	15.65%	1.00%	November 6, 2009	November 16, 2012	November 16, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 455736. Member loan 455736 was requested on November 2, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,590 / month
Current employer:	Commonwealth of Kentucky	Debt-to-income ratio:	23.48%
Length of employment:	< 1 year	Location:	LEXINGTON, KY

Home town:	Sanfrancisco
Current & past employers:	Commonwealth of Kentucky, Social Security Administration (SSA), Pacific Pulmonary Services, Cardinal Fitness, New York States Parks and Recreation
Education:	SUNY College at Oswego

This borrower member posted the following loan description, which has not been verified:

565369 added on 11/02/09 > I plan on using this loan to pay off two credit cards, a loan for my laptop and pay my car insurance 6 months in advance. In addition to my day job, I also work at a restaurant at night taking in an additional $150-200/week. 565369 added on 11/03/09 > I want to clarify the answer to my question from a lender, I stated in the answer that my serving job brings in $150-200 a month, when I meant $150-200 in a week. 565369 added on 11/03/09 > My work income is $31,075 a year in addition to appx $10,500 yearly as a server. Total income about $41,000 a year. 565369 added on 11/03/09 > I want to explain a little more in detail about why I want this loan! First off, I have one NASTY credit card out right now with a very high interest rate. I am trying to eliminate that completely, which is the first thing I will do with this loan. Having this credit card is really dragging down my finances, the interest rate is making it impossible for me to even make a dent in. With the remainder of the loan I am going to take out one smaller credit card bill along with a credit card/loan that I have out on my laptop that I purchased recently. Finally, with the remainder I am going to put towards 6 months of my car insurance policy, which is currently $154/month. I will have no problem paying this loan because without the car insurance and credit card, I will actually be paying LESS monthly than I already am! Getting this loan will help me and my credit IMMENSELY and I appreciate all lenders who are wiling to help me! Thanks! 565369 added on 11/04/09 > Thanks to everyone for your help so far! You won't be let down, I've never missed or had a late payment for any bills or loans. I'm a very dependable borrower.<br/> 565369 added on 11/05/09 > Thanks again for helping everyone!! I'm almost there :) I appreciate you all.<br/> 565369 added on 11/05/09 > ALMOST THERE! ONLY $225 away! Thanks everyone.<br/>

A credit bureau reported the following information about this borrower member on October 30, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	09/2004	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	20	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$2,700.00	Public Records On File:	0
Revolving Line Utilization:	75.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	5

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
November 3RD 2009 Many small investors working together fund LC borrowers loans. Questions I have concerning your $5,000 loan application are: 1. Position @ Commonwealth of Kentucky is ? 2. Housing (mortgage or rent) payment per month is? 3. Car payment(s) per month are? Loan information I requested is NOT displayed on-screen to aid prospective investors; thus investors must ask questions. Thanks in advance for your answers to all questions. Good luck with loans quick 100% funding. My investment occurs after I receive your clarifying answers.	Hi! Thanks for your interest. My position at Commonwealth of Kentucky is a state job, I actually work under the federal government for the Social Security Administration. I am a Disability Adjudicator. I make decisions to disability income claims based on medical records. My rent per month ranges from $350-400. I have a roommate and we split our rent each month. My car payment each month is $217. I do have a second job however, I am a server at a restaurant which brings in an additional $150-200 each month, there was no where to include this information on my application. Thanks for you interest in my loan.

Member Payment Dependent Notes Series 455737

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
455737	$12,000	$12,000	14.26%	1.00%	November 9, 2009	November 12, 2012	November 12, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 455737. Member loan 455737 was requested on October 29, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,000 / month
Current employer:	U.S. Bureau of Economic Analysis	Debt-to-income ratio:	16.28%
Length of employment:	3 years	Location:	Alexandria, VA

Home town:
Current & past employers:	U.S. Bureau of Economic Analysis
Education:

This borrower member posted the following loan description, which has not been verified:

511310 added on 10/29/09 > I'm paying off a high-interest credit card. I have a stable financial history, having never missed a payment. My employment situation is stable-- I have worked for the Federal government for over three and a half years, and have consistently received high performance ratings from my superiors. I also hold a Master's degree in Economics. Though I'm easily able to pay off the card at the current rate, I'd rather pay less in interest while providing a good return to an average person, rather than helping finance the salary of an executive at a bailed-out financial institution that treats its customers poorly.

A credit bureau reported the following information about this borrower member on October 29, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1994	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	8	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$26,331.00	Public Records On File:	0
Revolving Line Utilization:	96.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
10.30.2009 Many small investors together fund LC borrowers loans. Questions I have concerning your $12,000 loan application are: 1. Position @ US Bureau of Economic Research is ? 2. $5,000 reported gross income is either: yours or yours and another income earners? 3. Housing (mortgage or rent) payment per month is? 4. Car payment(s) per month are? 5. Credit card payments per month are? Loan information I requested is not displayed on-screen to aid prospective investors; thus investors must ask questions. Thanks in advance for your answers to all questions. Good luck with loans quick 100% funding. My investment occurs after I receive your clarifying answers.	Hi, thank you for your questions. 1. My position title at the BEA is "Economist," it's officially a ZP-III, and my position in that pay band is equivalent on the GS scale to a GS-12. 2. My reported income is mine alone. I do live with another person, who has a similar income. 3. My rent payment is $925/mo, which is half of the total $1850/mo (as noted before, I live with another person). 4. I have no car payments. I own my car outright, and have very low insurance rates, as I have a good driving record and don't use my car for commuting. 5. My credit card minimum payments per month (for non-AMEX, AMEX minimum payment is always the full balance) most recently equaled about $650. That would fall by about half, but be offset by the payments on this loan, leaving my total payments on debt roughly equal.
It appears that you are close to being maxed out on your credit cards? What measures have you taken to avoid having to pay the financial institutions high interest rates in the future? Thank you in advance for your answers.	Hi, thank you for your question. As you noted, I do have high balances on the credit cards on which I do carry a balance at all. One of these cards has a high interest rate; the other does not. I will be using this loan to pay off (and close-- it's the younger of my accounts) the high-interest card. Were my rate to be increased on the existing balances on the other card on which I carry a balance prior to the implementation of the CARD Act of 2009, I'd close that card as well and continue to pay under the current terms. This plan of action, in combination with appropriate budgeting, will allow me to pay down my debt as quickly as possible, with the ultimate goal of no longer carrying a balance on any credit cards. This will prevent me from being subject to high interest rates in the future.
Thank you for your answers. Check out yodlee.com for free tools on managing your finances. I am funding part of your loan. Don't let me down!	Thank you, I'll take a look at it. Most importantly, I won't let you down.
How did you accumulate $26k in debt?	Good question. The answer isn't terribly interesting, though. I basically ran up most of my debt after I graduated from college and didn't find a job immediately, then didn't make much at first, while moving to a new city and dealing with all the expenses of first getting on my feet, in addition to the expenses associated with graduate school. In short, accumulated the debt because it made sense to do so-- I've advanced quickly in my career, and now make enough to pay off the debt relatively easily.

Member Payment Dependent Notes Series 455769

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
455769	$3,000	$3,000	13.92%	1.00%	November 6, 2009	November 12, 2012	November 12, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 455769. Member loan 455769 was requested on October 29, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$1,464 / month
Current employer:	valley veiw	Debt-to-income ratio:	5.87%
Length of employment:	< 1 year	Location:	FORT MORGAN, CO

Home town:
Current & past employers:	valley veiw
Education:

This borrower member posted the following loan description, which has not been verified:

565438 added on 10/29/09 > I am going to use this loan to pay off my credit cards and get a few things for my house

A credit bureau reported the following information about this borrower member on October 29, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1990	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	6	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$2,979.00	Public Records On File:	0
Revolving Line Utilization:	22.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	8

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What are your monthly living expenses? Please explain the recent 8 inquiries on your credit? Thank you.	I pay rent of a hundred dollars a month for housing, i am currently living with my father and food gas electric and water and trash are all included with what i pay in rent. i have very little furnature so i am wanting to use this as getting this for that. i also have just over $1500.00 on my credit card and am wanting to reduct that so i am not paying so much in interest every month. I have been to a few places looking for this loan. i have also put in applacations of a loan to buy a newer car i have an older car that is rear wheel drive and where i live during the winter it doesnt do good at all i cant get anywhere.
So you are trying to purchase furniture, a car, and pay off your credit cards as well? Would you please describe your normal credit card usage? (ie, do you use the cards daily? for what type of expenses?) Thank you in advance for your answers.	i dont use my credit card very offten at all the reason i was using it so much recently is cause i was ingaged to be married and we put alot of the exspenses on my credit card. Other than that i only use my credit card for emergency purposes only which might include gas for my car or food things along that line but i tend not to use it at all.
the loan is for 3k, how do you plan to do all that? It shows that you have been with your last company less than a year, what did you do before? Why aren't you a risk?	I was a cna for a hospital in Kansas jusr before I took this job. I had to move so that is why Im working for a new company. I took this job because i love the worh that i do I know i havent beent there for very long i have great work ethics and i am very loyal to the company I work for I am also looking for a second full time job as a teaching assitant in the area i live in. I am not a risk at all I have a very limited amout of monthly expenses and what bills I do have are paid on time.
How much does the car cost? How much does the furniture cost? How much of the loan would you be using to pay down your credit cards? Thank you in advance for your answers.	I will be using $1500.00 to pay down my credit card. i will be using a $1000 on the furniture and the other $500 will be used as a down payment on the car. The car in just over $20k and will be using my dad as a cosigner and he is helping with all the payments.

Member Payment Dependent Notes Series 455781

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
455781	$10,000	$10,000	11.14%	1.00%	November 5, 2009	November 12, 2012	November 12, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 455781. Member loan 455781 was requested on October 29, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,160 / month
Current employer:	c n j contracting co	Debt-to-income ratio:	19.31%
Length of employment:	6 years	Location:	alviso, CA

Home town:
Current & past employers:	c n j contracting co
Education:

This borrower member posted the following loan description, which has not been verified:

I'd like to let everyone know that my credit is perfect, I pulled all 3 reports and all scores range from 724-750. I am a stable family man with a secure future in my job. My wife has a stable income as well. We would like to pay down our debt in a closed amortized loan to allow us the freedom from credit card open debt. Thanks for your support!

A credit bureau reported the following information about this borrower member on October 27, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	12/2000	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	14	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$6,648.00	Public Records On File:	0
Revolving Line Utilization:	47.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Your loan request is for more than your total revolving credit balance. What are your intentions for the remainder of the funds? How would the loan payments fit into your budget?	The total of 10k will still leave me with a balance owing of 2400. I plan to use the money sold from my extra vehicle to cover the remaining balance.
please explain why investing in this loan isn't a risk?	I think I answered this question already, in case I have not here goes. I have a leading position in my company for 61/2 years. I have great credit and now want to buy a home. I would like to consolidate open credit into closed credit. We plan on being debt free before the leap into a home purchase. Thanks for your support.
I suggest you contact Lending Club and have your income verified, which will increase lender confidence in your loan.	I have already done so via check stubs. I have been employed for 61/2 years. I am a superintendent and have secure employement by God's grace. Thanks.
Please contact Lending CLub to have them verify your income.	I have submitted my stubs already. Thanks.

Member Payment Dependent Notes Series 455821

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
455821	$24,250	$24,250	16.00%	1.00%	November 10, 2009	November 13, 2012	November 13, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 455821. Member loan 455821 was requested on October 30, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$10,000 / month
Current employer:	Allergan	Debt-to-income ratio:	18.08%
Length of employment:	< 1 year	Location:	WALNUT, CA

Home town:
Current & past employers:	Allergan, BT, LeCG, CyberTrust, Dyntek
Education:	Boston University, Capella University, American Intercontinental University Online, American Military University, DeVry University-California, Northwestern California University School of Law

This borrower member posted the following loan description, which has not been verified:

565551 added on 10/30/09 > Pay of my high interest credit cards 565551 added on 10/31/09 > I have about 6 credit cards and the balance vary from $400 to $14,000. Recently they all raise the interest rate to over 20% and I think it will be easier for me to consolidate all these credit cards with one bill, which will be easier for me. 80% of my debt is for educations. I have a Ph.D. in Organization & Management, Master of Criminal Justice and MBA. Currently I am attending law school which I use my credit cards to pay for books, tutoring and other related expenses. The rest of 20% debt is from traveling to seminars. Thanks. 565551 added on 11/02/09 > I have a very stable full time job at Allergan (NYSE: AGN), as an Information Security Analyst. I have a great credit history also. 565551 added on 11/03/09 > Lending Club has already verified my employment and income.

A credit bureau reported the following information about this borrower member on October 30, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1998	Delinquent Amount:	$0.00
Open Credit Lines:	30	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	56	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$12,067.00	Public Records On File:	0
Revolving Line Utilization:	20.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
I don't see 24k in debt on your credit report. Can you please describe in detail your monthly expenses and why you aren't a risk? Thanks.	I have a few credit cards all of sudden raise the interest rate from 12% to over 20%. I use my credit card to pay for my law school books and tutoring cost. I want to consolidation all my credit cards into one bill with better interest, and easier to manage. Thanks.
please provide details of your credit cards with balances as well as your monthly expenses.	I have about 6 credit cards and the balance vary from $400 to $14,000. Recently they all raise the interest rate to over 20% and I think it will be easier for me to consolidate all these credit cards with one bill, which will be easier for me. 80% of my debt is for educations. I have a Ph.D. in Organization & Management, Master of Criminal Justice and MBA. Currently I am attending law school which I use my credit cards to pay for books, tutoring and other related expenses. The rest of 20% debt is from traveling to seminars. Thanks.
Do you go to law school part-time and work full-time? Jut want to make sure that I understand the situation. Can you please detail out your monthly living expenses? I can tell you that if you don't provide these details, you won't get funded.	I go to law school in a part time basis and I work full time. The following monthly expenses in high level: I live with my parent and pay $500/month for rent. Car lease: $680 Cost of living: $1,000 Student loan payment: $800 These are my fix expenses. Thanks.
2 last questions....1. What is your position? 2. Do you believe that your position is stable? Thanks.	I am the Information Security Analyst/Cyber-Threat Analyst for Allergan. I have a very stable position. Allergan is a profitable company who make Botox and Lap-Band. If you want to know more about me you can check my public profile from LinkedIn. http://www.linkedin.com/pub/ken-chow/3/a35/72 Thanks.
Could you please verify your income with Lending Club? This involves reaching out to them directly to find out what documents are necessary to complete the verification. Lenders feel more confident in lending to borrowers when borrowers take this extra step. Thanks!	Yes, Allergan has a toll free number and web site to verify employee employment status and income, 24 hours a day. I am not sure how Lending Club handle it but I will give the the number and web site to verify upon request. Thanks.

Member Payment Dependent Notes Series 455871

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
455871	$6,400	$6,400	12.87%	1.00%	November 10, 2009	November 13, 2012	November 13, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 455871. Member loan 455871 was requested on October 30, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,898 / month
Current employer:	Novellus Systems Inc.	Debt-to-income ratio:	11.09%
Length of employment:	9 years	Location:	SAN JOSE, CA

Home town:
Current & past employers:	Novellus Systems Inc.
Education:

This borrower member posted the following loan description, which has not been verified:

565639 added on 10/30/09 > This loan is for my first marriage and to move in with my new wife. I have a very stable income and have been working at the company for over 9 years. I have a great monthly budget and after rent and bills still have $1800 left over. I pay my bills on time and only need the loan for planning the marriage.

A credit bureau reported the following information about this borrower member on October 30, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1991	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	11	Months Since Last Delinquency:	68
Revolving Credit Balance:	$12,267.00	Public Records On File:	1
Revolving Line Utilization:	40.00%	Months Since Last Record:	77
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
please describe in detail the public record and why you aren't a risk.	The public record is a judgment resulting from a car accident 6 and a half years ago. I was found at fault and had to pay damages to the plantiff. This was immediately paid in full. I took care of this obligation but do not believe I was at fault.
I am considering an investment in your loan. Questions I have are: 1. Job Position and very briefest job description: 2. Income: 1 or 2 wage-earners? 3. Mortgage payment per month is? 4. Car payment(s) per month is? 5. Credit card payments per month are? Thanks in advance for your answers. Good luck with your loan's 100% quick funding. Also, please verify your income with Lending Club. Note: My investment in loans occurs AFTER I received answers.	Thank you very much for your interest. Please see the following answers: 1. Product Support Engineer, I travel to Asia mostly providing technical and operation expertise to customers who purchase my companies equipment. 2. 1 wage earner. 3. Housing: $1,267.00 4. Car: $81.00 5. Credit Cards: $40.00 I have put in a request to lending Club to verify income. Thank you again for your consideration.

Member Payment Dependent Notes Series 455904

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
455904	$25,000	$25,000	11.83%	1.00%	November 10, 2009	November 14, 2012	November 14, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 455904. Member loan 455904 was requested on October 31, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,250 / month
Current employer:	City of Chicago	Debt-to-income ratio:	8.74%
Length of employment:	10 + years	Location:	CHICAGO, IL

Home town:
Current & past employers:	City of Chicago
Education:

This borrower member posted the following loan description, which has not been verified:

565754 added on 10/31/09 > All I can say is this would be a good investment for someone looking to get a return on their money. I have never been late nor missed a payment since I received my first credit card at the age of 18. Since then I have always kept a low or zero balance and only borrow when necessary which is refelected in my high credit score. I am looking to pay off some small debt and will be using the rest to assist my father who I have been responsible for since he moved near me due to failing health. I have always used credit responsible and requested this loan because I have never been one to put much on a credit card. I prefer the structure of a fixed loan. Any questions just ask and thanks. 565754 added on 10/31/09 > I have been in my current position for over 11 years and have what I consider one of the most stable positions. My income at its base is 75,000 and with overtime I have averaged at or over 100,000 per year for the last several years.

A credit bureau reported the following information about this borrower member on October 31, 2009:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	05/1995	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	22	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$0.00	Public Records On File:	0
Revolving Line Utilization:	0.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Please elaborate a bit on what you would be doing with this loan. Thank you in advance.	I will be using the money to cover some small credit card debt, around $2000, of mine and the rest will be used to cover my father's bills that accumulated prior to him being sick. I will also be using the money to help him move into an assisted living facility.
can you describe what this money will be used for as your credit report doesn't show any debt and "assist your father" is vague. Also, you may want to verify your income by contacting Lending Club member services.	By assisting my father I will be helping him pay some of his debt that he accumulated prior to being sick. I also will be helping to pay for him to move into a assisted living facility. My credit report doesn't show any debt because all I have is small credit card debt ($2000) which may not have shown and the rest will be used for my father's bills as I stated. Thanks.
If you contact Lending Club and have your income verified, there will be a higher level of lender confidence in your loan.	I will be contacting Lending Club on Monday to start the process of having my income verified.
Occupation with the City of Chicago?	Police Officer for over 11 years.
What are your monthly expenses (mortgage, car, etc.)? If you could verify your income, that would be great -- it's one of the things that lenders look for before funding a loan. Good luck!!	The paperwork to verify my income has been faxed to Lending Club. My monthly expenses include mortgage of $1080, car payment of $526 and then various utilities including the usual electric, gas, phone etc. which all inclusive run approximately $400-600 per month.

Member Payment Dependent Notes Series 455956

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
455956	$4,800	$4,800	15.31%	1.00%	November 9, 2009	November 13, 2012	November 13, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 455956. Member loan 455956 was requested on October 30, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$8,131 / month
Current employer:	n/a	Debt-to-income ratio:	6.27%
Length of employment:	n/a	Location:	Richmond, VA

Home town:
Current & past employers:
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on October 30, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1996	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	18	Months Since Last Delinquency:	53
Revolving Credit Balance:	$5,416.00	Public Records On File:	1
Revolving Line Utilization:	67.70%	Months Since Last Record:	72
Inquiries in the Last 6 Months:	5

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is you source of income (employer) and how long have you had it? Thank you.	I've been with Freddie Mac for over 6 months. Was with Wachovia Securities for several years prior to that and with two consulting firms for a total of 12 years prior to Freddie and Wachovia.
Why are you funding the home improvement through Lending Club rather than obtaining a equity line of credit against your house?	It is very hard to get a home equity line of credit right now with the state of the housing market. I've owned my home for 2 years and 8 months and the least amount of home equity that any bank will start with in lending seems to be $10k. Although my house appraised for $15k more than I paid for it in early 2007, it isn't feasible to get a home equity line right now. I also work for Freddie Mac and have done a very large amount of research on this as well and found that Lending Club was the best secondary resource to go to while banks are tight on lending via home equity lines.

Member Payment Dependent Notes Series 455987

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
455987	$2,000	$2,000	11.48%	1.00%	November 6, 2009	November 13, 2012	November 13, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 455987. Member loan 455987 was requested on October 30, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,167 / month
Current employer:	leslie digital imaging	Debt-to-income ratio:	12.03%
Length of employment:	5 years	Location:	brooklyn, NY

Home town:
Current & past employers:	leslie digital imaging
Education:

This borrower member posted the following loan description, which has not been verified:

565910 added on 10/30/09 > need to fix my car

A credit bureau reported the following information about this borrower member on October 30, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	05/1998	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	10	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$4,005.00	Public Records On File:	0
Revolving Line Utilization:	58.19%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What are your current monthly living expenses?	currently 1400.

Member Payment Dependent Notes Series 455991

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
455991	$15,000	$15,000	13.57%	1.00%	November 9, 2009	November 13, 2012	November 13, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 455991. Member loan 455991 was requested on October 30, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,708 / month
Current employer:	n/a	Debt-to-income ratio:	4.88%
Length of employment:	n/a	Location:	Porstmouth, VA

Home town:	Suffolk
Current & past employers:
Education:	Virginia Commonwealth University

This borrower member posted the following loan description, which has not been verified:

565917 added on 10/30/09 > Purpose of loan: This loan will be used to help us bring our son home from Ethiopia. We're in the process of adopting a 2.5 year old beautiful little boy from Ethiopia. We were expecting a 12-18 month process, during which time we'd raise the $22,000 needed (we already have a few thousand saved/raised and are planning to raise the rest). We hadn't expected to fall in love with a little boy from our adoption agency's Waiting Child list. Children are usually on the Waiting Child list due to being older or having special medical and/or developmental needs. The process for adopting Waiting Children is much faster, so instead of having 12-18 months to save the money, we're rushing to raise it all in 90 days! While we could raise it over a year or two, this expedited time frame has drastically altered our financial plans. I am a good candidate for this loan because: * My husband and I made $90,756 in 2008 (haven't calculated 2009 yet). * We will qualify for a $12,150 tax credit when we return from Ethiopia with our son. We plan to use the entire credit paying back this loan. * I am a self-employed web designer with many steady clients. * My husband has a steady job as a Registered Nurse at a large local hospital. * We're running several fundraisers and have extensive support from our friends, family and church. 565917 added on 10/31/09 > I've emailed LendingClub to see how I can verify my income and provide any documentation to expedite the "credit status review" process. So that should be done ASAP. Thank you to all of those who have invested so far to help us bring our son home! 565917 added on 11/03/09 > I've sent in the requested information to Lending Club so that my loan can be approved. Stay tuned!

A credit bureau reported the following information about this borrower member on October 30, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	04/1997	Delinquent Amount:	$0.00
Open Credit Lines:	2	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	9	Months Since Last Delinquency:	36
Revolving Credit Balance:	$6,588.00	Public Records On File:	0
Revolving Line Utilization:	79.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
The best of luck for your adoption plans!! My three bi-racial children were adopted in the 70's. They are now all wonderful adults. I will be happy to include your request with the loans I am helping to fund.	Thank you so much for your sweet message! It really means the world to us that so many people believe in what we're doing and are willing to "put their money where their mouth is" in regards to their values. =)
would like to help. please explain the delinquency.	Hey there. Thanks for your question! I accidentally paid our Target card late in Oct 2006. I paid it immediately when I realized I had forgotten. So there's one 30 day late payment on my report.
Very happy to have this be the first loan I invest in. Good luck to you and your new family!	Thank you so much! Pursuing this loan and this adoption have been so encouraging as so many people have been so willing to help. It feels great!

Member Payment Dependent Notes Series 456023

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
456023	$6,400	$6,400	8.94%	1.00%	November 6, 2009	November 13, 2012	November 13, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 456023. Member loan 456023 was requested on October 30, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,800 / month
Current employer:	n/a	Debt-to-income ratio:	0.26%
Length of employment:	n/a	Location:	Rio Vista, CA

Home town:
Current & past employers:
Education:

This borrower member posted the following loan description, which has not been verified:

565979 added on 10/30/09 > charity 565979 added on 10/30/09 > I have an monthly income of 3500 plus, an no house payments as I have a reverse mortgage. This loan is so I can help someone out who is having a hard time. 565979 added on 10/30/09 > I get 1375 from S.S., 1,700 from retirement, and 1,200 from my job with the VA which is totally secure. 565979 added on 10/30/09 > My monthly budget is 700 for tax and home expenses, 400 for food, - no car payment - but 300 for gas, insurance, etc, and then geneneal expenses, so there is more than enough left over. 565979 added on 10/30/09 > Monthly payments that equal the monthly mortgage payment. It saves me around 1050 per month. 565979 added on 10/31/09 > Also, I have about $110,000 in gold coins and a quarter interest in a home that is worth around $900,000. The person I am trying to help will send me $200 a month, which I will put into my checking account. My account has an adverage balance of around $10,000. So, $200 a month to pay off this loan will be a drop in the bucket. My credit rating is around 800. For an investor, this is about as good a it is going to get.

A credit bureau reported the following information about this borrower member on October 30, 2009:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1995	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	8	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$0.00	Public Records On File:	0
Revolving Line Utilization:	0.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Did you take the reverse mortgage in a lump sum, or do you currently receive monthly payments on it?	Niether. My reverse mortgage pays my monthly loan. Thus I will have no monthly house payments as long as I live in my house. When I get old and have to move to a nursing home then I will have to sell the house. If at that time the house is worth less then what I owe, the government will make up the difference. This saves me around 1050 a month.
You are showing 0 credit line, but 3 inquiries in the last 6 months. What were the inquries for, and how come you don't have any balance?	I applied for a reverse mortage with one company and then for another - I don't know what the third one is for. Anyway, I got the mortgage and now have no house payments for the rest of my life

Member Payment Dependent Notes Series 456032

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
456032	$16,000	$16,000	12.18%	1.00%	November 9, 2009	November 14, 2012	November 14, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 456032. Member loan 456032 was requested on October 31, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,667 / month
Current employer:	Qualitrol Company LLC	Debt-to-income ratio:	17.40%
Length of employment:	10 + years	Location:	HONEOYE FALLS, NY

Home town:
Current & past employers:	Qualitrol Company LLC
Education:

This borrower member posted the following loan description, which has not been verified:

565997 added on 11/01/09 > I am wanting to consolidate credit card debt I currently have and get it paid off once and for all.

A credit bureau reported the following information about this borrower member on October 31, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	05/1992	Delinquent Amount:	$0.00
Open Credit Lines:	16	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	29	Months Since Last Delinquency:	24
Revolving Credit Balance:	$17,070.00	Public Records On File:	0
Revolving Line Utilization:	24.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Since you have been working for your current employer for less then a year could you please describe some of your work history and how this loan will fit in your budget? Thanks.	Hello. I'm not sure if I filled out the application wrong or not, but I've been with my current employer for 11 years, will be 12 years in February. I have just recently been promoted from a Senior Accountant to Accounting Supervisor. I have already budgeted this loan payment into my budget and will not have a problem this monthly payment. Thank you
I am interested in helping fund your loan but first have a few questions. 1. Would you explain the circumstances for the delinquency that appears in you credit history from 24 months ago? 2. Do you have other loans outstanding? If so, what are the monthly payment amounts, and the principal balances outstanding? 3. In the event of job loss what is your contingency plan to repay this loan? 4. Would you consider verifying your income with Lending Club? You may need to contact them for instructions. I understand it???s a hassle, but the income verification reassures potential lenders. Thank you in advance, and good luck with funding of your loan request!	Hello - thanks for the questions. In answer to #1 - that delinquency was actually due to confusion regarding the statement. I had not realized that I accepted to receive my statement electronically. Because I hadn't gotten a physical statement in the mail (which was my trigger at the time to make payments), it became over looked that I needed to make that payment. It was actually a Victoria's Secret credit card account. Once I figured out what was going on, it was too late and the account was delinquent. I learned my lesson there, and haven't missed payments since then! Question 2 - no I don't currently have any other outstanding loans. I paid my car off in March of 2009. Question 3 - I'm fairly confident that I won't lose my job - I was actually just promoted with a 16% pay increase (that is 16% more then I had listed on this loan application). In the event I did lose my job though, I have a good share of money in a retirement savings plan that is fully vested. I could pull from there to satisfy this loan if a last resort. Question 4 - I don't see a problem verifying my income. I will get in touch with Lending Club to find out what is involved. Thanks for your interest in helping to fund my loan. I appreciate it!

Member Payment Dependent Notes Series 456047

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
456047	$10,000	$10,000	13.22%	1.00%	November 6, 2009	November 13, 2012	November 13, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 456047. Member loan 456047 was requested on October 30, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$9,167 / month
Current employer:	City of Palo Alto, CA	Debt-to-income ratio:	9.86%
Length of employment:	2 years	Location:	OAKLAND, CA

Home town:
Current & past employers:	City of Palo Alto, CA, United Airlines, Northwest Airlines
Education:	University of Pittsburgh-Main Campus

This borrower member posted the following loan description, which has not been verified:

566024 added on 10/30/09 > Just need some help with closing costs for a new home. 566024 added on 10/31/09 > I am purchasing a modest home for myself. I work in law enforcement and have done so for almost five years now. My job field is extremely stable and the potential for me paying off this loan within a year or two is high as we have much required overtime in my job. Thank you for your consideration.

A credit bureau reported the following information about this borrower member on October 30, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1993	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	17	Months Since Last Delinquency:	72
Revolving Credit Balance:	$12,919.00	Public Records On File:	0
Revolving Line Utilization:	54.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is the PITI of the new home? How does that figure, the rest of your expenses, and the loan payment fit into your budget?	The price of the home is 350,000. My mortgage (including all taxes, fees, etc.) is going to be 32% of expenses, just slightly more than I am paying in rent now.
What are the monthly payments on the new home, including principal, interest, taxes, and insurance? Do you plan on maintaing your current revolving credit balance of almost 13K, or reducing it? Please explain the delinquency 72 months ago. Thank you in advance for your answers.	Monthly payments on the home will be $2300 including everything.
11.01.2009 Many small investors together fund LC borrowers loans. Questions I have concerning your $10,000 Home Down Payment loan application are: 1. Position @ City of Palo Alto is ? 2. $9,167 reported gross income is either: yours or yours and another income earner? 3. Car payment(s) per month are? 4. Credit card payments per month are? Loan information I requested is NOT displayed on-screen to aid prospective investors; thus investors must ask questions. Thanks in advance for your answers to all questions. Good luck with loans quick 100% funding. My $500 investment occurs after I receive your clarifying answers.	1. I work in law enforcement/policing. 2. Reported gross income is my income alone, no other income earners. 3. I have a car payment of $450/month for now, that will be paid off in 10 months. 4. CC payments of approximately $400/month.
I am happy to help fund your loan. Thank you for your service.	Thank you very much.

Member Payment Dependent Notes Series 456085

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
456085	$4,200	$4,200	15.31%	1.00%	November 6, 2009	November 14, 2012	November 14, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 456085. Member loan 456085 was requested on October 31, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,500 / month
Current employer:	n/a	Debt-to-income ratio:	9.80%
Length of employment:	n/a	Location:	CANTON, MI

Home town:	Royal Oak
Current & past employers:	Myasthenia Gravis Foundation, Specialized Language Development Center, Hospice of Michigan, Samueli Institute, Nuvisions Consulting Group
Education:	Grand Valley State University

This borrower member posted the following loan description, which has not been verified:

566103 added on 10/31/09 > I need this loan to continue to support myself, pay some bills, pay medical and hospital bills, as well as get needed repairs on my old car. 566103 added on 11/04/09 > Recent College graduate needs to pay back student loans, medical bills, physician bills, and pay off credit cards.<br/>

A credit bureau reported the following information about this borrower member on October 31, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	09/2004	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	7	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$5,256.00	Public Records On File:	0
Revolving Line Utilization:	93.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is your income source?	My income source is from working with a partner on writing grants. She has her own company nuvisions consulting group. I write all of the grants for her clients. I am paid per grant that I write. I average $30,000 per year, plus i get commission for each grant that is awarded. I am also seeking another full time job here in Michigan, for which I have been on 10 interviews in the past month.
Finding employment is not guaranteed during this economy. If you were not to find a job, how would you be able to make payments on this loan?	As it is right now I am making $30,000 a year, but just need a little extra cash to pay off some bills and get car repairs. I always make payments on time, and pay as much as I can. I'm currently repaying my student loan also. If worse comes to worse, I am not opposed to taking any job I am offered, whether it's at target or an office. I would prefer to hold out a little longer, maybe another month and see if a job offer comes through. I'm waiting to hear the final decision and outcome of second interviews in the next two weeks. I hope this answers your question.
please describe why you aren't a risk. Your situation sounds desperate and I want to know your financial situation and how this is going to help you but more importantly what assurance do we have of getting paid back. There are a lot of loans on this platform that you are competing against.	Thank you for your question. My situation is desperate, but at the same time it isn't. I am able to make minimum payments right now, but all I end up paying back is interest. I want to make more of a dent in my payments, and to be able to make these car repairs which will average 600 dollars before the winter hits and it's too late. My mechanic told me I need the car repairs or my car will not make it through the winter. I do not believe I am a risk, because i have never missed a payment. I always make my payments on time and pay the minimum amount at the very least. Usually I like to pay back as much as I can afford. I make 30,000 writing grants, and am looking for a secondary source of employment, and need this loan until i can secure additional employment. Upon a secondary job, I would be able to pay back the loan quicker. I assume that I will be able to pay back the loan before the term ends. I guess the only assurance I can provide that I will repay the loan on time is that this is a contract, I have to pay you back, and I hold true to all my promises. I am currently paying back my student loan and have never missed a payment, and pay back more than what is due. I hope this answers your question.

Member Payment Dependent Notes Series 456132

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
456132	$9,250	$9,250	8.59%	1.00%	November 4, 2009	November 14, 2012	November 14, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 456132. Member loan 456132 was requested on October 31, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,500 / month
Current employer:	us army	Debt-to-income ratio:	14.16%
Length of employment:	< 1 year	Location:	atlanta, GA

Home town:
Current & past employers:	us army
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on October 31, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1996	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	17	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$17,411.00	Public Records On File:	0
Revolving Line Utilization:	27.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What does your > 17K of revolving credit balance consist of?	We have several credit cards that we have been slowly chipping away at; down from about 25k. The credit cards accrue interest from 13% to 29%. A personal loan will help us pay off the higher rate credit cards (paying off almost 50% of our revolving debt) more quickly than if we continued to pay them at a higher rate.
what are the details of this loan and your financial situation. please describe your income and provide details of your monthly expenses.	As far as details... we are looking at eliminating our revolving debt completely. It's a lot tougher when you are dealing with the higher interest rates from the get go. I am active duty military with 14 yrs in already, so my source of income is going to be about as it gets. Our monthly expenses are fairly typical, utilities, groceries and one car payment, which we are ahead of paying off on schedule. We initially started getting behind on the revolving debt when we started finishing our basement. The bathroom was the most expensive piece, and that has been completed.
Thank you. Good to hear that you are reducing the debt. You may find the free tools at yodlee.com as helpful in managing finances as I have. I am funding part of your loan, and good luck on having the rest funded quickly.	Thanks for the link, i'll give it a good look
what are the numbers ?	950/m to school tuition, 2100/m to mortgage and escrow, 400/m to food, 200/m gas and electricity, 80/m cell phones, 100/m home phone and internet, revolving debt payments min of 350/m. Currently this leaves us about 500/m to play with as far as paying down some of the revolving debt. By consolidating some of this revolving debt at this lower interest rate, it allows us to pay less but make a more significant dent to our debt. Everyone wins.
Is it safe to assume that there's a second income? If so, what is the second income? Thanks.	currently no second income
Sorry, I am a CPA and I am having issues with your math. Lets say that you are at the 25% tax bracket and your take home pay is around $4125. Your expenses above is $4180. Am I wrong or are you over leveraged?	I don't think your math is wrong, however, I spend the majority of my time overseas, deployed to combat zones. This excludes me from paying income tax for those months that i am deployed. I just returned from a six month deployment and will be headed back to afghanistan in december. I only have three months in 2009 for which i will pay taxes.

Member Payment Dependent Notes Series 456278

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
456278	$12,000	$12,000	12.53%	1.00%	November 10, 2009	November 16, 2012	November 16, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 456278. Member loan 456278 was requested on November 2, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,583 / month
Current employer:	Johns Hopkins University	Debt-to-income ratio:	15.40%
Length of employment:	9 years	Location:	PASADENA, MD

Home town:
Current & past employers:	Johns Hopkins University
Education:

This borrower member posted the following loan description, which has not been verified:

566472 added on 11/02/09 > This will help me consolidate my credit payments into one monthly bill so i can pay them off faster. 566472 added on 11/07/09 > Thank you for all your questions hopefull i've been able to provide enough information to you all. Thank you to those who are funding my loan.<br/>

A credit bureau reported the following information about this borrower member on November 2, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	02/2000	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	19	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$18,700.00	Public Records On File:	0
Revolving Line Utilization:	69.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Please describe your credit card usage.	Most of my spending has been spread between automobile, medical or school expenses. Some personal however.
I am interested in helping fund your loan but first have a few questions. 1. Would you briefly describe the type of work you perform at Johns Hopkins University? 2. Do you have other loans outstanding? If so, what are the monthly payment amounts, and the principal balances outstanding? 3. In the event of job loss what is your contingency plan to repay this loan? 4. Would you consider verifying your income with Lending Club? You may need to contact them for instructions. I understand it???s a hassle, but the income verification reassures potential lenders. Thank you in advance, and good luck with funding of your loan request!	I'd be happy to answer your questions sorry for the delay i was out of town. I'm a manager who supervises computer techs. I currently have a car loan. I work another job that i can switch over to full time status with if i lost my current job. Unlikely as i am in a role that garuntees a lot of job security. No problem verifying my income i'll call lending club monday and see how to do it. Thanks!
I would like to help fund your loan, but have a few questions. Could you provide any more details on your debt consolidation plans? (Your credit history shows a revolving credit balance of $18,700.) Do you have any other outstanding debts, like a car loan or student loans? And, would you give a rough estimate of your total monthly expenses? Can you give a short description of the type of work you perform for Johns Hopkins University? Do you have a savings account or any other kind of emergency fund?	My consolodiation plans are to get my current credit consolodated to one loan then i would make three payments a month for car, school loan and this loan. Monthly expenses are around with out credit or loan payments are 1800.00 I work two jobs however at about 60 hours per week. I am a manager who supervises two computer techs. I have savings accounts and IRA's
Couple of questions: 1) What's your position at John Hopkins U? 2) Your credit report shows a revolving balance of $16k, yet you are only requesting$12k. Can you explain why? 3) Please list out the balances and interest rates of your various cards. Thanks and good luck.	Position at JHU is a manager that supervises two computer techs, I'm request 12k for credit consoldation my other balance is from school related and medical loans. Thanks!

Member Payment Dependent Notes Series 456281

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
456281	$8,000	$8,000	8.94%	1.00%	November 6, 2009	November 15, 2012	November 15, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 456281. Member loan 456281 was requested on November 1, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$9,533 / month
Current employer:	URS Corporation	Debt-to-income ratio:	11.87%
Length of employment:	10 + years	Location:	Gibsonia, PA

Home town:
Current & past employers:	URS Corporation
Education:

This borrower member posted the following loan description, which has not been verified:

566476 added on 11/01/09 > Moving toward eliminating all my credit cards. This will go to retire one of my higher rate cards 566476 added on 11/01/09 > The $8000 loan will retire my Discover Card Balance

A credit bureau reported the following information about this borrower member on November 1, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1990	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	24	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$53,066.00	Public Records On File:	0
Revolving Line Utilization:	53.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 456408

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
456408	$10,000	$10,000	8.94%	1.00%	November 6, 2009	November 15, 2012	November 15, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 456408. Member loan 456408 was requested on November 1, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$2,947 / month
Current employer:	Marvin Millwork & Cabinetry	Debt-to-income ratio:	12.52%
Length of employment:	9 years	Location:	Shickshinny, PA

Home town:
Current & past employers:	Marvin Millwork & Cabinetry
Education:

This borrower member posted the following loan description, which has not been verified:

566732 added on 11/01/09 > I do not like borrowing money!! However, I also do not like trowing money away in home heating cost. This money will be used to make my home more energy efficient. And will pay for itself, at today's prices, in less than 8yrs. Which will then save me money and build equity in my home. I have a 17yr credit history and currently have a credit rating of 805. I take pride in being financially stable and will continue to do so.

A credit bureau reported the following information about this borrower member on November 1, 2009:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	04/1992	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	12	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$2,600.00	Public Records On File:	0
Revolving Line Utilization:	12.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Are you the sole earner? Do you have a fully funded emergency fund? Do you have health insurance? Thank you in advance for your answers.	No, My wife workes full time as a teacher. No, we have only been married 3yrs and our emergency fund is only at just under $10000. My family has health insurance, but I do not.

Member Payment Dependent Notes Series 456469

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
456469	$5,000	$5,000	11.83%	1.00%	November 6, 2009	November 16, 2012	November 16, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 456469. Member loan 456469 was requested on November 2, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$7,083 / month
Current employer:	Givaudan Flavors Corp.	Debt-to-income ratio:	20.57%
Length of employment:	7 years	Location:	BURLINGTON, KY

Home town:
Current & past employers:	Givaudan Flavors Corp.
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on November 2, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	03/1996	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	23	Months Since Last Delinquency:	73
Revolving Credit Balance:	$5,147.00	Public Records On File:	0
Revolving Line Utilization:	51.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 456474

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
456474	$4,800	$4,800	16.00%	1.00%	November 6, 2009	November 16, 2012	November 16, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 456474. Member loan 456474 was requested on November 2, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$8,167 / month
Current employer:	Citigroup	Debt-to-income ratio:	6.06%
Length of employment:	10 + years	Location:	CLIFTON, NJ

Home town:
Current & past employers:	Citigroup
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on November 2, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1996	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	18	Months Since Last Delinquency:	62
Revolving Credit Balance:	$72,289.00	Public Records On File:	0
Revolving Line Utilization:	97.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Greetings - Your profile shows about $72K in debt. Could you please explain what this consists of and how you accrued it? Also, could you explain the credit card utilization of 97%? Finally, what was the delinquency from about 5 years ago? Thank you and best of luck on your loan; Art	Art, Most of the debt was run up by a previous spouse. While my income more than allows me to make timely payments, two kids in college at the same time has not allowed me to pay them off. Part of this loan is to consolidate the smaller high interest credit cards (some at 29.99%). The delinquency from five years ago was probably an oversight at the time. As you can probably see from my credit report, this is merely a blip as my track record shows. Regards, Jerry
What does your Revolving Credit Balance of $72,289.00 consist of? Please explain the delinquency 62 months ago? What actions have you taken other than requesting this loan, to get control of your finances?	Art, Most of the debt was run up by a previous spouse. While my income more than allows me to make timely payments, two kids in college at the same time has not allowed me to pay them off. Part of this loan is to consolidate the smaller high interest credit cards (some at 29.99%). The delinquency from five years ago was probably an oversight at the time. As you can probably see from my credit report, this is merely a blip as my track record shows. Regards, Jerry
What actions have you taken other than requesting this loan, to get control of your finances?	While I understand the amount of debt incurred, mostly during my previous marriage, is high, I do not view it as out of "control" as I am more than able to make the scheduled payments. We have been able to save up enough money now to feel comfortable enough to begin attacking these debts more aggressively. I applied for this loan as a means to pay off some of the smaller high interest credit cards and begin the larger process of paying down the overall debt. Regards, Jerry
you are competing against 200+ loans. If you want to get funded, I would suggest giving a lot of details about your income, detailed monthly expenses including spouse debt, and how you are planning to use this money and why you aren't a risk for us.	LOL. "Dontscrewmeover" must have me confused with someone else. I am high level executive with one of the largest financial institutions in the world. I have been employed non-stop for over 24 years. Over the course of thousands of payments made to various credit organizations, it appears I was a couple of days late on ONE. What risk? I applied for this loan by clicking on an ad and thought I'd see if I can get a small loan to pay off some high interest stuff. It's no big deal to me. Personally, as one finance guy to another, you shouldn't lose out on this opportunity to make a few guaranteed bucks off of a sure bet.
Hi, I'm interested in funding part of your loan. Could you answer these questions please? I do understand you're a high income, financial executive, and this is a small loan to you (apparently to pay off some high interest credit cards), but we're all just trying to get a feel for you -- we're not given much data to go on by default. Your $72K debt is a real red flag compared to most potential borrowers on the system, although at first glance your (unverified) income seems to be adequate. But please share your answers to the following questions that haven't been asked yet. Everyone will be able to see your responses. 1. Are you willing to contact Lending Club to find out how to get your income verified? It reassures potential investors so it gets your loan funded faster. 2. Could you describe the $72K debt -- that is, is it with one lender, what's the interest rate, etc.? 3. What are your monthly expenses (living expenses + debt payments)? 4. Are you paying the minimums on your revolving credit or more? 5. Do you have a savings/emergency account? How much is in it? How much do you put in it per month? Thanks in advance...	Thank you for your interest in funding this loan. At first I didn???t understand how Lending Club worked and thought these questions were all coming from the same lending agency. I will be happy to answer your questions and hopefully alleviate any concerns you and others may have. 1. As long as it???s unobtrusive to do so, I will gladly allow my income to be verified. If you would like, I can email you a copy of my latest pay statement if that would help. 2. A majority of the $72K in debt is on one single Amex card at 16%. Previously, we just considered this a monthly bill and did not look towards paying it down (we even pay more than the minimum to continue to use it for points. Silly? Certainly.). We are now going to begin redirecting funds previously earmarked as savings towards paying down this card. 3. Monthly expenses are typical (e.g. Mortgage $1800, Utilities $600, Food $1000, Car Insurance for two cars in NJ $250, etc. The only stand out items here are the lack of car payment (paid in full), subsidizing college tuition for two children (about $4000 contributed per year), and approximately $1000 being put into various types of savings. 4. We usually pay a bit more than the minimums on our revolving debt and our mortgage as we are aware this is a positive to do so. However, some of the small balance credit is very high interest and the little bit extra doesn???t go very far (hence the request for this loan). 5. As mentioned in number 3, we have been putting money away as a safety net and now feel comfortable enough to lower the amount for that and redirect towards paying down some of our debt. The money is spread out with Bonds, IRAs, some cash readily available, 401Ks, etc. We have built up enough to keep us solvent for some time should anything unexpected were to occur. I hope this helps. For what it???s worth, although we have one major red flag, if you had access to our credit history, you would see years of on-time payments to many different lending firms (e.g. Mortgage, Car, Credit Cards, Utilities, etc.). Except for one $100 oversight over five years ago, our payment history is impeccable. We will have no difficulty in paying this loan in a timely manner. Especially considering the loan will be used to pay off some existing high interest debt, netting us an additional $75 a month in income. I assure you we are little to no risk and a wise investment on your part. Thanks and many regards, Jerry
Citigroup isn't doing too well as a whole--what division or asset group of Citi do you work in?	Ouch. LOL. I work in one of the few profitable departments of Citi. I am in the IT arena (Infrastructure and technology). We actually support a great many other banks as well.
Jerry; Thanks for your detailed answers. I will kick in $500 toward your loan by end of business today. Good luck to you. Once you get your finances squared away please come back to this site as a lender. I think you would enjoy it.	I greatly appreciate it. I have found this whole process very interesting and may try out the lending portion in the future. This is really a great concept.
I will be funding part of your loan, and wish you the best of luck.	Thanks. Appreciate the trust and well wishes.

Member Payment Dependent Notes Series 456477

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
456477	$9,500	$9,500	8.59%	1.00%	November 9, 2009	November 16, 2012	November 16, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 456477. Member loan 456477 was requested on November 2, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,000 / month
Current employer:	Knox College	Debt-to-income ratio:	20.70%
Length of employment:	2 years	Location:	GALESBURG, IL

Home town:
Current & past employers:	Knox College
Education:

This borrower member posted the following loan description, which has not been verified:

566907 added on 11/02/09 > Have left over credit card debt from grad school and tired of interest rates creeping up especially with new credit card legislation coming. I tend to payoff $500-600 per month on two credit cards now, but I certainly wouldn't mind lowering the 17% and 19% interest rates.

A credit bureau reported the following information about this borrower member on November 2, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	09/2000	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	24	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$9,324.00	Public Records On File:	0
Revolving Line Utilization:	32.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Do you intend on keeping 6 open credit cards? What else have you done to control your debt? Thank you in advance for your answers.	I intend on keeping the current accounts open as none have imposed annual fees and my understanding of FICO scores is that closed accounts can actual hurt the score. I have already stopped traveling with credit cards and only use debit cards and cash as an immediate way to account for money spent. Also, most of this debt was accumulated during graduate school and actually has been reduced (except for the interest rates working against me) during my tenure working full time the last two years.
I suggest you contact Lending Club and have your income verified, as this will increase lender confidence in your loan.	I have contacted Lending Club to find out how to do this.
I have the following questions: 1. What is your current position at Knox College? 2. Can you please, work with LendingClub to verify your income? 3. Can you please, list your recurring expenses (rent, car, Credit Cards et al.) Thank you!	1) I am the Assistant Director of Campus Life. I work with housing and large special events on campus. 2)I have an email out to their customer support to find out how to do this. 3) I have a student loan payment of $280 and a car loan of $270. Knox provides me with housing which includes other standard expenses (utilities, cable, etc.) I budget about $80 a month toward insurance (so the bill isn't shocking) and have $30 gym membership. I tend to pay about $700 on credit card per month (minimums would be closer to under $200).
Thank you for your answer. You mention you tend to pay $700 on credit card per month. But wouldn't you have paid the credit card debt, with the money from LendingClub? Thank you!	I would. I was just trying to profile my current budget especially since he mentioned credit card. I will pay that off and just pay the set payment once the loan is finished.

Member Payment Dependent Notes Series 456479

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
456479	$9,800	$9,800	8.59%	1.00%	November 9, 2009	November 16, 2012	November 16, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 456479. Member loan 456479 was requested on November 2, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,000 / month
Current employer:	Germfree Laboratories, Inc.	Debt-to-income ratio:	14.46%
Length of employment:	4 years	Location:	PALM COAST, FL

Home town:
Current & past employers:	Germfree Laboratories, Inc.
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on November 2, 2009:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1998	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	13	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$6.00	Public Records On File:	0
Revolving Line Utilization:	0.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is the large purchase that you plan on making? What is your position at Germfree?	Large purchase=engagement ring position at Germfree=Controller

Member Payment Dependent Notes Series 456534

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
456534	$7,000	$7,000	8.94%	1.00%	November 9, 2009	November 16, 2012	November 16, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 456534. Member loan 456534 was requested on November 2, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,500 / month
Current employer:	Williams, Smith & Summers	Debt-to-income ratio:	23.44%
Length of employment:	10 + years	Location:	Mount Dora, FL

Home town:
Current & past employers:	Williams, Smith & Summers
Education:

This borrower member posted the following loan description, which has not been verified:

567013 added on 11/02/09 > Lending Club sent my husband and I an email that stated "Because of your good standing as a borrower with Lending Club, you are eligible to receive a second loan with us." We have had such a good experience that we thought we'd finish off our last remaining credit cards and hopefully soon sign up to be a lender for someone who needs a little help.

A credit bureau reported the following information about this borrower member on November 2, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	04/1995	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	20	Months Since Last Delinquency:	45
Revolving Credit Balance:	$16,405.00	Public Records On File:	0
Revolving Line Utilization:	66.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 456540

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
456540	$8,500	$8,500	12.53%	1.00%	November 9, 2009	November 16, 2012	November 16, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 456540. Member loan 456540 was requested on November 2, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,083 / month
Current employer:	Novozymes	Debt-to-income ratio:	19.06%
Length of employment:	2 years	Location:	Merrick, NY

Home town:	Raleigh
Current & past employers:	Novozymes
Education:	Georgia Institute of Technology

This borrower member posted the following loan description, which has not been verified:

567023 added on 11/02/09 > These funds will be used to cover rennovation costs for a 2-unit rental property that cash flows over 700$/month. The work will be finished within a month of funding, and I can easily pay the monthly payment out of my full-time salary if need be.

A credit bureau reported the following information about this borrower member on November 2, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	07/2002	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	23	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$2,280.00	Public Records On File:	0
Revolving Line Utilization:	53.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Will the work be accomplished with the renters in place? Is the rental income included in the 4K monthly income posted here?	There are currently no renters, the work is too significant. Work is scheduled to be completed by mid-November, and I plan on having renters by December. The zip code is 27601, it's a high demand rental area. The 4k monthly income refers to my full-time job and income from my other rentals. Once this one is rented that number would increase.
Without renters, how are you cashflowing 700 a month?	Before the project, was cash flowing 400/month. After, and during the payback of this loan, it will cash flow 700.
What makes you comfortable that potential tentants will be able to pay 700/month in this economic environment? What is a going rate for similar rental units?	There's two units, I'm going to rent each side for 550/month. I know it's competitive for the area because it's not the only rental property I own in that zip code. I currently owe about 350/month on it, so conservatively I'll end up with 700/month profit.

Member Payment Dependent Notes Series 456556

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
456556	$10,000	$10,000	8.59%	1.00%	November 10, 2009	November 16, 2012	November 16, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 456556. Member loan 456556 was requested on November 2, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,417 / month
Current employer:	Teva Pharmaceuticals	Debt-to-income ratio:	15.31%
Length of employment:	5 years	Location:	NANUET, NY

Home town:
Current & past employers:	Teva Pharmaceuticals
Education:

This borrower member posted the following loan description, which has not been verified:

567045 added on 11/02/09 > This loan will help me to furnish my apartment. I have been using my parents old furniture since i moved in. I have a reliable borrower and have never had a late payment. My job is currently stable as I work for a large pharmaceutical company. 567045 added on 11/02/09 > Correction to the above note: I am (not have) a reliable borrower. Also, although i am given 3 years to pay this loan back, I am hopefully getting a promotion in the new year that will allow me to pay this back to you, the lenders, quicker. I would like to thank you all in advance for helping to achieve this goal.

A credit bureau reported the following information about this borrower member on November 2, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1969	Delinquent Amount:	$0.00
Open Credit Lines:	16	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	33	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$28,289.00	Public Records On File:	0
Revolving Line Utilization:	49.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What does your revolving credit debt of ~28K consist of?	Thanks for the question... That credit debit consists of 3 credit cards that were used in my college days that I am working hard on paying off. My time for paying this debit down will have no effect on my ability of pay back this loan. Thanks again for your question

Member Payment Dependent Notes Series 456565

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
456565	$4,800	$4,800	17.74%	1.00%	November 9, 2009	November 16, 2012	November 16, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 456565. Member loan 456565 was requested on November 2, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$1,167 / month
Current employer:	Wings Nine Inc.	Debt-to-income ratio:	9.51%
Length of employment:	2 years	Location:	Shelby township, MI

Home town:
Current & past employers:	Wings Nine Inc.
Education:

This borrower member posted the following loan description, which has not been verified:

567057 added on 11/02/09 > Plan to use the funds to take care of current debits. Have been in the process of receiving student loan money that will defer til graduation. This loan is to help out until my student loan is finally processed. I have been at my current job for over 2 years with no plans of leaving. I make most my living from serving tables, has been slow because of construction in the area for the past few months. Business is expected to raise over the next 6 months starting this month with new renovations. My current budget is about $750 a month for all my expenses. Great credit score and always pay on time. This loan will be paid off before the 36 payment period is up. 567057 added on 11/07/09 > ONLY $25 NEEDED!!! I have been waiting for an additional $25 to complete funding of my loan. I appreciate everyone that has invested in me so far, thank you so much guys! Anyone who could spare an extra $25 to invest would help lift a large weight from off my shoulders. Thanks.<br/>

A credit bureau reported the following information about this borrower member on November 2, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	08/2005	Delinquent Amount:	$0.00
Open Credit Lines:	2	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	3	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$0.00	Public Records On File:	0
Revolving Line Utilization:	n/a	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	4

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
November 3RD 2009 Many small investors working together fund LC borrowers loans. Questions I have concerning your $4,800 loan application are: 1. Housing (mortgage or rent) payment per month is? 2. Car payment(s) per month are? Loan information I requested is NOT displayed on-screen to aid prospective investors; thus investors must ask questions. Thanks in advance for your answers to all questions. Good luck with loans quick 100% funding. My investment occurs after I receive your clarifying answers.	Sorry I'm kinda new to this whole idea. Well to answer your questions. 1) My rent payment is $734 a month which i split with my roommate ($367). @) My car is paid for so there is no payment, insurance is paid off on it as well until Feburary.
Please itemize your monthly living expenses?	Rent......................$367/month Average Utilities....$150/month Gas for car.............$100/month Cellphone..............$50/month Groceries...............$100/month
What are your monthly payments on the debt that you want to pay off with this loan?	Currently I am setup to pay $900/month over the next 6 months for my debit. If i receive the $4,800 for this loan, i plan on paying off most of that debit right away. The student loan that I'm in the process of getting will take care of my school expenses for next semester so I can focus the money I make at my job on paying off the $4,800. During the later parts of Fall til near the end of Spring is the busy time for our store and business is predicted to be better than previous years past with new renovation and an increase in marketing exposure.
Your current monthly expenses appear to be more than you monthly income. 767(combined living expenses) + 900 (monthly servicing cost of debt) = 1667. 1667(monthly outflow) - 1167 (monthly income) = 500 (gap). Am I missing something in my math? Do you have other income available? Your credit score is great. You seem to have things under control. Just trying to get a better fell for how you are doing it. Is the purpose of this to reduce your monthly debt servicing costs of 900? What is the nature of your debt? Your info doesn't show any revolving debt balance.	Well 1167 was my monthly average as of 2008. Summer months are much slower and the Fall, Winter, and early Spring we see a lot more business. Renovations inside the building have been completed and we have already seen an increase in sales at our store. so my monthly income will be much greater than 1,167. My Fall semester is coming to an end which will open up more time for me to work and for my Winter semester I plan to take more classes online to open up time to work throughout the rest of the year. I estimate my monthly income to average around 2,000-2,250 til around the middle of summer. Other income would be when my student loan is finally finished processing, it would allow me to pay for my Winter and Spring/Summer semesters and doesn't need to be paid off until i graduate. Your math wasn't wrong, I'm not sure I was detailed enough in my explanation. Yes, this loan is to help reduce my 900 a month debt. The nature of my debt is mostly tuition along with some personal debts. I suppose theres no revolving debt balance because I haven't had any debt besides student loans since now and they are all deferred til I graduate.

Member Payment Dependent Notes Series 456618

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
456618	$6,000	$6,000	11.48%	1.00%	November 6, 2009	November 16, 2012	November 16, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 456618. Member loan 456618 was requested on November 2, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,167 / month
Current employer:	Colite Outdoor	Debt-to-income ratio:	1.87%
Length of employment:	5 years	Location:	MIAMI, FL

Home town:
Current & past employers:	Colite Outdoor
Education:

This borrower member posted the following loan description, which has not been verified:

567215 added on 11/02/09 > I plan to use this loan to payoff my credit card balances, my great credit score and my will to keep it that way makes me a good borrower, I have kept my same job for 5 years and still going strong.

A credit bureau reported the following information about this borrower member on November 2, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1973	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	7	Months Since Last Delinquency:	39
Revolving Credit Balance:	$4,133.00	Public Records On File:	0
Revolving Line Utilization:	14.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
How much is your rent including utilities? How much do you spend on transportation?(Gas Insurance, Bus Pass, etc.) Please list any on going expenses? (Tuition, Cell Phone, Life Insurance, Gym membership etc.) Do you have any Dependents? Can you explain your last credit delinquency?	My rent is $250 including utilities, my transportation expenses which is gas is covered by my company as well as my insurance. I have no other real expenses my cell phone is also covered by my company, I pay $91 monthly on my life insurance plan. I do not have any dependants. My last credit delinquency was about 4 years ago, I was going into a transition and a change and I let my credit card payments go by but it was taken care of quickly once I got back on my feet and have learned from mistakes and have really taken seriously my credit score and wont let this happen again.
Please respond to the following: What are your responsibilities at Colite? Are you the sole wage earner in your household or is there another? If there is another, what is your combined income? What are the balances, interest rates, and minimum monthly payments of the debt you will pay off with this loan? In the case of a job loss, what is your contingency plan to repay this loan? Thank you and good luck with your loan	At Colite I am the general manager for the country. I oversee the whole operation. Yes I am the sole wage earner in my household I have no combined income. My balances are as of oct 31 $3453.60, I have a 17.99% interest rate, over $500 are my minimum monthly payments for this debt. In the case of job loss I still have other income I receive which can cover repayment of this loan.

Member Payment Dependent Notes Series 456643

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
456643	$16,000	$16,000	13.22%	1.00%	November 10, 2009	November 16, 2012	November 16, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 456643. Member loan 456643 was requested on November 2, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$7,417 / month
Current employer:	Prince George's County Government	Debt-to-income ratio:	5.66%
Length of employment:	10 + years	Location:	Upper Marlboro, MD

Home town:
Current & past employers:	Prince George's County Government
Education:

This borrower member posted the following loan description, which has not been verified:

567254 added on 11/02/09 > I have been working at the same job for 14 years. I have never been deliquent in any payment. Invest with me and get a guaranteed return. 567254 added on 11/08/09 > My total monthly expenses are $1500 (includes utilities and everything), with overtime I clear (after taxes, medical insurance etc) $6000+ a month, be confident that I will have not problems paying this loan back. Thanks to all those who have invested.<br/>

A credit bureau reported the following information about this borrower member on November 2, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1995	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	16	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$6,847.00	Public Records On File:	0
Revolving Line Utilization:	75.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Your listing indicates that you have worked at your current employer for less than a year - is that incorrect?	Yes that is incorrect. I checked 10+ so I don't know why it says that. i have been working at the same job for 14 years. Thanks
Your credit report says that your outstanding credit is 4-5k but you are asking for 25k. Please advise and also contact LC to verify income.	I have $15k in credit cards. I typically pay them off at the end of the month maybe the reporting is delayed. The other $10k is to pay down my mortgage to get rid of the pmi. When I get rid of the pmi the monthly payment for this loan will be only about $300 more a month and will be paid off in 3 years. I have contacted lc to verify my income. Thanks for your interest.
Any other household income/debt (e.g. from spouse)?	I have a mortgage and the credit cards I want to consolidate but no other debt. I own my vehicles out right. I have other income from a side business but I put that straight into college funds for my kinds and will not divert it. Thank you for your interest.

Member Payment Dependent Notes Series 456653

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
456653	$5,000	$5,000	11.14%	1.00%	November 6, 2009	November 16, 2012	November 16, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 456653. Member loan 456653 was requested on November 2, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,167 / month
Current employer:	ibc (wonder bread Hostess)	Debt-to-income ratio:	5.88%
Length of employment:	3 years	Location:	Edgewater, MD

Home town:
Current & past employers:	ibc (wonder bread Hostess)
Education:

This borrower member posted the following loan description, which has not been verified:

567279 added on 11/02/09 > Heard about this site on the radio. It's a win win for both parties

A credit bureau reported the following information about this borrower member on November 2, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	05/1995	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	16	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$5,305.00	Public Records On File:	1
Revolving Line Utilization:	16.80%	Months Since Last Record:	56
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What were the 3 recent inquiries on your credit for? Please explain the circumstance surrounding the Public Recored 56 months ago? Thank you in advance for your answers.	Type your answer here.I have also been looking to do a refi on the house.The Public record comes from a minor traffic accident. I was sued the judge found in her favor .The whole thing was handled by my insurance company.The accident was very minor ; a piece of wood was sticking out the side of my truck. The wood clipped the mirror on her parked car. She was in the car when it happened. She claimed she was jostled . Kind of crazy the glass or frame of mirror were not even broken. ( It was hyper extended- $300 for insurance to fix)
what's your public record all about?	Had the same question from CriicalMiss. The answer is in my response to her
Could you explain the Public Record on File 56 months ago, is it a bankruptcy? Thanks.	NO from minor traffic accident .I answered in more detail in a previous question
what do you do at your job?	Type your answer here.Route salesman . Order and deliver bread and cake to various grocery and convenience stores

Member Payment Dependent Notes Series 456709

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
456709	$15,000	$15,000	11.48%	1.00%	November 9, 2009	November 16, 2012	November 16, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 456709. Member loan 456709 was requested on November 2, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$6,667 / month
Current employer:	Morgan Stanley Smith Barney	Debt-to-income ratio:	14.31%
Length of employment:	2 years	Location:	Santa Ana, CA

Home town:
Current & past employers:	Morgan Stanley Smith Barney
Education:	The University of Texas at Austin

This borrower member posted the following loan description, which has not been verified:

567374 added on 11/02/09 > I've never been late on a credit card payment and have great credit - but the credit card companies raised my rates to "increase profitability on the account." I say I'm not playing anymore! Thank you for your help.

A credit bureau reported the following information about this borrower member on November 2, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	03/1990	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	32	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$38,142.00	Public Records On File:	0
Revolving Line Utilization:	45.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What other actions have you taken to reduce your debt?	Drastically reduced spending - make do, make it last, or do without.
An edited version of your loan application is viewed by hundreds of potential lenders > By providing additional information it frequently speeds the loan process as others gain in understanding your particular needs. Can you provide us more information about yourself...for example: Income based on one wage earner or two? Your position at Morgan Stanley? Current monthly financial obligations; rent, car loan, etc Which charge cards and current interest rates will you tackle first? Do you plan to close off any of the active credit lines that are still open in your name? Thanks in advance for your cooperation.	My income listed is my single own and is only my base - I also get sales commissions on top of my base income. I did not include my commissions because they are variable. I did not include my husband's income, which is approximately $140,000 per year as an energy exec. I believe people have a moral obligation to work out debt obligations themselves so that's why I didn't include his income. Basically, a few years ago I rolled over debt from my grad school days onto 0%- and low-percent credit cards. All of it worked fine for a while, as I never missed a payment. However, with the recent jumps in credit card rates in anticipation of the impending federal rate lock-down, I am seeing my rates going up to 21.00% - even though I have a perfect payment record. The main reason I support and came to LendingClub is that it is such a radical -- and viable -- alternative to traditional banking.

Member Payment Dependent Notes Series 456718

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
456718	$3,250	$3,250	8.59%	1.00%	November 6, 2009	November 16, 2012	November 16, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 456718. Member loan 456718 was requested on November 2, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$500 / month
Current employer:	n/a	Debt-to-income ratio:	6.00%
Length of employment:	n/a	Location:	Morris Plains, NJ

Home town:
Current & past employers:
Education:

This borrower member posted the following loan description, which has not been verified:

551624 added on 10/06/09 > Hi there. I am looking to get this loan to help pay down my high interest credit card. I currently go college and have used this card for my last few semesters to buy my books, computer, and school supplies. I have also used this card minimally for personal spending. I have never missed a payment on my card. The interest rate on the card is so high though and my balance is barely going down with each payment. This money would almost completely pay this card off and minimize the amount of money I have to pay each month, which would really really help me. I am a student and work part time at a courrier service. I don't make too much money since its only part time and alot of my time is devoted to school, but like I said I've never failed to make my payment ontime and this would really save me alot of money. I will have the money every month to pay for sure. I have been working with this company for years now and it is run by a close family member so I will be sure to have my job. Plus I'd rather have honest investors at the LendingClub make my interest money than the big credit card companies. Thank you again I really really do appreciate this.

A credit bureau reported the following information about this borrower member on October 6, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	12/2003	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	8	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$1,215.00	Public Records On File:	0
Revolving Line Utilization:	32.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello. Please list off the current balance, interest rate, minimum required monthly payment and you usual monthly payment for the debt you will be paying off with this loan. Additionally please explain the recent inquiry on your credit report. Are you taking out another loan as well? Thank you and good luck.	The recent inquiry on my credit report was I applied for another card that had an introductory 0% interest rate for balance transfers but they declined my application because the amount I wanted to transfer was higher than the amount of credit they wanted to give me I believe. Or they also said I have not had credit for long enough to qualify for their card. And the current balance is just over 3,000 and its like 21.9% i believe.
Thank you for your quick response. Please also include the minimum required monthly payment and your usual monthly payment for the debt you will be paying off with this loan.	The minimum required monthly payment you are asking about is around 160. The last couple months I've paid 200 to try to lower the balance but they charge me finance charges of just about 80 bucks. Its ridiculous to be spending so much more than I have to. This loan requires I pay 102 and chance per month. Not only is this less money, I also am not being charged ridiculous amounts of money for interest.
1.) How much is you rent payment? 2.) What other monthly expenses do you have besides the rent and credit card payments? 3.) How will you pay for book expenses for future semesters? 4.) Why was this loan relisted? Thanks	1. I do not have a rent payment, I live in my mothers house. 2. Other expenses would be my cell phone bill, food, a portion of the utilities. I also pay a percentage of the insurance for a car that I share with my sister. 3. Future semesters I will be smarter and find out how the financial aid office at my school could help and look into student loans and such. 4. The loan was re-listed because the first time I listed it I must have mistyped my phone number so LendingClub was not able to contact me, but through email they notified me and I corrected my mistake and re-listed the loan.

Member Payment Dependent Notes Series 456763

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
456763	$3,500	$3,500	12.53%	1.00%	November 5, 2009	November 17, 2012	November 17, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 456763. Member loan 456763 was requested on November 3, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$2,417 / month
Current employer:	Data Doctors	Debt-to-income ratio:	6.91%
Length of employment:	3 years	Location:	Glendale, AZ

Home town:
Current & past employers:	Data Doctors
Education:

This borrower member posted the following loan description, which has not been verified:

567415 added on 11/03/09 > I'm looking to purchase a vehicle for transportation to and from work. I'd been riding a bicycle for months before getting sent to a location over 30 miles away. I've recently become a homeowner and have head steady, good credit for 27 months after recovering from my first-ever credit card. I have two roommates and a partner who all have had jobs for 3+ years as well as pay rent every month. I've personally had my job for 3 years and 11 months. 567415 added on 11/04/09 > For clarity, I have no dependents, except for my dog. My partner of 6 years has a higher salary than I do and we share all expenses.<br/>

A credit bureau reported the following information about this borrower member on November 3, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	02/2005	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	9	Months Since Last Delinquency:	27
Revolving Credit Balance:	$4,613.00	Public Records On File:	0
Revolving Line Utilization:	32.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
How do we know that you will make your payments for this loan on time? Please explain the delinquency 27 months ago? What were the 3 recent inquiries on your credit? Thank you in advance for your answers.	As far as how you know I'll pay on time, I suppose I really couldn't answer that. I've been employed at the same location for over 3 years. The delinquency was a failure on my end, it was my first credit card and I've worked hard to reconcile that. I've recently taken out a mortgage and purchased a home, as well as looked at one other option for a personal loan.
Whats you monthly PITI? How much is your utilities? How much do you spend on transportation?(Gas Insurance, Bus Pass, etc.) Please list any on going expenses? (Tuition, Cell Phone, Life Insurance, Gym membership etc.) Do you have any Dependents? How much rent do you receive from your tenants? Is that amount included in your stated gross income?	Monthly PITI is about $780. Transportation costs are roughly $100/month currently. Ongoing expenses are $180 a month. I collect $350 a month from two tenants, my listed gross income is solely my salary.

Member Payment Dependent Notes Series 456774

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
456774	$5,000	$5,000	7.40%	1.00%	November 6, 2009	November 18, 2012	November 18, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 456774. Member loan 456774 was requested on November 4, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,167 / month
Current employer:	petrillos used auto parts	Debt-to-income ratio:	17.93%
Length of employment:	10 + years	Location:	MADISON, CT

Home town:
Current & past employers:	petrillos used auto parts
Education:

This borrower member posted the following loan description, which has not been verified:

567470 added on 11/04/09 > payoff debt good credit 20 years at the same job<br/>

A credit bureau reported the following information about this borrower member on November 4, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1984	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	24	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$16,685.00	Public Records On File:	0
Revolving Line Utilization:	47.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
I have a few questions: 1. You list close to $17,000 in revolving credit balance. You can please, list a breakdown of that number and the different interest rates you are being charged? 2. Can you please, list your monthly recurring expenses? 3. Can you please, work with LendingClub to verify your income? Thank you!	Type your answer here. I have a good credit rating so my credit card has a higher credit i can use but choose not to.The interest rate jump to 14 from 4.9 for no reason other then they told me they could.Yes i can help to verify my income
Congrads on a great credit score, but some Questions and requests: 1 Please itemize out each and every monthly expense by type and amount, do not forget little things like gas food etc. 2 Whats your net income after taxes ? 3 Have you had any defaulted or late credit card accts the past 7 years ? 4 Do you have any public records the last 7 years( ex bankruptcy, foreclosure etc) 5 Divide your total monthly expenses by your net monthly income and give me the decimal. I will check this for true accurate debt to income ratio. thanks steve	Type your answer here.I have never defaulted or any public records ever.

Member Payment Dependent Notes Series 456788

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
456788	$5,000	$5,000	14.26%	1.00%	November 9, 2009	November 17, 2012	November 17, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 456788. Member loan 456788 was requested on November 3, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$7,500 / month
Current employer:	n/a	Debt-to-income ratio:	15.60%
Length of employment:	n/a	Location:	Tampa, FL

Home town:
Current & past employers:
Education:

This borrower member posted the following loan description, which has not been verified:

567492 added on 11/03/09 > Plan to consolidate some debt. The savings will allow me to invest more money in business.

A credit bureau reported the following information about this borrower member on November 3, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1989	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	22	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$28,532.00	Public Records On File:	0
Revolving Line Utilization:	99.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is you source of income (employer) and how long have you had it? Thank you.	I have been in the financial services business for 17 years. I currently work for a fortune 500 company as a independent sales manager for the last 2 years. I was with my previous company for 8 years. Thank you.
Please respond to the following: Are you the sole wage earner in your household or is there another? If there is another, what is your combined income? So we can understand how this will fit in to your budget, please give us an idea of your monthly bills, i.e., rent/mortgage(s), car, food, other loans, etc. What are the balances, interest rates, and minimum monthly payments of the debt you will pay off with this loan? What is nature of the remaining balance of your revolving debt? In the case of a job loss, what is your contingency plan to repay this loan? Thank you and good luck with your loan	I am the sole wage earner. My monthly bills are approximately $2800-3000 per month. The loan will be used to pay off a high interest debt with monthly payment of $800. In case of a job loss, I have savings and emergency savings. After that I could liquidate other assets in necessary. Thank you for your inquiry and assistance.

Member Payment Dependent Notes Series 456868

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
456868	$6,000	$6,000	7.74%	1.00%	November 6, 2009	November 17, 2012	November 17, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 456868. Member loan 456868 was requested on November 3, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,333 / month
Current employer:	Harper's Restaurant	Debt-to-income ratio:	11.58%
Length of employment:	< 1 year	Location:	Columbia, SC

Home town:
Current & past employers:	Harper's Restaurant
Education:

This borrower member posted the following loan description, which has not been verified:

567629 added on 11/03/09 > We would just like to consolidate our debt before our second child is born. We used lending club to do the same thing when our first daughter was born and it was a great experience so we decided to come back! 567629 added on 11/04/09 > Our first loan with The Lending Club was in March 2008 for $5500, we paid off the loan in March 2009, less than a year later.<br/> 567629 added on 11/04/09 > Our loan number for our last loan was:<br/>Borrower Member Loan 302975<br/>

A credit bureau reported the following information about this borrower member on November 3, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1999	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	23	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$1,940.00	Public Records On File:	0
Revolving Line Utilization:	12.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
A few questions: 1. Can you please, provide the loan ID of your first loan at LendingClub? 2. Your revolving balance indicate just $2000, but you are looking for $6,000. Can you please, explain the discrepancy? Thank you!	Our first loan was in March 2008 for $5500 and we paid it off in March 2009. We are looking for a loan for $6000 is order to pay off the remaining balance on our car, one credit card and some medical bills. This would improve our intrest rate and lower our payments tremendously.
Since you have been with your current employer for a short time could you please describe your work history at bit more? Thank you.	Ruth's Chris Steakhouse Beverage Manager August 2007-Laid off May 2009 Travinia's Italian Restaurant Waiter May 2009- August 2009 Harper's Restaraunt Manager August 2009-Present
whats your debt to income ratio per month, and itemize it. one wage earner? what is the title to the job. dti is total expenses divided by income after taxes. Can you have lending club confirm you paid a prior loan off with them. good luck	I am a Manager at Harper's Restaurant in Columbia, SC. I am the sole wage earner in our home. I make $40,000 plus bonuses a year. We have a mortgage of $874, Car payment of $224, utilities around $300, One Credit Card $35.00, medical bills $80.00. I don't know how Lending club can confirm that we have paid off our intial loan from March 2008, you should be able to look at it under my name William Angel. It was for $5500 and we paid ot off March 2009.
Thanks for the (partial) answer to my previous question. Regarding your previous loan with LendingClub, is it possible for you to track down the LoanID for that loan? Every loan has an ID and it should be in everywhere in your correspondence with LendingClub. Thank you!	Well once I partially answered your question I found the information you were asking and I posted it onto our loan information. Our loan number for our last loan was: Borrower Member Loan 302975
thanks for your answer--- as far as monthly expenses what about car, and life insurance house, food kids expenses diapers clothes etc, house maintenance expense, your wife stays home her expenses as well	I posted that our car payment is $244 a month. We do not have life insurance. Groceries are about $60 a week. Our home is new construction and still under warranty so we have no maintnence expenses. My wife however has no extra expenses.
thanks i confirmed your prior loan with lending club you paid it -- so i invested in you good luck	Thanks so much!

Member Payment Dependent Notes Series 456875

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
456875	$4,900	$4,900	8.94%	1.00%	November 6, 2009	November 17, 2012	November 17, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 456875. Member loan 456875 was requested on November 3, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$8,917 / month
Current employer:	Getty Images	Debt-to-income ratio:	10.65%
Length of employment:	2 years	Location:	Redmond, WA

Home town:
Current & past employers:	Getty Images
Education:

This borrower member posted the following loan description, which has not been verified:

567641 added on 11/03/09 > This is for debt consolidation. Would look forward to receive the funding.

A credit bureau reported the following information about this borrower member on November 3, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	09/2000	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	21	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$26,192.00	Public Records On File:	0
Revolving Line Utilization:	54.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
I have a couple of questions: 1. Can you please, provide a breakdown of your debt - it appears you have a little over $26,000. 2. Position at Getty Images? Thank you!	I have four credit cards which cumulatively have 90% of the total debt:- Card1 : $10,700 Card2: $5,500 Card3: $4900 Card4: $ 3300 Couple of retail stored cards:- Card1: $1100 Card2: $900 Once I receive the loan I plan to reduce the debt of the high interest credit card(Card 1) by half. 2. My position at Getty Images is Senior Software Engineer for enterprise applications(used by Getty offices worldwide).

Member Payment Dependent Notes Series 456899

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
456899	$7,000	$7,000	7.74%	1.00%	November 10, 2009	November 19, 2012	November 19, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 456899. Member loan 456899 was requested on November 5, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,833 / month
Current employer:	RBC Wealth Management	Debt-to-income ratio:	12.32%
Length of employment:	6 years	Location:	Minneapolis, MN

Home town:
Current & past employers:	RBC Wealth Management
Education:

This borrower member posted the following loan description, which has not been verified:

567676 added on 11/05/09 > I would like a loan to pay some of the tuition expenses for a part time MBA program (I will continue to work full time). I have a very good credit history and i will be attending a top grad school here in Minneapolis. Please contact me if you have any questions. Thank You<br/>

A credit bureau reported the following information about this borrower member on November 5, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	11/2000	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	35	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$3,233.00	Public Records On File:	0
Revolving Line Utilization:	10.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

Member Payment Dependent Notes Series 456941

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
456941	$5,000	$5,000	8.94%	1.00%	November 9, 2009	November 17, 2012	November 17, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 456941. Member loan 456941 was requested on November 3, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,417 / month
Current employer:	swaun funding group	Debt-to-income ratio:	24.34%
Length of employment:	6 years	Location:	forked river, NJ

Home town:
Current & past employers:	swaun funding group
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on November 3, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1998	Delinquent Amount:	$0.00
Open Credit Lines:	18	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	44	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$25,295.00	Public Records On File:	0
Revolving Line Utilization:	62.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
These are my questions: 1. Can you please, provide a loan description? A narrative could help 2. Position at swaun funding group? 3. Breakdown of your $26,000 in debt? 4. List of your monthly recurring expenses. Thank you!	1.) to pay off truck loan and a high interest credit card. My monthly pays on these will go from almost $400 per month to approx. $150 per month. This will free up cash to assist my daughter in college. 2) My position at Swaun Funding Group: Loan coordinator/Office Manager, Marine Finance. 3) Two auto loans, credit cards 4) Mtg, auto, cc, insurance (auto), utilities.
Thank you for your prompt answer. Can you please, provide more specific information: 1. Balance and interest rate on the Truck loan and credit card respectively 2. The breakdown of the $26,000 in figures. 3. Monthly recurring expenses in figures. Thank you!	1)Truck loan approx. $2000 balance @ 8.99% monthly payment $ 268.00. Credit card balance approx. $ 3300. @ 26.99%. minimum monthly $150.00. 2) car loan $2k, CC-$3300.00, BOA CC 7300., first financial cc $ 5k, citi cc $3k, hsbc $ 2500., capital one $1200, best buy $1600. ( i have over the past 8 months reduced my cc debt by $8k, and am working diligently torwards debt reduction) 3)mtg $750.00, utilities and cells $ 350, insurance $175, auto $268, cc pmts. $ 500.
I'm interested in funding your loan, but have a few questions: (1) Can you verify your income with Lending Club? (2) What were the two inquiries from the last 6 months?	yes, I can verify my income. Please instruct me on how to do so. I know one of the inquiries was from the company I work for. We are a finance company and I wanted to view my credit report. I pulled it as if I were a customer. The other inquiry was for a mtg. refi that I decided was not right for me.

Member Payment Dependent Notes Series 456955

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
456955	$3,000	$3,000	11.83%	1.00%	November 6, 2009	November 17, 2012	November 17, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 456955. Member loan 456955 was requested on November 3, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$1,450 / month
Current employer:	IBEW local 236	Debt-to-income ratio:	20.34%
Length of employment:	< 1 year	Location:	Amsterdam, NY

Home town:
Current & past employers:	IBEW local 236
Education:

This borrower member posted the following loan description, which has not been verified:

567780 added on 11/04/09 > Im trying to get a jump start on my life with my fiancee, and get a loan to pay for the moving costs and a deposit on a apartment for the two of us to move in together. its something we could do ourselves in a couple of months because we both have very stable jobs. But I figured I would try and get a loan to make our dream of living together happen that much faster and with our stable jobs, we can pay the loan back while still saving and not put us in a position struggling to live.<br/>

A credit bureau reported the following information about this borrower member on November 3, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	08/2004	Delinquent Amount:	$0.00
Open Credit Lines:	2	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	3	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$228.00	Public Records On File:	0
Revolving Line Utilization:	9.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 456971

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
456971	$1,000	$1,000	11.48%	1.00%	November 5, 2009	November 17, 2012	November 17, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 456971. Member loan 456971 was requested on November 3, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$2,100 / month
Current employer:	n/a	Debt-to-income ratio:	11.57%
Length of employment:	n/a	Location:	apple valley, CA

Home town:
Current & past employers:
Education:

This borrower member posted the following loan description, which has not been verified:

567807 added on 11/04/09 > Dental work. Have never benn late on payments (see credit report).<br/>

A credit bureau reported the following information about this borrower member on November 3, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1994	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	17	Months Since Last Delinquency:	63
Revolving Credit Balance:	$7,569.00	Public Records On File:	0
Revolving Line Utilization:	74.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is you source of income (employer) and how long have you had it? Thank you.	Type your answer here.Social Security and 800 pension

Member Payment Dependent Notes Series 457121

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
457121	$10,000	$10,000	8.94%	1.00%	November 10, 2009	November 18, 2012	November 18, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 457121. Member loan 457121 was requested on November 4, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,306 / month
Current employer:	Torrance Memorial Medical Center	Debt-to-income ratio:	5.58%
Length of employment:	< 1 year	Location:	Anaheim, CA

Home town:
Current & past employers:	Torrance Memorial Medical Center
Education:

This borrower member posted the following loan description, which has not been verified:

568071 added on 11/04/09 > I am requesting a loan to have my kitchen remodeled. I have nothing against 1958 but I feel my kitchen should be a little more up to date. I work at a hospital, so my job is very stable. Thank you very much for your consideration.<br/>

A credit bureau reported the following information about this borrower member on November 4, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	03/2003	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	10	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$66.00	Public Records On File:	0
Revolving Line Utilization:	0.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Length of employment is less than a year? Previous employment history?	I was employed as a Radiologic Technologist at Saddleback Memorial for 3 years before becoming a radiation therapist. I just graduated last October for therapy and got a job immediately. My job before Saddleback was at the Hilton and I worked there for over 7 years. I plan on working for my Current employer for many years until I retire. They are one of few employers that still have a true pension plan. I hope this helps. If you have nay further questions please let me know.
Since you have been with your current employer for a short time could you please describe your work history at bit more? Thank you.	Previous to Torrance Memorial, I worked for Saddleback Memorial Medical Center for 3 years. Before that I worked for Hilton for over 7 years. Thank you. If you need any further details please let me know.
Please respond to the following: Are you the sole wage earner in your household or is there another? If there is another, what is your combined income? So we can understand how this will fit in to your budget, please give us an idea of your monthly bills, i.e., rent/mortgage(s), car, food, other loans, etc. In the case of a job loss, what is your contingency plan to repay this loan? Thank you and good luck with your loan	I am not the sole earner. My wife is a court reporter and earned $54,000 last year working part time. Our combined income is approx $130,000. Our mortgage is $1850, 2 car payments of $350, food $300, utilities 250. We have no credit card debt. Credit cards are paid off in full each month so that we do not pay interest. We have $10,000 in savings right now and put away at least $500 a month. I hope this answers your questions. If you need anything else please let me know. By the way, my wife and I are lucky enough to have chosen two industries, medical & legal, which don't have job loss or lay-offs. Medical is one of the only fields right now that is actually having job increases.

Member Payment Dependent Notes Series 457163

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
457163	$15,000	$15,000	8.94%	1.00%	November 10, 2009	November 18, 2012	November 18, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 457163. Member loan 457163 was requested on November 4, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$6,250 / month
Current employer:	U.S. Army Corps Engineers	Debt-to-income ratio:	5.55%
Length of employment:	10 + years	Location:	Los Angeles, CA

Home town:
Current & past employers:	U.S. Army Corps Engineers
Education:

This borrower member posted the following loan description, which has not been verified:

568115 added on 11/04/09 > Refinance BofA loan - orig. loan in 2007 was $25,000 for 5 yrs.<br/>

A credit bureau reported the following information about this borrower member on November 4, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1991	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	11	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$1,892.00	Public Records On File:	0
Revolving Line Utilization:	5.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
I suggest you contact Lending Club and have your income verifed; this will give lenders greater confidence in your loan.	Do I complete an IRS form 4506 to do that? Or how is that fulfilled?
Congrads on a great credit score, but some Questions and requests: 1 Please itemize out each and every monthly expense by type and amount, do not forget little things like gas food etc. 2 Whats your net income after taxes ? Can your verify your income with lending club? 3 Have you had any defaulted or late credit card accts the past 7 years ? 4 Do you have any public records the last 7 years( ex bankruptcy, foreclosure etc) 5 Divide your total monthly expenses by your net monthly income and give me the decimal. I will check this for true accurate debt to income ratio. Thanks in advance this will clarify things, Steve	Net income for me after taxes: 42,653 Net income for my wife after taxes: 52,724 Expenses: Rent 1510 cars 441 car insurance 98.25 renters insurance 15 cell phone 58 verizon land line 88 bank of america (consolidated cards in 2007) 533/mo - I always pay 600/mo capital one 15.95 discover - 200 - this account to be paid in full 12/09 gasoline 127 utilities 46 food 600 clothing approx 150 entertainment 40 gifts 100 hair cuts 75 sundries 100 laundry/cleaning 50 church 200 retreat 583 vacations 250 (or 3000/yr) I will check and see how to verify my income with Lending Club - don't know how to do that No defaults, foreclosures, bankruptcies, no public records DTI: .67 (expenses $5347/income $7948) Thank you for considering my request for a loan. This is to pay off Bank of America - it has been a fixed 9.99% loan taken out in 2007. I just received notice that the rate is being changed to variable and thus would prefer to pay off BofA.
Congrads on a great credit score, but some Questions and requests: Please verify your income with lending club!! 1 Please itemize out each and every monthly expense by type and amount, do not forget little things like gas food etc. 2 Whats your net income after taxes ? 3 Have you had any defaulted or late credit card accts the past 7 years ? 4 Do you have any public records the last 7 years( ex bankruptcy, foreclosure etc) 5 Divide your total monthly expenses by your net monthly income and give me the decimal. I will check this for true accurate debt to income ratio.	I just submitted an answer to this - not sure it posted. I believe it timed out while typing in the details. Please let me know if you still need this answered. DTI: .67
Thanks you answered my questions you verified your income your attention to detail impressed me	Thank you for your diligence. It also gives me a sense of confidence.
I'm investing. Good luck!	How kind of you to write. Thank you very much!! I believe this request is 100% funded now. Having individual investors makes my wife and I feel very connected to the investor and a sense of community. Thank you again.
I am very much interested in funding your loan, but have one question first. I'm confused why your revolving credit is $1800, but you're asking for $15,000. Would you mind clarifying?	It's not a revolving line. BofA was a personal loan for a fixed amount. If you're talking about credit available through revolving lines, as you know, those are high interest rate loans and not a good option.

Member Payment Dependent Notes Series 457181

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
457181	$11,000	$11,000	12.53%	1.00%	November 10, 2009	November 18, 2012	November 18, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 457181. Member loan 457181 was requested on November 4, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$6,800 / month
Current employer:	U.S. Government, Dept of Homeland Securi	Debt-to-income ratio:	5.12%
Length of employment:	3 years	Location:	MANAHAWKIN, NJ

Home town:
Current & past employers:	U.S. Government, Dept of Homeland Securi
Education:

This borrower member posted the following loan description, which has not been verified:

568147 added on 11/04/09 > Personal Loan, Deposited to TD nov 04 2009<br/> 568147 added on 11/05/09 > Bank Account Verified. Answered investors questions. Awaiting the deposit of funds so the class can be paid for this weekend. <br/><br/>At preliminary training at the Federal Law Enforcement Training Center (FLETC) in Charleston, SC today. Will return to Newark Tommorrow and pack my gear.<br/> 568147 added on 11/05/09 > Wow nearly $1000 in investing in one day. This is the first time I have used lending club. Despite having excellent credit and being "Career Permanent" for the US Govt, other banks said I was too young to have this kind of loan. I guess private investors win on a loan amount that'll be returned before the end of next summer... I just got the three year because the interest rate wasn't that much lower for a one or two year.<br/> 568147 added on 11/05/09 > By the way investors...since this site says I my job is "unverified" please feel free to send me an email on my government account for easy verification. I am done for today, but once my flight gets back to Newark tommorrow, I'll swing by the office to check if any investors mailed me. matthew.dodds@dhs.gov. My iPhone email is matthew_m_dodds@yahoo.com if you'd like to send anything there as well. Thanks Again! -Matt<br/> 568147 added on 11/07/09 > Class has started. I've been given a stall on payment from the person in charge of coordination. Things are going well, it looks like all I'm waiting for is 70% more in funding by investors and we will be all set.<br/> 568147 added on 11/09/09 > Thank you to all investors. I should be at $11000 by this afternoon. Thanks for being a part of this. This website allows young people with good credit get loans without having to listen to the wrath of the traditional banks... This type of capital is what makes America great.<br/>

A credit bureau reported the following information about this borrower member on November 4, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	12/2005	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	10	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$358.00	Public Records On File:	0
Revolving Line Utilization:	7.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Greetings - Could you please describe what you plan to use the loan for? Regards; Art	I will be attending some advanced tactical emergency medical training. My law enforcement agency will not cover the cost of the course, and the course needs to be paid in full prior to starting. This training will help me get a promotion and most likely work overseas with the Government. I anticipate paying off the loan within one year once I get deployed. An expedited deposit of this money is very important as I need to write a check this weekend. Thanks, -Matthew Dodds
There is no way you will get the money by this weekend. Lending Club isn't a regular bank that just funds your loan. At Lending Club investors decided which loan and how much, and together they fund your loan. The process can take up to two weeks, and even if you were the rare case where investors funded your loan in a day or so, it would take Lending Club a day or so just to arrange the payment. Sorry, but I just thought you should know.	Thanks, I appreciate the information. Since I have been approved already, I am hoping that the establishment will allow me to stall a little and begin the training. Once I get to the Middle East the cash will be flowing in. :)
Any other household income debt (e.g. spouse)?	Single guy, no kids, 19 yr old car, went to college on grants. No debt other than a few hundred in credit cards. I just don't have the cash on hand.
I would like to help fund your loan, but have a few questions. Could you explain why your credit history shows a 5.12% Debt-to-Income figure? (That equates to approximately $4,000 of debt outstanding) Would you give a rough estimate of your total monthly expenses? Can you give a short description of the type of work you perform for the U.S. Government, Dept. of Homeland Security? Do you have a savings account or any other kind of emergency fund?	Unfortunately I cannot comment on percentages compiled by the lendingclub officials. As of the payperiod ending 10/24/2009 I have taken in a gross income of $68,546.74 for calender year 2009. ??Adding in 4 more payperiods gives an anticipates income of ~$82,391. I declared a more conservative $81,600 to lending tree due to be on the safe side. I declared to them that I am single, pay $400 per month in rent, $115 in heat/electric/hot water, and $65 for cable/Internet. I own a 19 yr old Mercedes Benz e190 that I paid $1500 for a year ago. ??I currently have a $700 outstanding credit card balance on a card that was given an instant approval of $7000. Due to being 23 my bank stated I need a cosigner due to never having an unsecured loan. I feel that this type of exclusion was unncessary and innappropriate considering my spotless credit and stable occupation. Unfortunately I do not feel comfortable explaining the details of my occupation past that I am a law enforcement official. I have included a U.S. Govt email previously for employment verification. I currently hold $4000 in savings that I don't touch unless I have a "very rainy day"?? I hope this helps :) -Matt

Member Payment Dependent Notes Series 457203

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
457203	$9,000	$9,000	15.31%	1.00%	November 9, 2009	November 18, 2012	November 18, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 457203. Member loan 457203 was requested on November 4, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,707 / month
Current employer:	Morgan Stanely Smith Barney	Debt-to-income ratio:	6.74%
Length of employment:	6 years	Location:	Yorktown, NY

Home town:
Current & past employers:	Morgan Stanely Smith Barney
Education:

This borrower member posted the following loan description, which has not been verified:

568213 added on 11/04/09 > The monthly payment for this loan is less then what I am paying total on my outstanding debt. I can easily make these monthly payments. I will also be making extra payments every few months as I receive quarterly bonuses. I am using this money to pay off my credit card debt (at 24%) as well as a 401(k) Loan.<br/>

A credit bureau reported the following information about this borrower member on November 4, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	03/2000	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	18	Months Since Last Delinquency:	31
Revolving Credit Balance:	$3,094.00	Public Records On File:	0
Revolving Line Utilization:	60.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Your credit report shows that you had a delinquent account 2.5 years ago. Could you explain why that occurred?	The delinquency is from Zales. I had bought a ring with my ex and thru a terrible miscommunication neither of us paid the bill for 4 months. As soon as I discovered the error I paid the balance in full in the next three months.
I am interested in helping fund your loan but first have a couple of questions. 1. Would you briefly describe the type of work you perform at Morgan Stanley Smith Barney? 2. In the event of job loss what is your contingency plan to repay this loan? Thank you in advance, and good luck with funding of your loan request!	I have been here 6 years as a Registered Client Service Assoc. I am like an Administrative Assistant. I handle clients accounts, opening new accounts, performing Stock and Mutual Fund trades, putting together reports, transfering money and many other functions. My job is pretty secure but in the event that I lost my job and was not able to get another one in a short period of time I would liquidate a portion of my 401(k) to payback this loan on time.
Can you please, elaborate on your credit card debt and 401k debt. 1. What are the balances, and why did you raid your 401k? 2. Your revolving balance lists only 3K and yet you are looking for 9K?	My credit debit on 4 cards totals the 3k. I have a personal loan which I want to get rid of b/c Im paying 24% on it. That is $4400. I borrowed from my 401(k) at only 4.5% but I would still like to pay it back. That balance is $1600 on that loan. I took from my 401k b/c of the low rate and the market was down at the time and I figured I could get it back in before the market really came back and not lose out too much. I borrowed the money to have the transmission in my car fixed. Thank you.
I would like to help fund your loan, but have a few questions. Do you have any other outstanding debts, like a car loan or student loans? And, would you give a rough estimate of your total monthly expenses? Do you have a savings account or any other kind of emergency fund?	I do not have any other outstanding loans. Car is paid in full, no student loans. Total monthy expenses INCLUDING the loans I am going to payoff with this loan are approx $1900. I have a savings a/c with about $500. I also have a stock portfolio valued at approx $5000. Thank you!
Thank you for your answer. To further clarify: 1. How much is your balance on the personal loan you are paying 24% on? 2. What are the interest rates on your 4 cards? Thank you!	No problem. Sorry I wasn't more clear. The balance on the personal loan at 24% is currently $4,491. The interest rates on cards one and two is 15.5. The rate on card three is 17% and card four is 18%. Thank you.
Does it make sense for you then to use a 17% loan to pay off a 15.5% or even a 17% loan? Thank you!	This loan I am receiving is at 15.3% so it is lower. Not by much but still. I am using this loan to consolidate everything into one payment a month so Im not paying 6 seperate bills.

Member Payment Dependent Notes Series 457207

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
457207	$1,000	$1,000	8.59%	1.00%	November 6, 2009	November 18, 2012	November 18, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 457207. Member loan 457207 was requested on November 4, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$6,250 / month
Current employer:	Legitime technologies	Debt-to-income ratio:	2.42%
Length of employment:	< 1 year	Location:	piscataway, NJ

Home town:
Current & past employers:	Legitime technologies
Education:

This borrower member posted the following loan description, which has not been verified:

568217 added on 11/04/09 > I'm an ivy league educated (undergrad + master's) professional working in the software industry, and make a great salary (75k/year). I just had an unexpected medical expense this year as I ended up in the hospital in Queens, NY (Elmhurst Hospital), and because I live in New Jersey, not New York City, the rates were absolutely exorbitant. Loaning me this $1000 doesn't even come close to covering the total (in the neighborhood of !$30k), but every little bit counts and I need this more than anything. Please find it in the kindness of your hear to loan someone a small amount of money who has a proven track record of being reliable, trustworthy, and intelligent. T<br/><br/>Thank you so much,<br/>Rishi Bhat<br/>

A credit bureau reported the following information about this borrower member on November 4, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1993	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	4	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$5,698.00	Public Records On File:	0
Revolving Line Utilization:	52.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

Member Payment Dependent Notes Series 457212

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
457212	$3,500	$3,500	8.94%	1.00%	November 6, 2009	November 18, 2012	November 18, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 457212. Member loan 457212 was requested on November 4, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$27,097 / month
Current employer:	Gibson, Dunn & Crutcher	Debt-to-income ratio:	9.73%
Length of employment:	1 year	Location:	Scarsdale, NY

Home town:
Current & past employers:	Gibson, Dunn & Crutcher
Education:

This borrower member posted the following loan description, which has not been verified:

568224 added on 11/04/09 > I earn a comfortable living as an attorney of approximately $325,000 a year base salary and my wife adds an extra $30,000 in base salary. I expect to receive a year-end bonus of approximately $30,000 and a payout of unpaid wages and vacation from my former employer who went into bankruptcy last year in November. Because my previous employer went into bankruptcy suddenly last year in November, I was owed unpaid wages and vacation and never received a year-end bonus. As a result, I have been cash-strapped this year because we have significant expenses, including medical expenses for a 4-year-old autistic child. I seek to use the money as a bit of a cash cushion for unforseen expenses or emergencies. I am a good bet because of my steady income and likely bonus and payout from bankruptcy in the next few months.<br/>

A credit bureau reported the following information about this borrower member on November 4, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1995	Delinquent Amount:	$0.00
Open Credit Lines:	20	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	39	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$113,962.00	Public Records On File:	0
Revolving Line Utilization:	74.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	4

Member Payment Dependent Notes Series 457252

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
457252	$1,200	$1,200	14.61%	1.00%	November 6, 2009	November 18, 2012	November 18, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 457252. Member loan 457252 was requested on November 4, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,333 / month
Current employer:	n/a	Debt-to-income ratio:	16.35%
Length of employment:	n/a	Location:	Bradenton, FL

Home town:
Current & past employers:
Education:

This borrower member posted the following loan description, which has not been verified:

567574 added on 11/05/09 > Thanks for you all that are helping me ;)<br/>

A credit bureau reported the following information about this borrower member on November 4, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	11/2004	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	17	Months Since Last Delinquency:	30
Revolving Credit Balance:	$7,774.00	Public Records On File:	1
Revolving Line Utilization:	55.90%	Months Since Last Record:	43
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is you source of income (employer) and how long have you had it? Could you please explain the ???Public Record on File???? Is it a bankruptcy? Thanks.	I work to different sites where guys can find beautiful latin women, and about public records is taxes that i almost have paid full amount... sorry my english ;)

Member Payment Dependent Notes Series 457374

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
457374	$8,400	$8,400	13.92%	1.00%	November 10, 2009	November 19, 2012	November 19, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 457374. Member loan 457374 was requested on November 5, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,773 / month
Current employer:	Advantage Business Consulting	Debt-to-income ratio:	18.48%
Length of employment:	2 years	Location:	Faifield, OH

Home town:	Loveland
Current & past employers:	Advantage Business Consulting, U.S. Bank Arena
Education:	Ohio State University, University of Cincinnati-Raymond Walters College

This borrower member posted the following loan description, which has not been verified:

568525 added on 11/05/09 > This is a very simple debt consolidation loans, I currently have two cards (one with a balance of $5,500 and the other with a $600) with very high interest rates, and a third card with an introductory rate that ends soon. I currently pay around $265 a month on these cards, so I will switch my payments to this loan payment instead. I very very seldom use these credit cards, and am trying to pay off the debt I accumulated years ago.<br/><br/>Thanks for the consideration.<br/>

A credit bureau reported the following information about this borrower member on November 4, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	12/2003	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	7	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$7,452.00	Public Records On File:	0
Revolving Line Utilization:	73.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
1) Could you please tell us the interest rates you are paying now on your cc debt? Amount and interest rate per cc including the 3rd card and new interest rate after introductory rate. 2) Could you please tell us about your position, the company you are working for and how secure is your job? Thanks and good luck with the funding!	Chase Card: Outstanding Balance: $5,544.68 Interest Rate: 29.99% Minimum Payment: $190 Range (try to pay at least $200) CitiCards: Balance: $502.01 Interest Rate: 25.99% Minimum Payment: $20 range (try to pay at least $30) Discover Card: Balance: $1408.81 Interest Rate: 0.00% (introductory) I am having a tough time finding the rate after the introductory rate. I will look into it, and add it into a note when I find it. I work at a company called Advantage Business Consulting, a management company based in Cincinnati, OH. I've been there 2 and a half years as the office manager. We manage self storage facilities, and I handle the payables as well as other office manager duties. My job is pretty secure, as our business has maintained even in the economic downturn, and we have a small office (three people) stretched pretty thin as it is. Thanks for the interest in the loan. -david
Thanks for your reply. Your total cc debt ads to $7,400 why are you requesting $1,000 extra? Are you planing to cancel your total cc debt with this loan or also use it for other purposes? Thanks!	To be honest, it was kind of a fluke with the way Lending Club set up process work (I originally asked for a little bit less, then they allowed me certain amounts more, and I realized I could pay off all of my cards for a better rate than I'm currently paying). That said, I plan on paying off one of my wife's cc, but I haven't looked into her cards enough to know which one. The goal of this loan is absolutely to get out of the Credit Card system as much as possible.

Member Payment Dependent Notes Series 457386

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
457386	$2,500	$2,500	18.78%	1.00%	November 9, 2009	November 18, 2012	November 18, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 457386. Member loan 457386 was requested on November 4, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,417 / month
Current employer:	American Public Media	Debt-to-income ratio:	2.79%
Length of employment:	< 1 year	Location:	Minneapolis, MN

Home town:	Navarre
Current & past employers:	American Public Media, BWBR Architects, Minnesota Public Radio, CaringBridge
Education:	Florida Institute of Technology at Melbourne

This borrower member posted the following loan description, which has not been verified:

568549 added on 11/04/09 > I use my current laptop to function as my main work computer. As a Software Engineer, I need to have a robust computer to be able to do things efficiently -- otherwise I can lose a lot of time and momentum. It's time to upgrade.<br/>

A credit bureau reported the following information about this borrower member on November 4, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1999	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	7	Months Since Last Delinquency:	19
Revolving Credit Balance:	$2,601.00	Public Records On File:	1
Revolving Line Utilization:	40.60%	Months Since Last Record:	27
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
How will the money be spent, what do you do, who do you work for, what's the stability of your job. Where does your income come from and provide detailed monthly expenses (home, car, food, utilities, misc.) Lastly, what is the public record? Thanks.	The money will be spent on one new laptop. I have a full time job, but use my laptop as my primary work machine. I also take contract jobs when time permits, and I use it for that as well. The bulk of my income comes from my full-time job at American Public Media. APM runs a very successful public radio station, as well as producing many popular national programs, including Prairie Home Companion. The job is very stable, and I've always wanted to work here, so I'm planning on staying put for the long haul. Expenses: Rent: $875/mo (~65% of a total of $1350, split between my wife and I) Car: Paid off ~2 years ago -- 3 year car loan Food: ~600-700 for groceries and restaurants (here I also pay 65%) Debt repayment: 1 month from completing a 1 year jewelry loan (engagement ring); ~$1800 credit card debt; no other current major debt. The public record is a $100-200 cell phone bill that an ex-girlfriend was holding against me many years ago.

Member Payment Dependent Notes Series 457414

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
457414	$10,000	$10,000	8.59%	1.00%	November 9, 2009	November 18, 2012	November 18, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 457414. Member loan 457414 was requested on November 4, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$8,333 / month
Current employer:	Self	Debt-to-income ratio:	0.22%
Length of employment:	9 years	Location:	Sidney, IL

Home town:
Current & past employers:	Self
Education:

This borrower member posted the following loan description, which has not been verified:

568615 added on 11/04/09 > All of my credit cards are paid off. This is to pay family members back.<br/>

A credit bureau reported the following information about this borrower member on November 4, 2009:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1985	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	28	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$1,800.00	Public Records On File:	0
Revolving Line Utilization:	3.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
what do you do?	I am a software developer.
You have stellar credit - Congratulations! I have a couple of questions: 1) What is the line of business you are in i.e. what do you do? 2) Can you please, list your monthly recurring expenses?	Thank you. I have worked very hard to use credit wisely after making mistakes when I was younger. I am a software developer. I've been designing software for over 20 years. I do not owe anything on my home or car so my monthly expenses are minimal. Approx $330 /month for taxes and property insurance. $100-$200 electric bill. $40 water. $300 health ins.
You appear to only have $1,800 in revolving debt, why do you need a $10,000 loan?	Thanks for your question. Actually I have $0 in revolving debt. That $1800 was paid off last month. It was part of a 0% for one year credit card loan used for a new roof. This money will be used to pay off 3 loans from family members. It will be a Christmas surprise for them to have a lump sum payoff and this way I do not have to move money from other investments which are making good interest. (Doesn't make sense to move that money) And I will not have to change the amounts that I put into savings every month.

Member Payment Dependent Notes Series 457481

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
457481	$6,800	$6,800	15.65%	1.00%	November 10, 2009	November 18, 2012	November 18, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 457481. Member loan 457481 was requested on November 4, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,333 / month
Current employer:	SEI Investments, Co	Debt-to-income ratio:	22.71%
Length of employment:	2 years	Location:	KING OF PRUSSIA, PA

Home town:
Current & past employers:	SEI Investments, Co
Education:

This borrower member posted the following loan description, which has not been verified:

568737 added on 11/04/09 > I have a very stable job and I am completely responsible. I've had a bad streak of luck, and plan to use this money to help me manage and consolidate my monthly payments.<br/> 568737 added on 11/06/09 > I have received some questions around monthly budgeting. While I gross $4333, I net about $2800 after taxes. I am paying down a loan from school expenses (almost paid off!), which costs me $330/mo and a car payment of the same amount. After rent ($736/mo), I throw away one whole paycheck, as I am paid bi-weekly. Then, I have $1400 left to pay my utilities/phone/internet/credit card bills (which total about $700) and then I have about $700 for gas, food, prescriptions, etc. Every month, I just about break even. My savings are non-existent after a car accident (not at fault), surgeries not covered by insurance, 2 landlord bankruptcies and losing about $3000 in deposits, and mono (for the second time!). Despite all of that, I have been able to maintain making my monthly payments, but I have not even touched the principal on my credit cards, which I used for and during all of the above stated. I plan on using this money to get me back on track so I can pay off all of my bills. Thank you for your generosity.<br/>

A credit bureau reported the following information about this borrower member on November 4, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	05/2005	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	13	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$8,159.00	Public Records On File:	0
Revolving Line Utilization:	55.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello -- please provide detail (the more the better) on your "bad luck" and what your revenue and expenses are on a monthly basis. Also, is the $4,333 gross income from yourself alone or for others in your household? Can you provide the necessary documents to Lending Club so they can verify your income? Thanks!	Hi, let me start off by saying thank you for your questions. While I do gross $4,333 per month, I net about $2,800 of it, because I am in the highest tax bracket. I finished school about a year and a half ago, and moved to PA for my job (I am paying about $330/mo to my loans from school, which are almost paid off!). My bad luck started in March-ish. I had to have a surgery that my company didn't cover...got into a car accident, which wasn't my fault, but I drove such a piece, that they just decided to total it, so I got used/new car, which I pay about $330 per month for. In June, I had to move out of my previous leased home (with four roommates) so I moved out on my own, which was fine, but the landlord went bankrupt, so I lost my deposit. I had about 1 month to find a place to live, during which I was transitioning into a new role at work, and dealing with getting mono (for the second time!) I met a nice young professional woman, and I was going to move in with her in her home...I gave her my deposit, and was ready to move in and then she skipped town and filed for bankruptcy. Apparently, she owed over $20,000 in back taxes. Anyway, During that time period, I drained all of my savings, and threw about 3,000 to the wind. I am responsible enough to pay everything on time and I budget my money, in an almost OCD way. I think all of the issues just got a little out of hand, and I tried my hardest to keep sane and organized. Breakdown of expenses: I throw one whole paycheck (paid twice a month) to rent, loan, and car payment. Then, I have about 1400 left to pay my phone, heat, gas, water, any other bills (for which I hope to consolidate!) and still have money for gas, food, etc. The way my payments are now, I have about 200 dollars that I can hope to stash away per month, but often times I pay as much as I can on my credit card bills, but I don't even think I am touching the principal most of the time. Once I get this loan, I plan on canceling all but one of my credit cards. I had to use them during the March - Aug timeframe, because all my cash was going to my issues I stated before. I don't have help from anyone else - parent, significant other...it's just me. I will make sure to provide the documents to Lending Club, I didn't realize there was anything I needed to send! Thanks for your help, and please let me know if you'd like to know anything else.
Hello again -- thanks for the good response to my previous questions. Can you also tell me what your current job is at SEI, how long you've been there -- and what your job history was before that?	Hello. I work as a business analyst on our Global Platform. I work in the configuration and client implementation side of the business, so any time a prospective client comes to us, we analyze their business needs and try to figure out how our services will compliment and make them more efficient. I've worked here for almost 2 years now, and I love my job. Prior to that, I worked as a research assistant to the editor of a financial publication, Financial Services Review. During and before school, I worked summers and schooldays to finance my education. I've been working since I was 14.
OK -- SEI announced last February that the company was going to make significant layoffs -- have those all been made and are you confident your job is secure? Thanks.	Yes. All of the layoffs have been made already, and I am confident that my skills are needed in my team, and my position is secure.

Member Payment Dependent Notes Series 457500

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
457500	$3,600	$3,600	11.83%	1.00%	November 10, 2009	November 18, 2012	November 18, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 457500. Member loan 457500 was requested on November 4, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,917 / month
Current employer:	grandstands international	Debt-to-income ratio:	13.92%
Length of employment:	< 1 year	Location:	KIOWA, CO

Home town:
Current & past employers:	grandstands international
Education:

This borrower member posted the following loan description, which has not been verified:

568763 added on 11/07/09 > the loan i applied for is for a urgent trip this coming december, i am fulll time employed just need some extra cash for this trip. thank you for all the investors who helped so far.<br/>

A credit bureau reported the following information about this borrower member on November 4, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	12/2004	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	8	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$800.00	Public Records On File:	0
Revolving Line Utilization:	15.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
How will the money be spent, what do you do, who do you work for, what's the stability of your job. You have ZERO chance of getting funded unless you provide some transparency around your income and provide detailed monthly expenses.	im a full time employed, needed extra cash to make a urgent trip this coming december.
What is the purpose of this loan? What are your average monthly expenses? What is your position at grandstands international? Is the profile accurate in that you've worked there less than 1 year? (there have been some errors in the length of employment section of many applicants' profiles lately)	the purpose of the loan is that i needed the extra cash to make a urgent trip this coming december. im a full time employee at grandstands international. the only monthly bills i have adds up to 1000 dollars a month.
Please answer the questions that I originally asked you and provide the details about your employment, income, and expenses. You are competing against 200+ loans.	I am a full time employee at grandstands international, partially construction and mostly grandstand installations. I receive a bi weekly salary annual income 35000. Expenses are +- 1000 a month. Need the extra cash for a urgent trip in december.

Member Payment Dependent Notes Series 457535

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
457535	$2,000	$2,000	13.57%	1.00%	November 10, 2009	November 19, 2012	November 19, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 457535. Member loan 457535 was requested on November 5, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$1,833 / month
Current employer:	BASS UNDERWRITERS INC	Debt-to-income ratio:	19.25%
Length of employment:	4 years	Location:	OPA LOCKA, FL

Home town:
Current & past employers:	BASS UNDERWRITERS INC
Education:

This borrower member posted the following loan description, which has not been verified:

568867 added on 11/06/09 > This will be used towards the purchase of a boat.<br/>I have a stable job and have no problem paying this loan back.<br/>I have never been late on any payment.<br/>

A credit bureau reported the following information about this borrower member on November 5, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	10/2006	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	7	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$1,527.00	Public Records On File:	0
Revolving Line Utilization:	22.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Greetings - What do you plan to use the loan for? Regards; Art	Its going to be to buy a boat.

Member Payment Dependent Notes Series 457578

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
457578	$4,900	$4,900	14.26%	1.00%	November 10, 2009	November 19, 2012	November 19, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 457578. Member loan 457578 was requested on November 5, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,240 / month
Current employer:	Clinical Lab Partners	Debt-to-income ratio:	23.75%
Length of employment:	1 year	Location:	Rocky Hill, CT

Home town:
Current & past employers:	Clinical Lab Partners
Education:

This borrower member posted the following loan description, which has not been verified:

568940 added on 11/05/09 > I have one credit card with a balance of $5000 with a 29.99% interest rate. I am looking to pay that off with a lower interest rate. As shown in my credit report, I have never had late payment in my 15 years of borrowing.<br/> 568940 added on 11/06/09 > I also have a 401k with a value of approximately $19,000 that I would be able cash out if ever needed. Although I'm sure I would never need to.<br/>

A credit bureau reported the following information about this borrower member on November 5, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1995	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	15	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$17,998.00	Public Records On File:	0
Revolving Line Utilization:	99.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 457736

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
457736	$9,475	$9,475	8.94%	1.00%	November 10, 2009	November 19, 2012	November 19, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 457736. Member loan 457736 was requested on November 5, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$2,250 / month
Current employer:	City of Zeigler	Debt-to-income ratio:	7.07%
Length of employment:	9 years	Location:	BENTON, IL

Home town:
Current & past employers:	City of Zeigler
Education:

This borrower member posted the following loan description, which has not been verified:

569298 added on 11/06/09 > I am a police officer for zeigler Illinois, I have 4 outstanding credit card balances that I would like to consolidate, I owe $9532.10 against my credit cards and two of the cards have higher than average interest, I am in a steady job where I have been for over 9 years.<br/> 569298 added on 11/06/09 > I would also like to add that I recently had a $15,700 vehicle loan thru ford credit that I paid off in 5 years at 6.5% and I was never late on a payment, if my loan is approved I want to get rid of all my credit cards and just pay one flat payment a month<br/> 569298 added on 11/06/09 > I have a excellent credit score and I have never been late on a payment, I have had credit since 1999. Any help is appreciated. I would also like to add that I am number one in seniority in my job which has 8 employees and I am also union protected so very little if any risk of losing job for economic reasons<br/> 569298 added on 11/09/09 > I would just like to thank everybody who has invested in my loan.<br/>

A credit bureau reported the following information about this borrower member on November 5, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	05/1999	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	17	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$7,866.00	Public Records On File:	0
Revolving Line Utilization:	44.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Any narrative could help. Who you are and what do you need the money for? Specifically I have the following questions: 1. Position at City of Zeigler? 2. Your outstanding debt and the interest rate you are currently paying on it? 3. You are requesting almost 10K, while showing less than 4K in debt. What do you plan on using the rest of the money on 4. Can you please, detail your monthly recurring expenses? Thank you!	My name is Richard Dale and I need the money for credit card debt of $9532.10, I am a police officer at the city of zeigler, illinois where I have been employed for over 9 years. Bank of America $1320.77 (25.99%) Sears mastercard $5490.61 (13.99%) Bill Me Later $1664.14 (12.99%) Walmart Discover $1056.58 (12.99%) I listed all my debt at lending tree I guess it did not transfer all the information I provided, I hope this clears up some confusion. Thank you for accepting me in the Lending Club Program. Richard
LendingClub has made a mess of their recent facelift. Thank your for your prompt answer. I already invested a bit of money in your loan. However, to invest more, can you please, answer the last of my questions: Can you please, detail your monthly recurring expenses? Thank you!	Monthly expenses: $250.00 Cellphone bill (4 phones for family) $400.00 Dollars in credit card bills $250.00 month in food $200.00 month utilities $100.00 month vehicle expenses I also would like you to know that I recently paid off my vehicle after a 5 year loan of $15,700 at 6.5% without missing one payment. Also have new expense with my vehicle being wrecked due to hitting a deer waiting on insurance company to give estimate but I have a $500.00 deductible that I will have pay which will be added to the credit card debt. If my loan is approved I am discarding all credit cards.
Welcome fellow police officer. I've been investing here for a while and just got hit with a P.O. running late on his loan. I do like helping brothers in blue, but your revolving line is high for my liking. Do you have a wife, and if so does she work? The reason I ask is I see you have 4 phones for the family. This would make it a little more comfortable to invest in. Have there been any lay-offs in your department? Chicago has been slowed way down. We are over 2,000 officer short. Could this economy effect your position?	Hello, I do not have wife the 4 phones are for me, my teenage brother who is currently a college student, sister and my mother to keep in contact with because they do not have one, I help them out the best I can, as for the my economic situation, I am a small department of 8 officers and I am number 1 in seniority so I am good to go, as for layoff's we have had none, we have had situations were someone has quit and they did not fill the position. Hope this helps and thank you.

Member Payment Dependent Notes Series 457749

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
457749	$4,000	$4,000	17.39%	1.00%	November 10, 2009	November 19, 2012	November 19, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 457749. Member loan 457749 was requested on November 5, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$7,333 / month
Current employer:	AIG	Debt-to-income ratio:	23.81%
Length of employment:	2 years	Location:	Long Beach, NY

Home town:
Current & past employers:	AIG
Education:

This borrower member posted the following loan description, which has not been verified:

569328 added on 11/05/09 > Hi, <br/><br/>I am trying to refinance two high rate credit cards into one payment and lower my interest rate. I'm never late on any payments. Thank you.<br/>

A credit bureau reported the following information about this borrower member on November 5, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1996	Delinquent Amount:	$0.00
Open Credit Lines:	16	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	21	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$44,991.00	Public Records On File:	0
Revolving Line Utilization:	99.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 457883

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
457883	$2,000	$2,000	12.53%	1.00%	November 10, 2009	November 20, 2012	November 20, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 457883. Member loan 457883 was requested on November 6, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,667 / month
Current employer:	Alexandria Care Center	Debt-to-income ratio:	9.04%
Length of employment:	2 years	Location:	Los Angeles, CA

Home town:
Current & past employers:	Alexandria Care Center
Education:

This borrower member posted the following loan description, which has not been verified:

567608 added on 11/06/09 > The personal loan that i will get will be used to cover the expenses when i undergo my rigorous review for the RN-NCLEX exams. With your help, I strongly believe that I will be successful !<br/>

A credit bureau reported the following information about this borrower member on November 6, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	01/2005	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	7	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$10,186.00	Public Records On File:	0
Revolving Line Utilization:	50.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Can you provide some info on your monthly expenses include your rent and credit card payments?	I have been employed as a Licensed Vocational Nurse with the same employer for close to 2 years now. Although I'm on a tight budget right now as my rent and credit card expenses get a huge chunk out of my paycheck, but what's important is that I pay my monthly bills on time as I aim high for career growth and also for financial freedom. Once I become a Registered Nurse next year, I forsee the best is yet to come. Please help me get a loan as you join me in my strong determination to succeed !

Member Payment Dependent Notes Series 457893

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
457893	$7,000	$7,000	7.74%	1.00%	November 10, 2009	November 20, 2012	November 20, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 457893. Member loan 457893 was requested on November 6, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$2,167 / month
Current employer:	Kroger	Debt-to-income ratio:	4.29%
Length of employment:	10 + years	Location:	Little Rock, AR

Home town:
Current & past employers:	Kroger
Education:

This borrower member posted the following loan description, which has not been verified:

569597 added on 11/08/09 > Aside from my full time steady job I have a small lawn business. I am going to use the funds to buy a "newer" pick up truck. I am a good borrower as I have always paid back in loans/debts in a timely manner. From the first time I established credit through student loans to present day with credit cards and a mortgage. This loan payback will fit easily within my budget. My job is very stable and guaranteed atleast 40 hours every week. I've been with the company for over 17 years.<br/>

A credit bureau reported the following information about this borrower member on November 6, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1996	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	11	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$0.00	Public Records On File:	0
Revolving Line Utilization:	0.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Can you provide a little more detail on your loan? Is this to purchase a new car or to pay off one your already have? How much of your own money did you/do you plan to put toward the car? Also, how much are your monthly expenses (mortgage, car payments, other loans)? Thanks!	I'm putting $850.00 of my own money towards the car. I just want to finance the additional $7000.00 My house payment is $890.00 and my wife and I both work two jobs. We don't have any other debt other than day to day expenses etc.
How much do you expect to spend on transportation?(Gas Insurance, etc.) Please list any on going expenses? (Tuition, Cell Phone, Life Insurance, Gym membership etc.) Do you have any Dependents?	It takes me six minutes to get to work. I don't drive very many miles at all during the week. Insurance will be about $61 dollars. Cell is $40 and I have health/life insurance coverage for my family through my employer. I cover my wife and our daughter for about $12.00 a week.
Can you please specify the year, make, and model of the car you want to purchase?	It's a 1987 Chevrolet Silverado in mint condition with only 78000 miles. Value of the truck exceeds what I am purchasing it for by about $1000.

Prospectus Supplement (Sales Report) No. 15 dated November 10, 2009